                            AMENDMENT NO. 3 TO

                                 SCHEDULE 14A
                               (RULE 14(a)-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

                          Filed by the Registrant [X]

                Filed by a Party other than the Registrant [_]

                          Check the appropriate box:

[X]  Preliminary Proxy Statement  [_]  Confidential, for Use of the Commission
                                       Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Colonial Holdings, Inc
                             ----------------------
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:
        Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share.

        (2) Aggregate number of securities to which transaction applies:
                                       3,895,222 shares of Class A Common Stock
                     175,850 options to purchase shares of Class A Common Stock
                                         232,500 shares of Class B Common Stock

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        The transaction applies to an aggregate of 4,071,072 shares of Class A Common Stock (including 175,850 options to purchase Class A Common Stock), $0.01 par value and 232,500 shares of Class B Common Stock (the "Common Stock"), of Colonial Holdings, Inc., calculated as follows:
        5,840,223 shares of Class A Common Stock issued and outstanding less 1,945,000 shares of Class A Common Stock then owned by Gameco, Inc. ("Gameco") or any affiliate of Gameco and 1,452,500 shares of Class B Common Stock issued and outstanding less 1,220,000 shares of Class B Common Stock then owned by Gameco or any affiliate of Gameco. The proposed maximum aggregate value of the transaction is $4,820,000 calculated as follows: the product of (a) 4,303,572 shares of Common Stock and (b) $1.12. In accordance with Rule 0-11 under the Act, the filing fee is determined by multiplying the transaction valuation by one-fiftieth of one percent.

        (4) Proposed maximum aggregate value of transaction: $4,820,000





        [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        Amount Previously Paid:     $947.00
        Form or Registration No.:   Preliminary Proxy Statement on Schedule 14A
        Date Filed:                 July 12, 2001
        Additional Amount Paid:     $17.00
        Form or Registration No.:   Amendment No. 2 to Preliminary Proxy
                                    Statement on Schedule 14A
        Filing Party:               Colonial Holdings, Inc.
        Date Filed:                 November 20, 2001

                            COLONIAL HOLDINGS, INC.
                         10515 Colonial Downs Parkway
                              New Kent, VA 23124

                              December ___, 2001

Dear Shareholder:


          You are invited to attend a special meeting of shareholders of Colonial Holdings, Inc. to be held at 1:00 p.m., on Thursday, January 3, 2002, at Colonial Downs Racetrack, 10515 Colonial Downs Parkway, New Kent, Virginia. At the special meeting you will be asked to approve an Agreement and Plan of Merger, dated June 11, 2001, as amended November 16, 2001, among Colonial, Gameco, Inc., a Delaware corporation, Gameco Acquisition, Inc., a Virginia Corporation and wholly owned subsidiary of Gameco, and Jeffrey P. Jacobs, the Chairman of the Board of Directors, Chief Executive Officer and principal shareholder of Colonial. The merger agreement provides for the merger of Gameco Acquisition with and into Colonial as a result of which Colonial will become a privately held, wholly owned subsidiary of Gameco. Gameco is privately owned by Jeffrey P. Jacobs and the Richard E. Jacobs Revocable Trust, a trust controlled by Richard E. Jacobs, father of Jeffrey P. Jacobs. Gameco may have publicly registered debt securities at a future date but expects to be privately owned for the forseeable future. Pursuant to the merger agreement, each outstanding share of Colonial's common stock (other than treasury stock and shares owned by any subsidiary of Colonial, Gameco, Gameco Acquisition or CD Entertainment, Ltd., an affiliate), will be canceled and converted into the right to receive cash in the amount of $1.12 per share. The $1.12 per share price is $3.19 less than the per share book value of $4.31 of Colonial as of September 30, 2001.


          A Special Committee of our Board of Directors consisting of two independent directors has unanimously approved the merger agreement and recommended to Colonial's Board of Directors that the merger consideration is fair to the unaffiliated shareholders from a financial point of view and that the merger agreement be approved and adopted by the Board and recommended to the shareholders for approval. This approval and recommendation by the Special Committee was based, in part, upon a report by the Special Committee's financial advisor, BB&T Capital Markets, that the merger consideration is fair to the unaffiliated shareholders from a financial point of view. Consequently, based upon the report, approval and recommendation of the Special Committee, and in consideration of other matters presented to it, the Board of Directors has determined that the terms of the merger are fair to, and in the best interests of, Colonial's unaffiliated shareholders, has approved the merger agreement, and recommends that the shareholders approve the merger agreement. BB&T Capital Markets' report will be updated at the special meeting of shareholders to confirm, if accurate, that as of the date of the consummation of the merger, the $1.12 per share price remains fair to the unaffiliated shareholders from a financial point of view.

          Approval of the merger agreement at the special meeting will require the affirmative vote of the holders of more than two-thirds of the outstanding shares of Colonial's class A common stock and more than two-thirds of the outstanding shares of Colonial's class B common stock entitled to vote at the special meeting, each voting as a separate class. Mr. Jeffrey P. Jacobs has indicated his intention to vote all of the 1,945,000 class A Shares beneficially owned by him, or 33.3% of the outstanding class A Common Stock in favor of the merger proposal. Mr. Arnold Stansley, a director and member of the Special Committee, has indicated to Colonial that he intends to vote his 484,721 class A Shares, or 8.3% of the outstanding class A Shares, in favor of the merger proposal. Similarly, the remaining directors -- Messrs. Stephen D. Peskoff, David C. Grunenwald, Robert H. Hughes, and Patrick J. McKinley -- have indicated that they intend to vote, in aggregate, their 46,266 class A shares, or 0.8% of the outstanding class A shares, in favor of the merger proposal. Therefore, holders of 42.4% of the outstanding shares of class A stock have indicated their intention to approve the merger agreement. The affirmative vote of more than two-thirds (or approximately 66.7%) of the outstanding shares of Colonial's class A stock is necessary for approval of the merger agreement. Mr. Jacobs has informed Colonial that he also intends to vote all of the shares of Colonial class B stock beneficially owned by him in favor of approval of the merger agreement. Mr. Jacobs owns a sufficient number of shares of Colonial class B stock to assure approval of the merger agreement by the holders of the class B stock voting as a separate class.

      Enclosed with this letter is a notice of special meeting, proxy statement, proxy card, instructions for exchanging Colonial share certificates after consummation of the proposed merger, a letter of transmittal, and postage prepaid envelope. Please read the enclosed material carefully.

      To make certain your shares are represented at the special meeting, whether or not you plan to attend in person, we urge you to promptly sign, date and mail the enclosed proxy card in the accompanying postage prepaid envelope. If you attend the special meeting, you may vote your shares in person even though you have previously signed and returned your proxy. The proxy can be revoked at any time prior to the vote at the special meeting.

      The proposed merger is an important decision for Colonial and its shareholders. The proposed merger cannot occur unless, among other things, the merger agreement is approved by the affirmative vote of the holders of more than two-thirds of the outstanding shares of each of the class A and class B common stock of Colonial, each voting as a separate class. Failure to return an executed proxy card will constitute, in effect, a vote against approval of the merger agreement and the transactions contemplated thereby.

      Your Board of Directors urges you to consider the enclosed materials carefully and, based on the recommendation of the Special Committee, recommends that you vote "FOR" approval of the merger agreement.

                         Sincerely,

                         /s/ Stephen Peskoff
                         Stephen Peskoff
                         Chairman of the Special Committee of the Board of Directors

                            COLONIAL HOLDINGS, INC.
                         10515 Colonial Downs Parkway
                              New Kent, VA 23124


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD JANUARY 3, 2002
                        --------------------------

To the shareholders of Colonial Holdings, Inc.:


     A special meeting of shareholders of Colonial Holdings, Inc. will be held at 1:00 p.m. on Thursday, January 3, 2002, at Colonial Downs Racetrack, 10515 Colonial Downs Parkway, New Kent, Virginia, for the following purposes:


     1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated June 11, 2001, as amended November 16, 2001, among Colonial, Gameco, Inc., a Delaware corporation, Gameco Acquisition, Inc., a Virginia corporation and wholly owned subsidiary of Gameco, and Jeffrey P. Jacobs, the Chairman of the Board of Directors, Chief Executive Officer and principal shareholder of Colonial;




     2. In the event it becomes necessary, to consider and vote upon a motion to adjourn the Special Meeting to another time and/or place for the purpose of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the Agreement and Plan of Merger.

     3. To transact such other business as may properly come before the special meeting or any adjournment thereof.

     Only shareholders of record at the close of business on November 26, 2001 are entitled to notice of, and to vote at, the special meeting. During the ten day period prior to the special meeting, any shareholder may examine a list of Colonial's shareholders of record, for any purpose related to the special meeting, during ordinary business hours at the offices of Colonial located at 10515 Colonial Downs Parkway, New Kent, Virginia 23124.

     The merger is described in the accompanying proxy statement, which you are urged to read carefully. A copy of the merger agreement, as amended, is attached as Attachment I to the proxy statement.

     Whether or not you plan to attend the special meeting, please mark, date and sign the accompanying proxy and promptly return it in the enclosed envelope. If you attend the special meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

                              For the Board of Directors,


                              David C. Grunenwald
                              Secretary

December __, 2001

                            COLONIAL HOLDINGS, INC.
                         10515 Colonial Downs Parkway
                              New Kent, VA 23124
                                (804) 966-7223


                                PROXY STATEMENT
                                ---------------


     This proxy statement is being mailed to shareholders of Colonial Holdings, Inc., a Virginia corporation, on or about December __, 2001, in connection with the solicitation of proxies by the Board of Directors of Colonial for use at the special meeting of shareholders of Colonial to be held at 1:00 p.m., on Thursday, January 3, 2002, at Colonial Downs Racetrack, 10515 Colonial Downs Parkway, New Kent, Virginia.


     At the special meeting you will be asked to approve an Agreement and Plan of Merger, dated June 11, 2001, as amended November 16, 2001, among Colonial, Gameco, Inc., a Delaware corporation, Gameco Acquisition, Inc., a Virginia corporation and wholly owned subsidiary of Gameco, and Jeffrey P. Jacobs, the Chairman of the Board of Directors, Chief Executive Officer and a principal shareholder of Colonial. Gameco and Gameco Acquisition are controlled by, and are affiliates of, Mr. Jacobs and his father, Richard E. Jacobs.

     If the merger is consummated, Gameco Acquisition will be merged into Colonial; Colonial will become a privately held, wholly owned subsidiary of Gameco; each share of Colonial's treasury stock and each share of Colonial class A stock and class B stock owned by any subsidiary of Colonial, Gameco, Gameco Acquisition or CD Entertainment Ltd., an affiliate, will be canceled and retired and shall cease to exist; and each share of Colonial class A stock and class B stock other than shares held by any subsidiary of Colonial, Gameco, Gameco Acquisition or CD Entertainment will be canceled and converted into the right to receive cash in the amount of $1.12 per share. THE BOARD OF DIRECTORS, BASED UPON THE UNANIMOUS APPROVAL AND RECOMMENDATION OF A SPECIAL COMMITTEE OF INDEPENDENT DIRECTORS AND OTHER CONSIDERATIONS, HAS ADOPTED, APPROVED AND RECOMMENDED THAT THE SHAREHOLDERS APPROVE THE MERGER AGREEMENT. A copy of the merger agreement, as amended, is attached to this proxy statement as Attachment I.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of each class of common stock which are entitled to vote is necessary to constitute a quorum at the special meeting for such class. If a quorum is not present or represented at the special meeting with respect to a class, the shareholders of that class entitled to vote, whether present in person or represented by proxy, have the power to adjourn the special meeting from time to time, without notice other than announcement at the special meeting, until a quorum is present or represented. At any such adjourned special meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the special meeting as originally noticed. On all matters submitted to a vote of the shareholders at the special meeting or any adjournment thereof, each holder of Colonial class A stock and class B stock is entitled to one vote per share.

     If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may be made by mail or by telephone or personal interview by directors, officers, and regular employees of Colonial, none of whom will receive additional compensation for these services. Gameco has engaged, at its expense, an outside proxy solicitation firm. In the event any other party to the merger agreement retains an outside proxy solicitation firm, the associated costs of solicitation of proxies will be borne by the party retaining such firm. Colonial will reimburse custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding proxy materials to the beneficial owners of stock. Colonial reserves the right to retain an outside proxy solicitation firm.

     No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement in connection with the solicitation of proxies and, if given or made, such information or representation must not be relied upon as having been authorized by Colonial or any other person.

     This transaction has not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the fairness or merits of such transaction nor upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is unlawful.

                               TABLE OF CONTENTS



                                                                                                              Page
                                                                                                              ----
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS....................................................................    1

QUESTIONS AND ANSWERS ABOUT THE MERGER.......................................................................    1

SUMMARY TERM SHEET...........................................................................................    5

 The Merger..................................................................................................    5
 The Parties to the Merger...................................................................................    5
 The Payment You Will Receive in the Merger For Your Shares of Colonial Common Stock.........................    5
 The Merger Agreement........................................................................................    6
 Conditions to Consummating the Merger.......................................................................    6
 Termination of the Merger Agreement.........................................................................    6
 Shareholder Approval........................................................................................    7
 Special Factors.............................................................................................    7
 Government and Regulatory Approvals.........................................................................    7
 Our Recommendation to You...................................................................................    7
 Opinion of Financial Advisor................................................................................    8
 Interests of Certain Shareholders and Directors in the Merger...............................................    8
 Source of Funds for the Merger..............................................................................    9
 Summary of Federal Income Tax Consequences..................................................................    9
 Price Range of Common Stock.................................................................................   10
 Selected Consolidated Financial Data of Colonial............................................................   11

THE PARTIES..................................................................................................   13

 Colonial Holdings, Inc......................................................................................   13
 Gameco, Inc., Gameco Acquisition, Inc., and Diversified Opportunities Group Ltd.............................   13
 Black Hawk..................................................................................................   14
 Jalou and Jalou II..........................................................................................   15
 Jeffrey P. Jacobs...........................................................................................   15

SPECIAL FACTORS..............................................................................................   17

 Approval of the Merger Agreement............................................................................   17
 Background of the Merger....................................................................................   17
  Historical Involvement.....................................................................................   17
  Stock Price................................................................................................   18
  Northern Virginia Efforts..................................................................................   19
  Sales Efforts..............................................................................................   19
  Other Developments.........................................................................................   19
  Colonial Holdings Management, Inc..........................................................................   19
  Buy-Out Proposal...........................................................................................   20
  Negotiation of Agreement...................................................................................   20
 Reasons for the Merger and Recommendation of the Board of Directors.........................................   23
  Special Committee..........................................................................................   23
  The Board of Directors.....................................................................................   26
 Position of Gameco, Gameco Acquisition, and Jeffrey P. Jacobs as to Fairness of the Merger..................   27
 Benefits and Detriments of the Merger.......................................................................   29
  To Colonial's Unaffiliated Shareholders....................................................................   29

To Gameco and Colonial.......................................................................................   29
 Opinion of Financial Advisor................................................................................   30
  Comparable Public Companies Analysis.......................................................................   32
  Comparable Transactions Analysis...........................................................................   33
  Premiums Paid Analysis.....................................................................................   35
  Discounted Cash Flow Analysis..............................................................................   36
  Other Information..........................................................................................   36
 Interests of Certain Shareholders and Directors in the Merger...............................................   39
 Cash Out of Stock Options...................................................................................   40
 Plans for Colonial if the Merger is Not Completed...........................................................   40
 Plans for Colonial after the Merger.........................................................................   40
 Directors and Management of Surviving Corporation...........................................................   40
 Directors and Officers Indemnification and Insurance........................................................   40
 Financing of the Merger.....................................................................................   41
 Material Federal Income Tax Consequences....................................................................   42
  Sales Treatment for Holders of Common Stock................................................................   43
  Treatment of Holders of Stock Options......................................................................   43
  Backup Withholding.........................................................................................   43
  Gameco and Colonial Tax Consequences.......................................................................   44
  Tax Consequences  for Jeffrey P. Jacobs, the Trust, Richard E. Jacobs and Entities Under Their Sole
  Control....................................................................................................   44
 Accounting Treatment........................................................................................   44
 No Dissenters' Rights.......................................................................................   44
 Fees and Expenses...........................................................................................   44

INFORMATION CONCERNING THE SPECIAL MEETING...................................................................   46

 Time, Place, and Date.......................................................................................   46
 Purpose of the Special Meeting..............................................................................   46
 Record Date; Voting at the Meeting; Quorum..................................................................   46
 Required Vote...............................................................................................   46
 Voting and Revocation of Proxies............................................................................   47
 Action to be Taken at the Special Meeting...................................................................   47
 Proxy Solicitation..........................................................................................   47

THE MERGER AGREEMENT.........................................................................................   48

 The Parties.................................................................................................   48
 Effective Time..............................................................................................   48
 The Merger..................................................................................................   49
 Merger Consideration........................................................................................   49
 The Exchange Fund; Payment for the Shares of Common Stock After the Merger..................................   49
 Conditions And Covenants....................................................................................   50
 Government and Regulatory Approvals.........................................................................   50
 Termination, and Termination Fees...........................................................................   50
 Representations and Warranties of Colonial..................................................................   51
 Representations and Warranties of Gameco and Gameco Acquisition.............................................   51
 Conduct of Business Pending the Merger......................................................................   52
 Amendment/Waiver............................................................................................   52

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................................................   53

PRICE RANGE OF COMMON STOCK AND DIVIDENDS....................................................................   54

DIRECTORS AND MANAGEMENT.....................................................................................   55

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............................................   58

OTHER BUSINESS...............................................................................................   59

SHAREHOLDER MEETINGS.........................................................................................   59

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS....................................................   59

CERTAIN LITIGATION...........................................................................................   60

INDEPENDENT AUDITORS.........................................................................................   60

WHERE YOU CAN FIND MORE INFORMATION..........................................................................   60

AVAILABLE INFORMATION........................................................................................   61

PRO FORMA FINANCIAL INFORMATION..............................................................................  F-1


ATTACHMENTS

Attachment I:  Agreement and Plan of Merger dated June 11, 2001 by and among
               Gameco Inc., Gameco Acquisition, Inc., Colonial Holdings, Inc. and Jeffrey P. Jacobs and Amendment thereto dated November 16, 2001.

Attachment II: Opinion of BB&T Capital Markets, Inc.

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  What is the proposed transaction?

A: Gameco will acquire Colonial by merging Gameco Acquisition, a wholly owned subsidiary of Gameco, into Colonial. As a result of the merger, Colonial will become a privately held, wholly owned subsidiary of Gameco. Gameco is a privately held company, although it may register certain debt securities at a future date under the Securities Act and, therefore, be subject to public reporting requirements.


Q:  Who is soliciting my proxy?

A:  Colonial's Board of Directors.

Q:  What am I being asked to vote on?

A: You are being asked to vote to approve the merger agreement so Gameco Acquisition can be merged into Colonial making Colonial a privately held, wholly owned subsidiary of Gameco.

Q:  What is Gameco, Inc.?

A: Gameco is a Delaware corporation. Jeffrey P. Jacobs, who is the Chairman of the Board, Chief Executive Officer and a principal shareholder of Colonial, is a director, President, Secretary, Treasurer, and owner of 50.0% of the stock of Gameco. The Richard E. Jacobs Revocable Trust, a trust controlled by Richard E. Jacobs, father of Jeffrey P. Jacobs, is the owner of the other 50.0% of the stock of Gameco. Richard Jacobs is also a director of Gameco. Gameco expects to remain privately owned for the forseeable future, although it may register certain debt securities at a future date under the Securities Act and, therefore, be subject to public reporting requirements. Gameco will own assets in addition to Colonial, including the stock of Black Hawk Gaming & Development Company, Inc. ("Black Hawk") (which owns and operates gaming properties in Colorado and Nevada) and gaming assets in Louisiana.


Q:  What will I receive in the merger for each of my shares?

A: You will receive $1.12 in cash for each share of Colonial class A stock and for each share of Colonial class B stock held by you. If you own stock options, you will be entitled to receive, for each stock option, the difference between $1.12 and the exercise price of such stock option. No interest will be paid on these amounts.

Q:  What will be the consequences of the merger?

A:  If the merger is completed:

     .  You will receive $1.12 in cash for each of your Colonial shares;

     . Gameco Acquisition will be merged with and into Colonial, and Colonial will be the surviving corporation in the merger;

     . Colonial will become a privately held, wholly owned subsidiary of Gameco and no longer will be a public company required to file reports under the Securities Exchange Act of 1934;

     . The Colonial class A stock will no longer be quoted on the OTC Bulletin Board;

     . You no longer will have any interest in any of Colonial's future earnings or growth; and

     . The Board of Directors of Colonial will be changed such that Messrs. Jeffrey P. Jacobs and Richard E. Jacobs will be the only directors. It is expected that the executive officers and operations of Colonial will remain unchanged after the merger.

Q: Where does Gameco intend to obtain the funds which are necessary to pay $1.12 per share in cash to Colonial's shareholders?


A: Gameco intends to obtain the funds from a private offering of its debt securities arranged by CIBC World Markets and U.S. Bancorp Libra and capital contributions from affiliates of Gameco. Gameco has delivered to Colonial a letter dated November 15, 2001 from CIBC World Markets stating that, based on market conditions existing at that time and subject to various conditions set forth therein CIBC World Markets is highly confident that the necessary financing arrangements can be made. In addition, Gameco continues to monitor the impact of the September 11, 2001 terrorist attacks in New York City and Washington, D.C. and related events on the capital markets and the proposed high-yield debt offering Gameco's obligation to close, however, is not contingent upon the success of this or any other financing transaction.

Q:  What do I need to do to vote my shares?

A: Please sign, date and complete your proxy card and promptly return it in the enclosed self-addressed, postage prepaid envelope so that your shares of Colonial class A stock and class B stock can be represented and voted at the special meeting.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares for you ONLY if you instruct your broker how to vote for you. Your broker should mail information to you that will explain how to give these instructions.

Q:  Can I change my vote after I have mailed my signed proxy card?

A: Yes. Just mail to Colonial's transfer agent or Colonial's Secretary a written revocation or a later-dated, completed and signed proxy card so that it is received before the special meeting or simply attend the special meeting and vote in person. You may not change your vote by facsimile or telephone.

Q: What if I don't send back a proxy card or vote my shares in person at the meeting?

A: If you don't return your proxy card or vote your shares in person at the special meeting, each share will be treated as a vote AGAINST approval of the merger agreement.

Q:  Should I send in my certificates now?

A: No, you should not send in your stock certificates until we send you written notice of the fact that the merger has been consummated. At that time, you will exchange your share certificates for cash in accordance with the transmittal letter and written instructions that you should have received with this proxy statement.

Q:  What vote is required to approve the merger agreement?

A: A vote by the holders of more than two-thirds (66.7%) of the outstanding shares of Colonial class A stock and more than two-thirds (66.7%) of the outstanding shares of Colonial class B stock, each voting as a separate class, is required to approve the merger agreement.

Q:  When do you expect the merger to be completed?

A: We expect the merger to be completed by April 1, 2002, subject to the receipt of the necessary regulatory approvals.

Q:  What happens if the merger is not completed by April 1, 2002?

A: The merger agreement can be terminated by either party, in which case the merger will not occur.

Q: When will I receive $1.12 in cash for each share of my Colonial common stock?

A: If the merger is consummated you will receive $1.12 in cash for each share of Colonial class A stock and for each share of class B stock you own promptly after we receive from you a properly completed letter of transmittal, together with your stock certificates or, if you do not own any physical stock certificates, promptly after we receive your properly completed letter of transmittal and electronic transfer of your shares.

Q:  How will I know the merger has occurred?

A: If the merger occurs, Colonial and Gameco will make a public announcement and will mail to you notice of consummation of the merger.

Q:  Are there any significant risks in the merger of which I should be aware?

A: Yes. There are significant risks involved with the merger. These risks include that if the merger is consummated you will cease to participate in any possible future earnings or growth of Colonial and to benefit from any possible increase in Colonial's value. Before making any decision on how to vote on the merger agreement or whether to vote, we encourage you to read carefully and in its entirety the "Special Factors - Interests of Certain Shareholders and Directors in the Merger" section of this proxy statement beginning on page ___.

Q: Why is the Board of Directors recommending that I vote for the merger at this time?

A: In the opinion of the Board of Directors, based upon the unanimous approval and recommendation of the Special Committee, the alternatives currently available to Colonial and its shareholders, and other factors described in this proxy statement, the terms and provisions of the merger agreement and the proposed merger are in the best interests of Colonial's unaffiliated shareholders at this time. The Board's recommendation that shareholders vote for the merger at this time is based upon the factors considered by the Special Committee and the Board of Directors, including: (i) the Special Committee's determination that the proposed merger would provide shareholders with a premium for their shares over recent market prices; (ii) the proposed merger offer appears to be more attractive than the shareholders' current and future opportunities to maximize value; (iii) management's view that continuing present operations will result in additional losses that would have to be funded with additional debt that may not be available on acceptable terms; and (iv) the Special Committee's understanding that Colonial's debt and other liabilities exceed the proceeds that could realistically be realized from a liquidation of all of Colonial's assets. The Board of Directors has accordingly adopted and approved the merger agreement and determined the merger to be fair to the unaffiliated shareholders and advisable at this time. The Board of Directors' approval was unanimous with the exception of Jeffrey P. Jacobs who abstained in light of his personal interest in the proposed transaction. To review the background and reasons for the merger greater detail, see pages __ to
    __.


Q: Since certain members of the Board of Directors are also shareholders or future shareholders of Gameco, what conflicts of interest does the Board of Directors have in recommending approval of the merger agreement?

A. Several of the six members of the Board of Directors have a conflict of interest in recommending approval of the merger agreement for various reasons. Jeffrey P. Jacobs has a conflict of interest because he is a principal shareholder, director, and officer of Gameco. If the merger occurs, he will beneficially own 50.0% of Colonial following the merger and a trust controlled by his father, Richard E. Jacobs, will control the remaining 50.0% of Colonial's common stock. As a result, Mr. Jacobs and his family will receive the benefit of any future earnings, growth, or increased value of Colonial, while you will no longer receive any such benefit. Another Director of Colonial, Mr. Hughes, worked for Mr. Jacobs until approximately three years ago; he was nominated to Colonial's Board of Directors by Mr. Jacobs. A third Director, Mr. McKinley, has served for more than twenty years as Executive Vice President of Jacobs Investment Management Co., Inc., an affiliate of Mr. Jacobs; he was also nominated to Colonial's Board by Mr. Jacobs. A fourth member of the Board of Directors, Mr. Grunenwald works for Mr. Jacobs as well, through

    Jacobs Investment Management Co., Inc.; he was also nominated to Colonial's Board of Directors by Mr. Jacobs. To counteract this conflict of interest, the Board of Directors' recommendation is based in part on the unanimous recommendation of the Special Committee which consists of independent directors of Colonial. To review the factors considered by the Special Committee and the Board of Directors in approving and adopting the merger agreement, see pages ___ to ___.

Q: What did the Board of Directors do to make sure the price per share I will receive in the proposed merger is fair to me?

A: The Board of Directors formed the Special Committee consisting of two independent directors to evaluate Colonial's alternatives and ultimately to negotiate the terms of the merger agreement with Jeffrey P. Jacobs, on behalf of Gameco. The Special Committee independently selected and retained legal and financial advisors to assist in this process and received an opinion from BB&T Capital Markets, its financial advisor, on which the Special Committee relied, that as of the date of the merger agreement the $1.10 per share originally offered was fair to you from a financial point of view. BB&T Capital Markets confirmed on November 15, 2001 when the merger agreement was amended, that the $1.12 you will receive in the proposed merger is fair to you from a financial point of view.

Q:  What are the U.S. Federal Income tax consequences of the merger to me?

A: The cash you receive for your shares generally will be taxable for U.S. federal income tax purposes if you recognize any gain as a result of the proposed transaction. To review the federal income tax consequences to shareholders in greater detail, see page __.

Q:  May I exercise dissenters' rights if I oppose the merger?

A: Because Virginia law does not grant dissenter's rights to shareholders in this transaction, you will not be able to exercise dissenters' rights. Virginia law does not permit dissenters' rights where a company's stock is held by more than 2,000 holders. Colonial has more than 2,000 shareholders

Q:  What other matters will be voted on at the special meeting?

A: We do not expect that any other matter will be voted on at the special meeting.

Q:  Who can help answer my questions?

A: If you have more questions about the merger or would like additional copies of this proxy statement, you should contact Ian M. Stewart, President and Chief Financial Officer of Colonial at (804) 966-7223.

                              SUMMARY TERM SHEET

The following summary highlights the material aspects of the proposed merger and other selected information contained elsewhere in this proxy statement. This summary may not contain all of the information that is important to you, and is qualified in its entirety by the more detailed information contained elsewhere in this proxy statement, including the attachments to it, and in the documents incorporated by reference. To understand the proposed merger fully and for a more complete description of the terms of the proposed merger, you should carefully read this entire proxy statement, including the attachments to it, and the documents incorporated by reference.


The Merger (See page __)

If the merger agreement is approved and all other conditions are satisfied in accordance with the merger agreement, the following will occur:

     .  Gameco Acquisition will be merged into Colonial.
     . Colonial will become a privately held, wholly owned subsidiary of Gameco.
     . Each outstanding share of Colonial class A stock and class B stock held by Colonial as treasury stock or owned by any subsidiary of Colonial, Gameco, Gameco Acquisition or CD Entertainment will be canceled and retired and will cease to exist.

     . Each outstanding share of Colonial class A stock and class B stock other than treasury shares and shares held by any subsidiary of Colonial, Gameco, Gameco Acquisition, or CD Entertainment will be canceled and converted into the right to receive cash in the amount of $1.12 per share, payable to the shareholder, without interest, upon proper surrender of the certificate representing such shares.

     . Neither Jeffrey P. Jacobs, nor any entity he controls (including CD Entertainment), will receive cash for their shares.

The Parties to the Merger (See page __)

The parties to the merger agreement are Colonial, Gameco, Gameco Acquisition and Jeffrey P. Jacobs.

     .  Colonial Holdings, Inc.
        10515 Colonial Downs Parkway
        New Kent, VA 23124
        Tel: (804) 966-7223

     .  Gameco, Inc.
        c/o Jacobs Investment Management Co., Inc.
        1001 North U.S. Highway One, #710
        Jupiter, FL 33477
        Tel: (216) 861-4080

     .  Gameco Acquisition, Inc.
        c/o Jacobs Investment Management Co., Inc.
        1001 North U.S. Highway One, #710
        Jupiter, FL 33477
        Tel: (561) 575-4006

     .  Jeffrey P. Jacobs
        c/o Jacobs Investment Management Co., Inc.
        1001 North U.S. Highway One, #710
        Jupiter, FL 33477
        Tel: (561) 575-4006

The Payment You Will Receive in the Merger For Your Shares of Colonial Common Stock (See page __)

     . After the merger occurs you will receive $1.12 in cash for each share of Colonial class A stock and class B stock you own. No interest will be paid on that amount. Under certain circumstances, this amount could be reduced by stock transfer and withholding taxes applicable to you.

     . After the merger occurs, all outstanding unexercised options to purchase shares of either Colonial class A stock or class B stock, whether vested or not, will receive a cash payment equal to the product of the number of shares the options represent and the excess (if any) of $1.12 over the option exercise price per share.

The Merger Agreement (See page __)

     . A copy of the merger agreement is attached to this proxy statement as Attachment I. We encourage you to read the merger agreement in its entirety because it is the legal document that governs the terms and conditions of the merger.

Conditions to Consummating the Merger (See page __)

The consummation of the merger is conditioned upon the satisfaction of certain conditions. These conditions include:

     . The approval of the merger agreement, as amended, by Colonial's shareholders at the special meeting in accordance with applicable law;
     . The absence of any order or injunction of any governmental authority of competent jurisdiction that prohibits the consummation of the merger;
     . Delivery of an updated fairness opinion by BB&T Capital Markets to the Special Committee;
     . The truth and correctness of all parties' representations and warranties in the merger agreement;
     . Receipt of all statutory approvals and all consents required as conditions to consummate the merger; and
     .  The deposit by Gameco of the merger consideration to the exchange agent.

Termination of the Merger Agreement (See page __)

The merger agreement can be terminated:

     .  By mutual written consent of Colonial and Gameco;

     . By either Colonial or Gameco if the merger has not occurred by April 1, 2002;
     . By either Colonial or Gameco, if any government agency or authority restrains or prohibits the merger;
     . By either Colonial or Gameco for the other party's material breach of any representation, warranty, covenant or agreement which is not curable or is not cured within thirty (30) days of written notice of breach;
     . By Colonial, if it receives a better offer for the acquisition of Colonia before shareholder approval of the merger agreement;
     . By Gameco if Colonial's Board of Directors withdraws its recommendation for the merger or recommends another proposal; or
     . By either Gameco or Colonial if the shareholders of Colonial fail to approve the merger.

     Gameco will be required to pay Colonial a break-up fee of $400,000 if Gameco fails to consummate the merger on or before April 1, 2002, the conditions to the merger have been satisfied (other than such conditions not satisfied because of a breach of a representation, warranty or covenant of Gameco, Gameco Acquisition or Jeffrey P. Jacobs under the merger agreement), and Colonial has otherwise complied with its obligations under the merger agreement.

     Colonial would be required to pay Gameco a break-up fee of $250,000, if it accepts another offer within 12 months of the termination of the merger agreement, which offer was initiated prior to the time of the special meeting.

     Shareholder Approval (See "Information Concerning the Special Meeting," page __)

     . The affirmative vote of more than two-thirds of the issued and outstanding shares of Colonial class A stock and more than two-thirds of the issued and outstanding shares of Colonial class B stock entitled to vote and voting as separate classes, either present at the special meeting or represented by proxy, is required to approve the merger agreement. To have a quorum for the meeting, a majority of each class of stock must be present or represented by proxy.

  . Each holder of Colonial class A stock and class B stock is entitled to one vote per share. A failure to vote or an abstention will have the same legal effect as a vote against adoption of the merger agreement. In addition, brokers who hold shares of Colonial class A stock and class B stock as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners. A broker non-vote will have the same effect as a vote against the adoption of the merger agreement.

Special Factors (See page __)

There are a number of factors that you should consider in connection with deciding how to vote your shares. They include:

  .  the background of the merger;
  . the factors considered by the Special Committee and the Board of Directors; . the opinion of the financial advisor to the Special Committee;
  .  the recommendations of the Special Committee and the Board of Directors;
  .  the purpose and effect of the merger;
  . the interests of certain persons in the merger; and . the need for regulatory approval.

These factors, in addition to several other factors to be considered in connection with the merger, are described in this proxy statement. For a detailed discussion of each of these factors, see pages __ to __.

Governmental and Regulatory Approvals (See page __)

Colonial is not aware of any material governmental or regulatory approvals required in connection with the merger other than the approval of the Virginia Racing Commission of Gameco's acquisition of indirect interests in Colonial's subsidiaries, Colonial Downs, L.P. and Stansley Racing Corp.

Our Recommendation to You (See page __)

  . Because Mr. Jacobs will have a continuing financial interest in Colonial if the merger is consummated, the Board of Directors appointed the Special Committee consisting of two independent directors to consider Colonial's alternatives and review and evaluate the terms of the merger.

  . Based upon a review of, among other things, the financial prospects of Colonial and on the opinion of BB&T Capital Markets, financial advisor to the Special Committee, that the merger consideration is fair to you from a financial point of view, the Special Committee unanimously approved the merger agreement and recommended that the Board of Directors adopt and approve the merger agreement and recommend its approval to the shareholders.

  . Following the unanimous approval and recommendation of the Special Committee, the Board of Directors, with Mr. Jacobs abstaining, authorized Colonial to enter into the merger agreement. In accordance with Virginia law, the merger agreement has been approved by a majority of the Directors of Colonial who have no direct or indirect interest in the merger and who will receive no extra or special benefit from the merger not shared on a pro rata basis with all other shareholders.

  The Board of Directors of Colonial, based upon the approval and unanimous recommendation of the Special Committee and other considerations, has approved and adopted the merger agreement as being in your best interests and the best interests of Colonial and recommends a vote "FOR" approval of the merger agreement and the transactions contemplated therein.

  Opinion of Financial Advisor (See page __)

  . The Special Committee has been advised by BB&T Capital Markets that, in its opinion, the merger consideration to be received by the Colonial shareholders is fair from a financial point of view. A copy of BB&T Capital Markets' fairness opinion is attached to this proxy statement as Attachment II, and BB&T Capital Markets confirmed its opinion on November 15, 2001 when the merger agreement was amended.

  Interests of Certain Shareholders and Directors in the Merger (See page ___)

  . In considering the recommendation of the Board of Directors with respect to the merger, you should be aware that Jeffrey P. Jacobs, the Chairman of the Board of Directors, Chief Executive Officer and a principal shareholder of Colonial, is a director and the President, Secretary, Treasurer, and beneficial owner of 50.0% of the stock of Gameco. The remaining 50.0% of the stock of Gameco is held by a trust controlled by his father, Richard E. Jacobs, who is the only other director of Gameco. Because of Jeffrey Jacobs' ownership interest in Gameco, Mr. Jacobs has interests in connection with the merger that are in addition to and conflict with the interests of Colonial and its unaffiliated shareholders.

  . Mr. Jacobs and CD Entertainment, an affiliate of Mr. Jacobs, hold an aggregate of 1,945,000 shares of Colonial class A stock, representing 33.3% of the outstanding shares of that class and 1,220,000 shares of Colonial class B stock, representing approximately 84.0% of the outstanding shares of that class. CD Entertainment is also the lender under Colonial's Senior Credit Facility, which is convertible into 24,951,456 shares of Colonial class A stock at the lender's option. The class B stock is convertible into Colonial class A stock in a one to one ratio upon demand of the shareholder. Following the signing of the merger agreement, in September 2001, CD Entertainment converted 790,000 shares of class B stock into class A stock, increasing its percentage ownership of the outstanding shares of the class A stock of Colonial from 22.9% to 33.3% and decreasing its percentage ownership of the outstanding shares of class B Stock of Colonial from 89.6% to 84.0%. The conversion was made to increase the probability of approval of the merger agreement by more than two-thirds of the outstanding shares of class A stock. Neither Mr. Jacobs nor any of his affiliates converted additional shares of class B stock to shares of class A stock prior to the record date of November 26, 2001. Mr. Jacobs has informed Colonial that he intends to vote all of the shares of Colonial class A stock and class B stock beneficially owned by him in favor of approval of the merger agreement. The directors of Colonial, including Mr. Arnold Stansley, have indicated they intend to vote their aggregate total 539,484 class A shares (or approximately 9.1% of the outstanding class A shares) in favor of the approval of the merger agreement. Mr. Jacobs owns a sufficient number of shares of Colonial class B stock to ensure approval of the merger agreement by the holders of the class B stock voting as a separate class.

  . If the merger is consummated, Colonial will become a privately held, wholly owned subsidiary of Gameco. Gameco will have complete control over the management and conduct of Colonial's business and will benefit from any future increase in Colonial's value.

  . Directors of Colonial, other than Mr. Jacobs, will receive an aggregate total of $594,705 for their shares.

  . Colonial's executive officers and directors have options to purchase class A common stock. These options become fully vested at the time of the merger. The executive officers and directors, other than Mr. Jacobs, will be entitled to receive for each share covered by their options, an amount in cash equal to the difference between the $1.12 per share merger consideration and the price per share exercise price of the related option. The aggregate amount to be paid in the merger for these options is $11,200.


 .    Mr. Peskoff received $100,000 as additional compensation for his service on the Special Committee in consideration of the substantial time and effort necessary to devote to the Special Committee's work. Mr. Stansley received no additional compensation for his service since it was included as part of his duties under a five-year consulting agreement between him and Colonial. Mr. Stansley receives $75,000 per year pursuant to a five-year consulting agreement that terminates on March 21, 2002. The Board believes that the compensation paid Messrs. Peskoff and Stansley had no effect on their independence nor does such compensation disqualify Messrs. Peskoff and Stansley as independent directors under Virginia law. Mr. Stansley would have received the same compensation absent his service on the Special Committee and independent of the Special Committee's recommendation. Similarly, Mr. Peskoff was compensated to reflect the devotion of time necessary to complete the work of the Special Committee and independent of the Committee's recommendation. Other members of the Board of Directors received $500 per meeting, which has been customary compensation for their services as directors. (Prior to December 31, 2000, the $500 director fees were paid in shares of Colonial's class A stock.)

 .    Indemnification obligations pursuant to Colonial's Articles of
     Incorporation and bylaws and directors' and officers' liability insurance for Colonial's present and former directors and officers will be continued by Colonial after the merger.

  Source of Funds for the Merger (See page __)

 .    Gameco is also proposing a going private transaction with Black Hawk, another public company controlled by Jeffrey P. Jacobs, Colonial's Chief Executive Officer. Black Hawk is the owner, developer and operator of two gaming properties in Black Hawk, Colorado and the owner and operator of one gaming property in Reno, Nevada. Although Gameco's proposed acquisitions of Colonial and Black Hawk are similar in structure and purpose, they are not mutually dependent and one or the other or both or neither may ultimately occur. Gameco intends to obtain financing for both acquisitions through a private offering of debt securities arranged by U.S. Bancorp Libra and CIBC World Markets Corp. and capital contributions by affiliates of Gameco. Since Gameco is a newly formed company that has not conducted operations, it will be using the assets of Colonial and Black Hawk as collateral in order to finance the purchase of common stock from unaffiliated Colonial and Black Hawk Shareholders.

  Summary of Federal Income Tax Consequences (See page __)

 .    If the merger is consummated, the exchange of your shares for cash pursuant to the merger will result in the recognition of gain or loss to you for federal income tax purposes.

 .    The gain or loss will be equal to the difference, if any, between the amount of cash received and your tax basis in your shares. Such gain or loss will be capital gain or loss if you hold your shares as capital assets.

 .    Because tax consequences may vary depending on your particular circumstances, Colonial recommends that you consult with your own tax advisor concerning the federal, state, local and foreign income tax effects of the merger.

Price Range of Common Stock (See page __)

  . Colonial's class A stock is traded over-the-counter on the OTC Bulletin Board under the symbol "CHLD." On February 28, 2001, the day preceding the public announcement of Mr. Jacobs' initial merger proposal, both the high and low sale prices for Colonial class A stock were $0.2344.

The above matters and other matters relating to the merger are described in much greater detail in the remainder of this proxy statement. You are strongly urged to read and consider carefully this proxy statement and the attachments hereto.

Selected Consolidated Financial Data of Colonial

     The following table sets forth selected consolidated financial data for Colonial and its subsidiaries as of and for each of the four years (since formation) ended December 31, 2000, 1999, 1998 and 1997 and as of and for the nine months ended September 30, 2000 and September 30, 2001. No pro forma data for Colonial giving effect to the proposed merger is provided because Colonial does not believe such information is material to shareholders in evaluating the proposed merger since (1) the proposed merger consideration is all cash and (2) if the proposed merger is completed, the common stock of Colonial would cease to be publicly traded and the unaffiliated Shareholders will have no interest in Colonial. Pro forma data for Gameco giving effect to the proposed merger is provided elsewhere in this proxy statement. See page F-1.

     The financial information for Colonial as of and for each of the four years ended December 31, 2000, 1999, 1998, and 1997 has been derived from the consolidated financial statements of Colonial which have been audited by BDO Seidman, LLP. The financial information for Colonial as of and for the nine months ended September 30, 2000 and September 30, 2001 has been derived from the unaudited consolidated financial statements of Colonial which, in the opinion of Colonial's management, include all adjustments necessary for a fair presentation of Colonial's financial position and results of operations. All such adjustments are of a normal recurring nature. The results of operations for the nine months ended September 30, 2001 are not necessarily indicative of the results that may be achieved for the full year, and cannot be used to indicate financial performance for the entire year. The following financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation" and the Consolidated Financial Statements of Colonial and the notes thereto included in Colonial's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and Quarterly Report on Form 10-Q for the period ended September 30, 2001, which are available upon request from Colonial and incorporated by reference. See "Where You Can Find More Information." Also please refer to "Additional Information."


                                                                   (In thousands)                          As of and for the Nine
                                                        As of and for the Years Ended December 31,        Months Ended September 30,
                                                          2000       1999        1998        1997           2001         2000
                                                        -------    --------    --------    --------        -------       -------
Income Statement Data:
Total revenues                                          $29,202    $ 29,351    $ 29,447    $ 23,647        $23,260       $21,529
Income (loss) from operations                              (166)      1,701      (3,597)       (467)           680           701
Net earnings (loss) before income taxes                  (2,869)     (1,139)     (5,372)         92         (1,341)       (1,348)
Net earnings (loss)                                      (2,869)     (1,139)     (5,288)          8         (1,341)       (1,348)

Basic and diluted net earnings (loss)
   per share                                            $ (0.39)   $  (0.16)   $  (0.73)   $   0.01        $ (0.18)      $ (0.19)

Balance Sheet Data (at period end):
Working capital (deficiency)                            $(4,129)   $(26,565)   $(14,661)   $ (9,466)       $(5,485)      $(3,514)
Total assets                                             65,853      67,405      68,581      67,875         67,619        69,593
Current maturities of long-term debt                        936      24,774       9,184       1,373          1,909           844
Long-term debt excluding current
   maturities                                            26,898       2,975      15,008      15,390         26,181        26,311
Shareholders' equity                                     32,657      35,526      36,634      36,922         31,316        34,179

Cash Flow Data:
Net cash provided by (used in)
   operating activities                                 $   121    $    632    $ (2,289)   $  3,053        $   832       $ 1,334
Net cash used in investing activities                    (2,249)     (1,546)     (5,884)    (48,851)          (525)       (2,101)
Net cash provided by (used in)  financing activities      1,934       1,072       5,980      47,766            256         1,288

EBITDA(1)                                               $ 1,530    $  3,540    $ (1,995)   $    188        $ 1,858       $ 1,966

Other Data:
Book Value Per Share                                       4.49         N/A         N/A         N/A           4.31          4.70
Ratio of Earnings to Fixed Charges                         0.01        0.62       (1.78)       0.28           0.37          0.38

(1) EBITDA is the sum of Colonial's net earnings (loss), before interest expense, income taxes, depreciation, and amortization. EBITDA is a widely accepted financial indicator of a company's ability to service and incur debt. EBITDA should not be considered in isolation from or as a substitute for net income or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

                                  THE PARTIES

Colonial Holdings, Inc.

     Colonial, formerly Colonial Downs Holdings, Inc., owns and operates Colonial Downs Racetrack in New Kent, Virginia, which primarily conducts pari-mutuel wagering on thoroughbred and standardbred horse racing. Colonial also owns (or leases) and operates satellite wagering facilities in Chesapeake, Richmond, Hampton and Brunswick, Virginia, which provide simulcast pari-mutuel wagering on thoroughbred and standardbred horse racing from selected racetracks throughout the United States. Colonial sends its live race signal from the racetrack to out-of-state satellite wagering facilities and receives race signals from out-of-state racetracks. In February 2001, Colonial, through its wholly owned subsidiary, Colonial Holdings Management, Inc., began managing certain truck stops in Louisiana that conduct video poker operations that were acquired by affiliates of Mr. Jacobs and Gameco.

     Colonial's revenues consist of:

     . pari-mutuel commissions from wagering on races broadcast from out-of-state racetracks to Colonial's satellite facilities and the racetrack using import simulcasting;
     . wagering at the racetrack and the satellite facilities on the racetrack's live races;
     . admission fees, program and racing form sales, and certain other ancillary activities;
     .    commissions from food and beverage sales and concessions;
     . fees from wagering at out-of-state locations on races run at the racetrack using export simulcasting; and
     .    management fees from the Louisiana truck stops.

     Colonial is currently subject to the information requirements of the Exchange Act and in accordance therewith files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters. Additional information regarding Colonial can be obtained as described under "Available Information." More complete information concerning Colonial can be found in its Annual Report on Form 10-K for the year ended December 31, 2000, a copy of which is available upon request from Colonial and incorporated by reference. The principal executive offices of Colonial are located at 10515 Colonial Downs Parkway, New Kent, Virginia 23124 and its telephone number is (804) 966-7223.

Gameco, Inc., Gameco Acquisition, Inc., Diversified Opportunities Group Ltd., and CD Entertainment, Ltd.

     Gameco is a Delaware corporation organized by Jeffrey P. Jacobs. Each of Mr. Jacobs and Richard E. Jacobs, Trustee under the Richard E. Jacobs Revocable Living Trust Agreement dated April 23, 1987 (the "Trust") owns 50.0% of Gameco's common stock. Richard E. Jacobs is Jeffrey P. Jacobs' father. Gameco was formed to own and conduct, among other matters, the business of Colonial, which will be a wholly owned subsidiary of Gameco following the merger. Gameco also intends to acquire other gaming interests currently owned by Jeffrey P. Jacobs, the Trust, and Richard E. Jacobs, as described below. Gameco Acquisition is a Virginia corporation and a wholly owned subsidiary of Gameco. Gameco Acquisition was organized for the purpose of effecting the merger and its separate corporate existence will cease by operation of law immediately following the merger.

     Gameco also owns all of the common shares of BH Acquisition, Inc., a Colorado corporation organized for the purpose of effecting Gameco's anticipated acquisition of Black Hawk Gaming & Development Company, Inc, a Colorado corporation. Black Hawk is the owner, developer and operator two gaming properties in Black Hawk, Colorado and the owner and operator of one gaming property in Reno, Nevada, ("Black Hawk"). Gameco, BH Acquisition and Black Hawk have entered into an Agreement and Plan of Merger dated as of April 25, 2001, as amended November 12, 2001, with respect to that acquisition and which, if consummated, will result in Black Hawk becoming a wholly owned subsidiary of Gameco.

     Gameco expects to remain a privately owned corporation for the forseeable future, although it may register certain debt securities at a future date under the Securities Act and, therefore, be subject to public reporting requirements.


     None of Gameco, BH Acquisition or Gameco Acquisition has any material assets, owns any shares of Black Hawk or Colonial, or has conducted any activity except that incident to its formation and in connection with the merger, the Black Hawk acquisition, and the related transactions described below. The principal business of the Trust is the investment and management of the Trust's assets for the benefit of the Trust's beneficiaries. The business address of the Trust and Richard E. Jacobs is 25425 Center Ridge Road, Cleveland, Ohio 44145; telephone (440) 871-4800. The principal business address of Gameco and Gameco Acquisition is 1001 North U.S. Highway One, #710, Jupiter, FL 33477; telephone
(561) 575-4006.

     Immediately prior to the merger, Jeffrey P. Jacobs, the Trust, Richard E. Jacobs, and entities under their control will transfer to Gameco selected assets of Diversified Opportunities Group Ltd., an Ohio limited liability company, and certain other affiliates. The business address and telephone number of Diversified is the same as Gameco's. Diversified owns 1,333,333 shares, or 32.3%, of Black Hawk's outstanding common stock, and together with those affiliates, owns BH Entertainment Ltd., an Ohio limited liability company. BH Entertainment owns a 25.0% interest in The Lodge Casino and shares equally with Black Hawk the management fee payable by The Lodge Casino.

     Diversified and those entities also own CD Entertainment Ltd., an Ohio limited liability company that owns 33.3% of the class A stock and 84.0% of the class B stock of Colonial. The business address and telephone number of CD Entertainment is the same as Gameco's. In addition, Diversified owns Jalou L.L.C., a Louisiana limited liability company that operates one truck plaza and a restaurant in Louisiana that feature video gaming devices. It also shares in the gaming revenue of another truck plaza in Louisiana. Simultaneously with the transfers described above, the Messrs. Jacobs will transfer to Gameco their respective 50.0% interests in Jalou II, Inc., a Louisiana corporation that also operates a Louisiana truck plaza featuring video gaming devices. Gameco also expects to acquire immediately prior to the merger, through the exercise of a purchase option currently held by Jalou L.L.C., four additional Louisiana truck stop plazas that conduct video gaming operations.

     As a result of these transfers and acquisitions and the consummation of the merger, Jeffrey P. Jacobs and the Trust will retain their respective 50.0% ownership interests in Gameco. Colonial, Diversified and Jalou II will become wholly owned subsidiaries of Gameco, and Jalou L.L.C. will become an indirect wholly owned subsidiary of Gameco. While it is expected that Gameco will acquire Black Hawk and the Louisiana operations simultaneously with the consummation of the merger, these acquisitions are not a condition to consummation of the merger. Black Hawk will also become a wholly owned subsidiary of Gameco if and when that acquisition is effected.

     In light of the anticipated transfers described above and Gameco's and Diversified's anticipated interests in Black Hawk, Jalou L.L.C. and Jalou II following consummation of the merger, certain additional information concerning the operations of Black Hawk, Jalou L.L.C. and Jalou II is set forth below. For financial information relating to Gameco, see the information under "Unaudited Pro Forma Consolidated Statements of Gameco, Inc." at page F-1 in this proxy statement.

Black Hawk

     Black Hawk is the owner, developer and operator of two gaming properties in Black Hawk, Colorado and an owner and operator of one gaming property in Reno, Nevada. Black Hawk owns the

Gilpin Hotel Casino in Black Hawk, Colorado, which it developed and has operated since 1992. Along with its strategic partner, Jacobs Entertainment Ltd.
("Jacobs Entertainment"), an affiliate of Gameco, Black Hawk developed and co-manages The Lodge Casino at Black Hawk, a hotel/casino/parking complex completed in 1998. Black Hawk owns, through a limited liability company, a 75.0% interest in The Lodge Casino and affiliates of Jacobs Entertainment own the remaining 25.0% interest. On January 4, 2001, Black Hawk purchased the Gold Dust West Casino in Reno, Nevada, which Black Hawk now operates through a wholly owned Nevada subsidiary. The principal office and business address of Black Hawk is Post Office Box 21, 240 Main Street, Black Hawk, Colorado 80422. The business telephone number of Black Hawk is (303) 582-1117.

     Black Hawk is currently subject to the information requirements of the Exchange Act and, in accordance therewith, files periodic reports, proxy statements and other information with the SEC, which can be obtained as described under "Available Information."

Jalou L.L.C. and Jalou II

     Jalou L.L.C. owns and operates the Houma Truck Plaza and Pelican Palace Casino in Houma Louisiana and the Cajun Haven Restaurant in Lake Charles, Louisiana. It also is party to an agreement that entitles it to a portion of the gaming revenues from Cash's Truck Plaza and Casino in Lobdell, Louisiana. Jalou II owns and operates Winner's Choice Casino in Sulphur, Louisiana. Houma, Winner's Choice and Cash's each feature a convenience store, fueling operations, a restaurant, and 50 video gaming devices. Cajun Haven is a restaurant serving breakfast and lunch on weekdays and features three video gaming devices. These properties produced for Jalou L.L.C. and Jalou II aggregate revenues of approximately $10,139,000 for the period February 8, 2001 (the acquisition date) through September 30, 2001.

     The Jalou L.L.C. and Jalou II operations primarily serve a local clientele that management of Jalou L.L.C. and Jalou II believes prefers the convenience, small crowds and unique settings of these facilities to the experience and atmosphere presented by large-scale casinos.

     The four properties subject to Jalou L.L.C.'s purchase option include Colonel's Truck Plaza in Thibodaux, Louisiana, the Lucky Magnolia Truck Stop & Casino in St. Helena Parish, Louisiana, Bayou Vista in the Bayou Vista Truck Plaza & Casino, Louisiana, and Raceland Truck Plaza & Casino in Raceland, Louisiana. Like the current Jalou L.L.C. and Jalou II truck stop plazas, each features a convenience store, fueling operations, a restaurant and 50 video gaming devices (with the exception of Lucky Magnolia which has 40 gaming devices), and serves a local clientele.

     The video gaming operations of Jalou L.L.C. and Jalou II, like those of Black Hawk and Colonial, are subject to substantial competition from other gaming operations of various kinds. Similarly, these operations, like those of Black Hawk and Colonial, are subject to extensive regulation and substantial taxes on their gaming revenue, including a 32.5% state tax on all gaming revenues.

     For a discussion of the competitive, regulatory and tax considerations applicable to Colonial, see the discussion under the headings "Business of Colonial - General," "- Competition," "- Regulation," and "- Taxation" in Colonial's Annual Report on Form 10-K for the year ended December 31, 2000, which is incorporated by reference.

Jeffrey P. Jacobs

     Jeffrey P. Jacobs, an individual, is a party to the merger agreement only with respect to Section 5.14 under which Mr. Jacobs has agreed to provide Colonial up to $1.3 million in working capital through April 1, 2002, up to $900,000 of which Colonial may require cash, and the balance of which may be in the form of forgiveness of fees and expenses payable to Mr. Jacobs and his affiliates. Mr. Jacobs has agreed not to terminate or cause to be terminated the management agreement between Colonial and Jalou L.L.C. without cause until the merger closes or the merger agreement is terminated.

     Mr. Jacobs serves as Chairman of the Board and Chief Executive Officer of Colonial. From 1995 to the present, he has served as Chairman and Chief Executive Officer of Jacobs Entertainment, a company based in Cleveland, Ohio that has investments in other gaming companies and ventures, including Colonial and Black Hawk. Since 1975, he also has served as President and CEO of Jacobs Investment Management Co., Inc., a company engaged in the development, construction and operation of residential and commercial real estate and entertainment projects in Ohio. Mr. Jacobs is a citizen of the United
States.

                                SPECIAL FACTORS

Approval of the Merger Agreement

     The Board of Directors has adopted the merger agreement based upon the recommendation of the Special Committee and other factors set forth in this proxy statement. The merger agreement has been unanimously approved by the Special Committee, which consists of independent directors who are not employees of Colonial and have no direct or indirect interest in the transaction (other than as shareholders) and who will receive no extra or special benefit from the merger not shared on a pro rata basis with all other shareholders. (Mr. Peskoff, a member of the Special Committee, received $100,000 for time and effort devoted to the Special Committee.) A copy of the merger agreement, as amended, is attached to this proxy statement as Attachment I. The shareholders are urged to read the merger agreement in its entirety. The Board of Directors, with Mr. Jacobs abstaining, based upon the report and recommendation of the Special Committee, believes that the merger is in the best interests of the shareholders, and the Board of Directors recommends that the shareholders vote to approve the merger agreement.

     It is the intention of the persons named as proxies to vote the shares to which the proxy relates "FOR" approval of the merger agreement, unless instructed to the contrary. The affirmative vote of more than two-thirds of all issued and outstanding shares of Colonial class A stock and of more than two-thirds of all issued and outstanding shares of Colonial class B stock entitled to vote at the special meeting and voting as a separate class is required to approve the merger agreement. A failure to vote or an abstention will have the same legal effect as a vote cast against approval. Brokers and, in many cases, nominees will not have discretionary power to vote the shares which they hold at the special meeting. Accordingly, beneficial owners of shares should instruct their brokers or nominees how to vote. A broker non-vote will have the same effect as a vote against the approval of the merger agreement. You should note that the approval of a majority of the unaffiliated shareholders is not required for the approval of the merger. Mr. Jacobs owns beneficially 33.3% of the outstanding shares of class A stock. Mr. Jacobs has informed Colonial that he intends to vote all of the shares of Colonial class A stock owned by him in favor of approval of the merger agreement. Although the holders of a majority of the remaining outstanding shares of class A stock must vote in favor of the approval of the merger agreement for it to be approved, the directors of Colonial, including Mr. Arnold W. Stansley, who hold an aggregate of approximately 9.1% of the outstanding shares of class A stock, have indicated their intention to vote their shares of class A stock in favor of the merger proposal. Therefore, holders of 42.4% of the outstanding shares of class A stock have indicated their intention to approve the merger agreement. The affirmative vote of more than two-thirds (or approximately 66.7%) of the outstanding shares of Colonial's class A stock is necessary for approval of the merger agreement. Mr. Jacobs has informed Colonial that he also intends to vote all of the shares of Colonial's class B stock beneficially owned by him in favor of approval of the merger agreement. Mr. Jacobs owns a sufficient number of shares of Colonial class B stock to ensure approval of the merger agreement by the holders of the class B stock voting as a separate class.

     A vote by a shareholder of Colonial in favor of the merger agreement will constitute a vote in favor of all transactions contemplated thereby.

Background of the Merger

     Historical Involvement

     Colonial is a holding company for Colonial Downs, L.P. and Stansley Racing Corporation. Colonial Downs, L.P. and Stansley were awarded licenses to own and operate, respectively, the racetrack by the Virginia Racing Commission in October 1994. Colonial Downs, L.P. and Stansley were formed and owned by Arnold Stansley and James Leadbetter. CD Entertainment acquired a 50.0% interest in

Colonial Downs in July 1996. Thereafter, Colonial was formed as a holding company, and the ownership of Colonial Downs, L.P. and Stansley was reorganized in anticipation of an initial public offering of Colonial's stock. Pursuant to the reorganization, Colonial became the 99.0% limited partner of Colonial Downs, L.P. and Stansley became a wholly owned subsidiary of Colonial, as well as the 1.0% general partner of Colonial Downs, L.P. As a result of the reorganization, Colonial owned, directly or through its wholly owned subsidiaries, the ownership and operating licenses for the racetrack and satellite wagering facilities known as racing centers, the real property on which the racetrack and certain racing centers are located, and the racetrack facilities.

     Colonial Downs, L.P. and Stansley opened the first racing center in Chesapeake, Virginia in February 1996 and opened their second racing center in Richmond, Virginia in December 1996. The racetrack commenced its inaugural meet on September 1, 1997, and Colonial Downs, L.P. and Stansley opened the Hampton and Brunswick racing centers in December 1997.

     In connection with Colonial's initial public offering in March 1997, Jeffrey P. Jacobs, Colonial's Chairman of the Board and Chief Executive Officer, acquired effective voting control of Colonial by virtue of his ownership of 1,500,000 shares of Colonial class B stock (which has five votes per share except for certain transactions such as a merger) which represents approximately 46.2% of the total voting power of Colonial's common stock. In addition, since Colonial's initial public offering, Mr. Jacobs, through CD Entertainment, has acquired 1,155,000 shares of Colonial class A stock and an additional 510,000 shares of Colonial class B stock. CD Entertainment converted 790,000 shares of class B stock to 790,000 shares of class A stock in September 2001 pursuant to the terms of the class B stock. The conversion was made to increase the probability of approval of the merger agreement by two-thirds of the outstanding shares of class A stock. Accordingly, as of the record date for the special meeting and the date of this proxy statement, Mr. Jacobs beneficially owned 33.3% of the outstanding shares of class A stock and 84.0% of the class B stock.


     The foregoing voting percentages do not include stock that Mr. Jacobs can acquire through conversion of additional shares of class B stock to class A stock or conversion of Colonial's indebtedness to class A stock. Currently, Colonial has approximately $25.7 million in outstanding convertible senior indebtedness to CD Entertainment. The debt bears interest at 9.9% per annum, payable monthly. Principal payments of $1 million each are due June 30, 2002, 2003 and 2004, with all unpaid principal and interest due June 30, 2005. The indebtedness is collateralized by substantially all of the assets of Colonial. This debt can be converted to Colonial class A stock at a conversion rate of $1.03 per share, subject to the authorization by Colonial of additional shares to accommodate such conversion. Any shares of class B stock converted to shares of class A stock after November 26, 2001, the record date of the special meeting, would be treated, for purposes of voting on the proposed merger, as class B stock and not shares of class A stock.

     Stock Price

     Colonial's stock price began declining soon after the initial public offering and declined dramatically in November 1997 when Colonial was unsuccessful in local referenda seeking approval of locating a racing center in each of Fredericksburg, Martinsville and Roanoke, Virginia. These failed referenda precluded Colonial from expanding its racing center network into potentially profitable markets. As a result of the inability to expand the racing center network into Northern Virginia and other impediments outlined in this proxy statement, after the fiscal year ended December 31, 1997, Colonial lost money each year. These losses contributed to a depressed stock value. When Colonial class A stock failed to satisfy the conditions for continued listing on the Nasdaq National Market, Colonial class A stock was moved to the Nasdaq Small Cap Market. As the stock price declined further, the Colonial class A stock was eventually delisted from the Nasdaq Small Cap Market and currently is quoted on the OTC Bulletin Board.

     Northern Virginia Efforts

     Notwithstanding the setbacks from the failed referenda efforts, Colonial has long recognized the need to expand its operations into densely populated Northern Virginia. Efforts to win referenda approval for a racing center have either been defeated or the prospect of success so slight that efforts have not been undertaken. However, in the late summer and early fall of 1999, Colonial sought to secure a license to build a new steeplechase racetrack in Dumfries, Virginia, in Prince William County. If approved, the racetrack would have conducted live racing and year round wagering on simulcast broadcasts of horse races. Another promoter filed a competing application to build a racetrack in a different part of Prince William County. In connection with the competition for the license, the competing applicant made an offer to acquire Colonial in exchange for newly issued limited partnership interests of Equus Gaming Corp. and to combine the applications pending before the Racing Commission. The Board of Directors rejected Equus' offer because the proposed site for Equus' track, which was a key component of the offer, was unlikely to receive the necessary infrastructure improvements and governmental approvals for development; no cash was offered to Colonial's shareholders but only illiquid limited partnership interests having a limited value; and the Equus proposal amounted to having Colonial merge into an enterprise that was substantially weaker financially than Colonial.

     Neither Colonial nor Equus was successful in securing a license for a racetrack in Prince William County and the referendum authorizing the racetrack expired in November 1999.

     Sales Efforts

     In the fall of 1999, the Board of Directors determined to solicit offers
from potential purchasers of Colonial Downs, L.P.   Management of Colonial
contacted 17 potential purchasers and delivered a confidential information memorandum to eight potential purchasers who requested further information. After four months, only one bid, dated May 3, 2000, was received. That bid was to acquire all of the assets of Colonial Downs, L.P. for $23 million, which was less than the amount of Colonial's outstanding indebtedness at the time of the offer. Since the offer would not provide any proceeds or benefits to Colonial's shareholders, the offer was rejected. Colonial has received from time to time unsolicited expressions of interest from parties interested in purchasing the racetrack (but not the racing centers) for uses other than pari-mutuel racing. However, Colonial has not received any offers from such parties.

     Other Developments

     The local press has reported that the promoters of the Virginia State Fair have had discussions with New Kent County officials about moving the State Fair and related activities to New Kent County and near Colonial's racetrack. The promoters are reported to have had similar discussions with officials of Caroline and Stafford Counties. The promoters of the State Fair have leased Colonial's racetrack for the last two years to host a popular one-day steeplechase race. There can be no assurance that New Kent County will continue to be considered for relocation of the State Fair or that the State Fair will move there. The State Fair can remain at its current location for the next five years, according to press reports.

     Colonial Holdings Management, Inc.

     In an effort to improve Colonial's cash flow, in February 2001, affiliates of Mr. Jacobs, Jalou L.L.C. and Jalou II, which own several casino truck stops in Louisiana, engaged the services of Colonial Holdings Management, Inc., a subsidiary of Colonial, to manage certain truck stops that Jalou L.L.C. and Jalou II had recently acquired in Louisiana and to manage the rights to a portion of the gaming revenues from another truck stop. Under this management contract, Colonial oversees all aspects of the operations of the truck stops acquired by Jalou L.L.C. and Jalou II. The management agreement calls for Colonial to provide these services in return for a fee of 3.0% of the truck stops' revenue and 5.0% of the truck stops' EBITDA. Each truck stop offers fueling, convenience store, restaurant facilities and 50 video poker gaming devices.

     Buy-Out Proposal

     On February 20, 2001, Jeffrey P. Jacobs, Chairman of the Board, Chief Executive Officer, and Colonial's principal shareholder, requested an opportunity to address the Board of Directors regarding a possible offer to acquire all of the outstanding stock of Colonial. The Board of Directors convened a meeting on February 28, 2001, at which Mr. Jacobs presented a term sheet and a draft merger agreement and offered to acquire all of the outstanding stock of Colonial that he did not currently beneficially own for a price of $1.00 per share. At the meeting, Mr. Jacobs stated that he had engaged U.S. Bancorp Libra, an investment banking and advisory firm, to assist him in connection with the offer and the financing of the proposed transaction. Although the Board of Directors learned of Mr. Jacobs' current desire to take Colonial private in connection with convening the February 28, 2001 meeting, no terms of such a possible transaction were presented until the February 28, 2001 meeting.

     After listening to Mr. Jacobs' proposal and briefly reviewing the term sheet provided, the Board (other than Mr. Jacobs) determined that Mr. Jacobs' offer appeared to be viable and was worth pursuing. It further determined that in view of the conflicts of interest attendant to any buy-out proposal from an affiliate, it was advisable to form a special committee of independent members of the Board. The Special Committee was formed and consisted of Stephen Peskoff and Arnold Stansley. William Koslo was initially a member of the Special Committee but resigned from the Board of Directors and the Special Committee in light of other commitments. The Special Committee was authorized by the Board of Directors to entertain, analyze, negotiate and recommend (or recommend against) Mr. Jacobs' offer and to consider other alternatives with a view to maximizing Colonial's shareholder value. The Special Committee also was authorized to engage a financial advisory or investment banking firm and legal counsel to advise and assist it. Colonial issued a press release on March 1, 2001 announcing Mr. Jacobs' offer of $1.00 per share.

     The Special Committee interviewed several Richmond, Virginia and Washington, D.C. law firms, and selected Ruben & Aronson, LLP to represent it. It also began interviewing financial advisory and investment banking firms, and by letter dated April 20, 2001, after interviewing several such firms, the Special Committee engaged BB&T Capital Markets, a subsidiary of Scott & Stringfellow, Inc., to advise it in connection with Mr. Jacobs' proposal and to otherwise assist the Special Committee in its activities.

     Negotiation of Agreement

     The term sheet and draft merger agreement presented by Mr. Jacobs at the February 28, 2001 meeting provided the starting point for negotiations. Although the term sheet contained terms that are reflected in the merger agreement, the terms were thoroughly negotiated by the Special Committee with Gameco. Additional terms, such as an increase in the merger consideration to $1.12 and a $400,000 liquidated damages provision, among others, were negotiated by the Special Committee. A description of these negotiations is set forth in this section.

     From April 19, 2001 to May 7, 2001, at the Special Committee's request, the Special Committee's financial advisors, BB&T Capital Markets, and legal advisors, Ruben & Aronson, LLP, conducted preliminary due diligence, including visiting the properties owned by Colonial in New Kent, Virginia and Richmond, Virginia, meeting with Colonial's management in order to better familiarize themselves with Colonial's business and prospects, and reviewing documents pertinent to Colonial's business.

     On April 19, 2001, at the Special Committee's request, the Special Committee met with BB&T Capital Markets and Ruben & Aronson, LLP to review the status of the negotiations with Gameco and to establish the ongoing responsibilities of the persons participating in the meeting. Ian Stewart, the President and Chief Financial Officer of Colonial, also attended the meeting. At the meeting, discussions were held concerning the possible linkage between the Colonial and Black Hawk transactions. The Special Committee indicated its understanding that neither transaction would be conditioned on the consummation of the other and instructed that the merger agreement should not include any such condition. Gameco's ability and plans to raise the required financing to complete the merger were also discussed. It was generally agreed that Colonial would seek some form of written assurance, possibly a letter from Gameco's investment banker that it was highly confident that the financing for the Colonial merger would be raised.

     On April 23, 2001, BB&T Capital Markets and Ruben & Aronson, LLP visited the racetrack and met with Colonial's management to discuss its operations and history.

     On May 7, 2001, the Special Committee received an oral report from BB&T Capital Markets. In its report, BB&T Capital Markets, based on its due diligence as of May 7, 2001, informally provided the Special Committee with its views on the valuation of Colonial and the merger consideration of $1.00. BB&T Capital Markets' views as presented to the Special Committee were substantially the same as described on pages ___ to ___ in "Special Factors - Opinion of Financial Advisor." The Special Committee discussed negotiating an increase in the merger consideration as an effort to get the best possible price per share for Colonial's shareholders from Gameco. While the $1.00 offer submitted by Gameco was deemed to be fair to shareholders by BB&T Capital Markets, the Special Committee determined it would nonetheless be in the shareholders' best interest to probe the willingness of Gameco to increase its offering price.

     On May 7, 2001 and May 10, 2001, the Special Committee, at its request, met with its legal and financial advisors to discuss the status of negotiations with Gameco regarding the merger agreement and to review BB&T Capital Markets' views on and analysis of the fairness of the offer from a financial point of view.

     On May 10, 2001, BB&T Capital Markets delivered to the Special Committee its draft written opinion stating that as of that date and based on the assumptions made, matters considered and the limitations on the review undertaken as described in the draft written opinion and related analysis, the $1.00 per share merger consideration was fair from a financial point of view to the unaffiliated shareholders of Colonial. BB&T Capital Markets' views as presented to the Special Committee were substantially the same as described on pages ___ to ___ in "Special Factors - Opinion of Financial Advisor." During these meetings, the Special Committee determined that it would seek to negotiate an increase in the price per share to be paid by Gameco (in an attempt to secure the best possible price for shareholders) and would seek to include in the agreement assurances of Mr. Jacobs to continue his funding of Colonial's operations at a mutually-acceptable level pending any sales transaction. The Special Committee also considered the value of Colonial's land and noted that the approximate current value of Colonial's land that could be obtained in a market transaction would most likely be substantially less than the $5,000,000 value attributed to the land when it was contributed to Colonial. The Committee acknowledged, however, that even the greater land value of $5,000,000 would not be sufficient to repay Colonial's debt, and that in any event, a steep discount would have to be attributed to prepare the property for any alternative use because the existing grandstand, barns, and racetracks would have to be removed or substantially modified.

     On May 18, 2001, the Special Committee conducted negotiations in a telephonic conference with Mr. Jacobs regarding the terms of the merger agreement. At the Committee's request, the issue of an increase in the offering price was discussed in response to which Mr. Jacobs indicated that the purchase price Gameco would be willing to pay would not be in excess of $1.10 per share. In addition, the Special Committee insisted, and Mr. Jacobs agreed, that the consummation of the merger not be conditioned upon Gameco's raising the debt financing for the transaction and that Mr. Jacobs would continue to fund the operations of Colonial in a mutually-acceptable manner (as was ultimately provided for in the merger agreement pursuant to which Mr. Jacobs agreed to provide Colonial with up to $1,000,000 in working capital through December 31,
2001).

     On May 18, 2001, the Board of Directors also conducted a telephonic meeting at which the Special Committee advised the Board of Directors of its activities prior to that date. The Special Committee reviewed the status of negotiations with Gameco regarding the merger agreement and reported that it had received a draft fairness opinion from BB&T Capital Markets, although it did not disclose the content of such opinion.

     On May 21, 2000, following earlier discussions with the Special Committee, Gameco offered to increase the merger consideration to $1.10 per share.

     On June 5, 2001, BB&T Capital Markets circulated to the Board of Directors and Colonial's counsel a revised analysis of a range of valuations for Colonial and a revised draft of its opinion regarding the fairness, from a financial point of view, of the offer reflected in the draft merger agreement, including the increased merger consideration.

     On June 6, 2001, BB&T Capital Markets delivered its written opinion and the Special Committee met on June 7, 2001, to further consider the opportunities and alternatives available to Colonial, including the possibility of:

     .  considering a sale at a future date,
     .  soliciting competing proposals,
     .  pursuing other restructuring alternatives,
     .  continuing the status quo,
     .  liquidating Colonial's assets; and
     .  accepting Gameco's proposal.

     The Special Committee questioned BB&T Capital Markets and Colonial's management with respect to alternative transactions in an effort to ascertain whether any new developments or circumstances had recently arisen that could provide Colonial's shareholders with a more favorable alternative than the offer made by Gameco.

       After considering BB&T Capital Markets' report and discussing the current status and prospects of Colonial's business, for the reasons set forth below in "Reasons for the Merger and Recommendation of the Board of Directors - Special Committee," the Special Committee determined that Gameco's proposal was the best alternative available to Colonial and its unaffiliated shareholders and that the merger consideration of $1.10 per share is fair to Colonial's unaffiliated shareholders. The Special Committee unanimously approved the merger agreement. The Special Committee recommended that the Board of Directors determine that the merger is advisable and in the best interests of Colonial and its unaffiliated shareholders and that the merger consideration is fair to its unaffiliated shareholders. The Special Committee also recommended that the Board of Directors adopt and approve the merger agreement, determine to submit the merger agreement to Colonial's shareholders and recommend that the shareholders vote to approve the merger agreement.


     Colonial's Board of Directors met on June 8, 2001. At that meeting, the Special Committee discussed the report of BB&T Capital Markets and the draft merger agreement and reviewed its deliberations and considerations prior to that meeting regarding the proposed merger. These deliberations included, among other matters, review of the prior financial results of Colonial, review of loan documents and other key agreements, and the prior sales process conducted by Colonial, and consideration of alternative uses for the racetrack property. The Special Committee and its counsel addressed several inquiries from the Board of Directors concerning aspects of the negotiations and the merger agreement, including provisions regarding the financing of the merger, termination of the merger agreement by any party, the scope and applicability of liquidated damages that would have to be paid in the event of breach, and a covenant regarding a limitation on the amount of indebtedness that Colonial could incur prior to the consummation of the merger. Directors inquired about alternative uses of the racetrack property. The Special Committee reported that its review suggested any such alternative uses would not produce proceeds sufficient to repay Colonial's debt. BB&T Capital Markets reviewed its written analysis and opinion with the Board of Directors and reviewed prices paid in similar transactions. The Board of Directors also asked BB&T Capital Markets a number of questions regarding its opinion. Specifically, the Board questioned whether there were any alternative means of valuing Colonial, whether possible alternative uses of the racetrack had been adequately considered, and whether any other circumstances had recently arisen that would relate to the fairness of the consideration being offered. In particular, the Board of Directors inquired about book value as a means of valuing Colonial. Colonial's book value as of March 31, 2001, was $4.48 per share. BB&T Capital Markets noted that Colonial's stock traded at a substantial discount from book value per share and that accordingly the market had appeared to discount book value as a relevant means for valuing Colonial. BB&T Capital Markets also noted that the value of the assets for purposes of calculating book value represented the historical costs of such assets and not their liquidation value. Because of the unique purposes for which the assets are used and the costs of preparing Colonial's property for any alternative revenue-producing use, BB&T Capital Markets expressed its view that book value was not a meaningful valuation analysis in this instance. BB&T Capital Markets also noted that nothing had occurred since BB&T Capital Markets' May 10, 2001 presentation to cause it to change its view. Considering, among other things, the recommendation of the Special Committee as more fully discussed below, the Board of Directors of Colonial, with Mr. Jacobs abstaining in light of his personal interest in the proposed transaction, determined that the merger and merger agreement were advisable, fair to and in the best interests of Colonial's shareholders.

     In early July, Colonial filed a preliminary version of this proxy statement. On November 12, 2001, Mr. Jacobs, on behalf of Gameco, met telephonically with the Special Committee and its legal and financial advisors. At that meeting, Mr. Jacobs requested an extension of the closing of the merger under the merger agreement from no later than December 31, 2001 to no later than April 1, 2002. Mr. Jacobs explained that the additional time would give Gameco and its financial advisors an opportunity to conduct a $115 million high yield debt offering (which had been delayed to the impact of the events of September 11 on the capital markets) pursuant to Rule 144A that would provide the funds necessary to close this merger as well as a larger transaction to which Gameco is a party. While acknowledging that Gamco obligations under the merger agreement are not contingent upon the Rule 144A offering or any other financing, Mr. Jacobs requested the additional time in the hope of concluding the Rule 144A offering as Gameco's preferred method for funding the merger. The Special Committee agreed to consider the request but explained that it would likely seek some consideration for the shareholders as consideration for the extensions.

     On November 13, 2001, the Special Committee met with its legal and financial advisors and determined first that granting the extension would be in the best interests of the Company's shareholders because the Company's financial condition and prospects had not changed materially. Therefore, the Special Committee continued to believe that the merger transaction would be fair to the Company's shareholders, but believed that Gameco should nevertheless provide some consideration for the extension. Accordingly, the Special Committee decided to offer Mr. Jacobs two alternatives: either an increase in the merger consideration or a penalty in the event the merger did not close by the end of the extension period. On November 14, the Special Committee made this offer, and Mr. Jacobs agreed that in consideration for the extension he would (i) increase the merger consideration to unaffiliated shareholders from $1.10 per share; (ii) provide additional working capital to Colonial during the extension period; and
(iii) continue Colonial Management's agreement with Jalou through the closing of the merger.

     At a November 15, 2001 telephonic meeting of the Board of Directors of Colonial, the Special Committee recommended the extension requested by Gameco in exchange for an increase in the merger consideration, the provision of an additional $300,000 in working capital for the first quarter of 2002, and the continuation of the management agreement with Jalou. The Special Committee explained that in its view, the additional consideration offered to the unaffiliated shareholders, the additional working capital and the continuation of management fees were in the best interests of the shareholders, and such benefits exceeded any disadvantages arising from an extension of time to complete the merger. Considering, among other things, the recommendation of the Special Committee, the Board of Directors of Colonial with Mr. Jacobs abstaining in light of his personal interest in the proposed transaction, approved the amendment. The approval was based on the Board of Directors' determination that the amendment to the merger was advisable, fair to and in the best interests of Colonial's shareholders.

Reasons for the Merger and Recommendation of the Board of Directors

     Special Committee


     The terms of the merger agreement were reached as the result of arm's-length negotiations between Colonial, acting through the Special Committee and its legal counsel and financial advisors, and Gameco and its legal counsel and financial advisors. In determining that the terms of the merger agreement are fair to Colonial's shareholders, the Special Committee considered the written opinion and analysis of BB&T Capital Markets regarding the fairness of the merger consideration from a financial point of view, recent market prices of Colonial class A stock, the historical and prospective business of Colonial including competitive conditions in Colonial's industry, market prices and financial data of companies engaged in the same or similar businesses, the benefits expected from the merger, the risks of nonconsummation of the merger, and the likelihood of alternatives that might be financially more favorable to Colonial's shareholders. In support of its conclusion to recommend the proposed transaction, the Special Committee believes that Colonial's current financial condition may substantially limit and diminish Colonial's future prospects absent the merger.

     In further support of its recommendation, the Special Committee believes that the proposed merger provides an opportunity for the shareholders of Colonial to receive a substantial premium for their shares over the prices at which the Colonial class A stock has traded in the recent past. On February 28, 2001, the day preceding the public announcement of Mr. Jacobs' offer, the high and low per share sales prices for Colonial class A stock were the same, $0.2344. Prior to February 28, 2001, Colonial class A stock had traded at even lower values. The Special Committee took into consideration that the unaffiliated shareholders will not have the opportunity to participate in any future growth of Colonial following consummation of the merger and that the loss of such an opportunity would detract from the Committee's determination to recommend the transaction and conclude that it is fair. The Special Committee noted in support of its determination, however, that because the merger consideration is to be paid in cash, following consummation of the merger, the unaffiliated shareholders will no longer be exposed to the risk that Colonial's shares may decline in value. The Special Committee also considered and determined that the potential benefits to be received by Gameco as a result of the merger did not adversely affect the fairness of the merger to the unaffiliated shareholders, given the risks associated with a continuing equity ownership in Colonial.

     In approving and recommending the merger, the Special Committee relied on the opinion of BB&T Capital Markets that the merger consideration is fair to the unaffiliated shareholders of Colonial from a financial point of view. The Special Committee considered the analyses presented to it by BB&T Capital Markets, which are described below in "Opinion of Financial Advisor" in support of the Committee's determination to recommend the transaction and conclude that it is fair. The Special Committee adopted as its own the analysis of BB&T Capital Markets, as reflected in its report, as part of its recommendation of the transaction. The Special Committee also received confirmation from BB&T Capital Markets of its report at the time of the amendment to the merger agreement.

     In assessing the alternative of maintaining the status quo and continuing current business operations, the Special Committee considered that continuing Colonial's present operations will result in additional losses that will have to be funded by incurring additional debt, assuming that Colonial could borrow additional funds on acceptable terms. Although Colonial had positive operational cash flow for the last ten quarters before accounting for interest expenses, depreciation, and amortization, Colonial has experienced losses for 1998, 1999, 2000, and likely 2001 once these matters are accounted for. The Special Committee also considered that Colonial's only profitable business arrangement is the management agreement with Jalou L.L.C. and Jalou II to manage truck stops and related gaming operations in Louisiana. The Special Committee considered that Colonial could not rely on income from this agreement because Jalou L.L.C. and Jalou II can terminate the agreement on thirty days' notice. Additionally, because of Colonial's current cost structure, which is defined by unfavorable long-term contracts and a static statutory framework for purse contributions and taxes, the pari-mutuel wagering business of Colonial has historically not generated sufficient net operating income to cover interest and debt service payments. Additionally, Colonial has been unable to open racing centers in densely populated Northern Virginia. Revenues from the four existing racing centers, all of which are outside of Northern Virginia, are insufficient to cover all cash and non-cash expenses, taxes, purse contributions, and other expenditures imposed by Virginia law. The Special Committee considered that the payments required by these long-term contracts, operational expenses, and taxes imposed by Virginia law are not likely to change in the foreseeable future. In support of its recommendation to approve the merger, the Committee determined that maintaining the status quo was not a viable alternative to be pursued by Colonial.

     In light of Colonial's current financial condition and the analyses of BB&T Capital Markets, and as further support for its recommendation to approve the merger, the Special Committee determined that it was highly unlikely that any potential competing proposals or future sales transactions would be adequate to satisfy Colonial's existing liabilities and provide any benefit to the shareholders or a basis for the future viability of Colonial. In making this determination, the Special Committee considered that in the fall of 1999, Colonial contacted 17 potential purchasers and delivered a confidential information memorandum to eight potential purchasers which expressed an interest. Of those solicited, only one potential buyer made an offer. This offer of $23 million would not have retired then-existing debt held by Mr. Jacobs and left no proceeds for the shareholders. The Special Committee also noted that news of the initial offer by Mr. Jacobs was made public on March 1, 2001, and since that date no other potential buyer had made an offer or expressed interest in entering into a transaction with Colonial.

     In considering other restructuring alternatives, and as further support for its recommendation to approve the merger, the Special Committee found that Colonial's ability to restructure its operations is confined by the costs associated with long-term contracts to which Colonial is a party and the parameters of the Virginia Racing Act. Colonial has limited ability to renegotiate more favorable contract terms with its significant vendors. Also, it is unlikely that Colonial will be able to direct or control legislative changes to readjust the current cost structure reflected in current Virginia law or to remove statutory impediments to expanding the racing center network.



     In considering a liquidation of Colonial's assets and as additional support for its recommendation to approve the merger, the Special Committee found that Colonial's outstanding debt exceeded the highest possible amount that could realistically be realized from all of Colonial's assets. As Colonial's outstanding indebtedness to Mr. Jacobs and his affiliates would need to be repaid in full prior to Colonial's shareholders receiving any consideration were a third party to acquire Colonial, a third party offer (assuming the third party did not own Colonial class A common stock beforehand) would require approximately $34.8 million in cash for it to be comparable (from the perspective of an unaffiliated Colonial shareholder) with the current offer from Mr. Jacobs and Gameco, Inc. Based upon the due diligence BB&T Capital Markets conducted in arriving at its opinion, BB&T Capital Markets noted the low likelihood of a third party offer of approximately $34.8 million for Colonial. The Special Committee also noted that since news of the initial offer by Mr. Jacobs was made public on March 1, 2001, no other potential buyer had made an offer or expressed interest in making an offer.

     BB&T Capital Markets presented the Special Committee with several valuation analyses which estimated the present value of Colonial class A stock. The comparable public company analysis and comparable transactions analysis favorably affected the Special Committee's fairness determination, based on BB&T Capital Markets' determination that the implied equity per share was negative based on Colonial's negative EBIT, operating loss for the most recent trailing 12-month period, and large amount of debt. The premiums paid analysis indicated that the premium price of the offer was approximately three times the average premium received in 65 other acquisitions of public companies with enterprise values less than $50 million within the past 12 months. These separate analyses (and others discussed under Opinion of the Financial Advisor to the Special Committee) considered as a whole demonstrated to the Special Committee the fairness and attractiveness of the merger consideration and provided additional support for the Committee's recommendation of the merger.

     In light of the risks associated with continuing the status quo and the unavailability of feasible alternatives, the Special Committee concluded that Mr. Jacobs' proposal represented the best available alternative for Colonial's shareholders. The Special Committee believes that the procedure that was followed in establishing the merger consideration to be paid to the shareholders of Colonial was fair to the unaffiliated shareholders. With the assistance of BB&T Capital Markets and legal counsel, the Special Committee evaluated Gameco's proposal and determined that it was fair to the shareholders. The Special Committee believes that the procedure that was followed in determining the merger consideration is fair to the unaffiliated shareholders. The relevant analyses, including the related assumptions, considered by the Special Committee are described below in "Opinion of Financial Advisor."


     The foregoing discussion of the information and factors discussed by the Special Committee is not meant to be exhaustive, but included the material factors considered by the Special Committee to support its decision to recommend the approval of the merger agreement and to determine that the transactions contemplated thereby are in the best interests of Colonial and fair to Colonial's unaffiliated shareholders. The Special Committee did not assign relative weights or other quantifiable values to the above factors; rather, the Special Committee viewed its position and recommendations as being based on the totality of the information presented to and considered by the members, and that on balance, the positive factors considered by the Special Committee outweighed the negative factors that it considered.


     The Special Committee also believes the process it followed in approving the merger was procedurally fair because:

  . the Special Committee consists entirely of directors who are not Colonial's officers or controlling shareholders or their family members;
  . the members of Special Committee will not personally benefit from the consummation of the merger, other than in their capacity as holders of Colonial common stock;
  . the Special Committee retained independent legal and financial advisors to assist it in its evaluation of the options available to Colonial; and
  . the Special Committee negotiated with Gameco on an arm's-length basis and with the assistance of its advisors.

     The Board of Directors


     The Board of Directors considered the factors considered by the Special Committee as described above and considered the Special Committee's process and actions in arriving at its recommendation to the Board of Directors. In reaching its determination, the Board of Directors considered all material factors favorable to supporting the merger proposal and those unfavorable to supporting the proposal. Such favorable factors included the Special Committee's conclusions, recommendations, unanimous approval of the merger agreement, and BB&T Capital Markets' analysis and opinion to the Special Committee (which the Board expressly adopts) that, as of the date of such opinion, based upon and subject to various considerations, assumptions and limitations stated therein, the $1.10 per share to be received by Colonial's unaffiliated shareholders in the merger is fair to the unaffiliated shareholders from a financial point of view. The subsequent increase in consideration to $1.12 per share did not alter this opinion. Such unfavorable factors included the difference between the book value per share which was $4.48 as of March 31, 2001 compared to the $1.10 per share offer price and was $4.31 as of September 30, 2001 compared to the $1.12 per share offer price. See "Opinion of Financial Advisor to the Special Committee."

     The Board of Directors also noted the Special Committee's analysis of the book value per share ($4.48 per share as of March 31, 2001) compared to the offer price of $1.10 per share (subsequently increased to $1.12). The Board concurred in the Committee's determination that the offer price was superior to the liquidation value of Colonial's assets. Although the book value per share of Colonial's stock exceeded the offer price, the Board concurred with BB&T Capital Markets' and the Special Committee's assessment that the book value of the assets was highly unlikely to be realized in any sale of the assets. The board recognized that although Colonial generated positive earnings from operation (before interest and depreciation expenses), and therefore no asset impairment loss was necessary under existing accounting standards, Colonial incurred losses from operations once all costs (including depreciation and interest) were considered. In light of such losses, the Board determined that the ultimate return of investment realizable by Colonial would not be at a level likely to attract a buyer to purchase Colonial at or above the historical book value of its assets. The Board also understood that a purchase offer of less than book value per share was not by itself a reason for asset impairment recognition; rather, asset impairment recognition is required if the carrying amount of the assets is not recoverable from the company's operations. The Directors noted the May 2000 offer of $23 million for the assets and the steep discount at which the stock trades compared to book value. Further, the Board noted that in any event a steep discount would have to be attributed to the property for any alternative use because the existing grandstand, barns, and racetrack would have to be removed or substantially modified. The Board agreed that the book value of the assets more accurately reflected historical costs rather than amounts to be realized in liquidation. In making its recommendation of approval of the merger agreement, the Board of Directors adopted as its own the analysis presented by the Special Committee and, in turn, the analysis of BB&T Capital Markets as reflected in its report.

     The Board of Directors believes that sufficient procedural safeguards to ensure the fairness of the transaction and to permit the Special Committee to effectively represent the interests of Colonial's unaffiliated shareholders were present, and therefore there was no need to retain any additional unaffiliated representative to act on behalf of the Colonial unaffiliated shareholders or to require the approval of at least more than two-thirds of the unaffiliated shareholders. The Board of Directors appointed Arnold W. Stansley, one of Colonial's directors and second largest shareholder, to the Special Committee. Mr. Stansley has held his investment in Colonial for a number of years and his Colonial investment is only a part of his various business holdings. The Board of Directors believes that Mr. Stansley's interests are similar, if not identical, to unaffiliated Colonial shareholders and that his services on the Special Committee are important to those shareholders. The Board of Directors reached the conclusion that procedural safeguards existed in view of:

     . the independent status of the members of the Special Committee, whose sole purpose was to represent the interests of Colonial's unaffiliated shareholders,
     . retention by the Special Committee of independent financial advisors and legal counsel,

     . the actions taken by the Special Committee in evaluating Colonial's other alternatives and in negotiating the price and terms of the proposed merger with Mr. Jacobs and his representatives,

     . that the Special Committee is a mechanism well recognized under corporate law and practice to provide for fairness in transactions of this type, and

     . that the holders of more than one-half (50%) of the shares of class A stock not beneficially owned by Mr. Jacobs must vote in favor of the merger proposal in order for it to be approved.

     Neither Colonial nor Gameco have made any provision to grant unaffiliated shareholders access to their corporate files or to obtain counsel or appraisal services at their expenses.


Position of Gameco, Gameco Acquisition, CD Entertainment Ltd., Jeffrey P. Jacobs, Richard E. Jacobs, and the Trust as to Fairness of the Merger

     The SEC's rules require each of Gameco, Gameco Acquisition, CD Entertainment Ltd., Jeffrey P. Jacobs, Richard E. Jacobs, and the Trust to state whether it or he believes the proposed merger is fair or unfair to Colonial's unaffiliated shareholders, to indicate the extent, if any, to which that belief is based on various factors enumerated in the rules, and to specify, to the extent practicable, the weight assigned to each such factor.

     Each of Gameco, Gameco Acquisition, CD Entertainment Ltd., Jeffrey P. Jacobs, Richard E. Jacobs, and the Trust believes that the proposed merger is fair to Colonial's unaffiliated shareholders based on the factors set forth below, without having quantified or otherwise assigned relative weights to those factors:

     .  The $1.12 per share merger consideration represents a premium of:
        . 378% over the closing price of Colonial's common stock on the day before the public announcement of Gameco's proposal to acquire the entire equity interest in Colonial;
        . 96.5% over the average closing price of Colonial's common stock on the OTC Bulletin Board during the 12 months ending on the date of that announcement;

     . Although BB&T Capital Markets' opinion is not addressed to Gameco and its affiliates, Gameco and its affiliates are aware that BB&T Capital Markets has rendered its opinion that, based on its analyses and subject to certain assumptions and limitations of its conclusions and analyses as set forth in its opinion, the $1.10 per share merger consideration originally offered is fair, from a financial point of view, to Colonial's unaffiliated shareholders. Gameco and its affiliates believe that the rendering of such an opinion by a firm of BB&T Capital Markets' expertise and reputation supports the fairness of the merger;

     . Colonial's Board of Directors took effective steps to ensure the procedural fairness of the merger, including the formation of an independent Special Committee to consider Colonial's alternatives and negotiate solely on behalf of Colonial's unaffiliated shareholders the price and terms of any transaction, the Special Committee's retention of independent legal and financial advisors, and the Special Committee's and its advisors' negotiations with Gameco and its advisors of the price and terms of the merger; and
     . The Special Committee and the Board of Directors have unanimously determined the merger to be advisable and in the best interests of Colonial and fair to its unaffiliated shareholders (with abstention from the Board's action only by Jeffrey P. Jacobs, in light of his personal interests in the matter).

     None of Gameco, Gameco Acquisition, CD Entertainment, Jeffrey P. Jacobs, Richard E. Jacobs, or the Trust considered Colonial's liquidation value as a factor material to its or his evaluation of the fairness of the merger proposal to Colonial's unaffiliated shareholders because none of them believed that the sale of Colonial's assets in liquidation would produce net proceeds as high as Colonial's going-concern value.

     Gameco, Gameco Acquisition, CD Entertainment Ltd., Jeffrey P. Jacobs, Richard E. Jacobs, and the Trust make no recommendation as to how Colonial's unaffiliated shareholders should vote on the merger. Because of Jeffrey P. Jacobs' ownership interest in Gameco, Mr. Jacobs has interests in connection with the merger that are in addition to and conflict with the interests of Colonial and its unaffiliated shareholders. For example, as 50.0% owner of Gameco, Mr. Jacobs has an interest in obtaining the lowest possible purchase price per share for the Colonial class A stock and class B stock, while Colonial's unaffiliated shareholders are interested in receiving the highest price. See, "Special Factors -- Interests of Certain Shareholders and Directors in the Merger."


     Gameco's purpose in undertaking the merger is to obtain the benefits to Gameco and Colonial described under "Benefits and Detriments of the Merger -- To Gameco and Colonial." In addition, Gameco and its affiliates believe that consolidating all of the Black Hawk, Colonial, and Jalou L.L.C. operations in Gameco will create a diversity and financial base of gaming holdings that should facilitate financing for the competitive improvement and continued expansion of all of Gameco's gaming operations. Although Gameco is a privately owned corporation, it may publicly register certain debt securities at a future date under the Securities Act. The proceeds of such offering or future offerings may be made available to Colonial. However, Gameco has no obligation to do so, nor can there be any assurances that such funds will be made available to Colonial. Gameco chose the merger structure because it was the most efficient means to acquire the entire equity interest in Colonial and provide cash to Colonial's shareholders. Gameco and its affiliates chose to undertake the merger at the time they proposed it to Colonial's Board of Directors because of their belief at that time, based on consultations with their financial advisors, that high-yield debt financing would be available.


     Mr. Jacobs also considered a tender offer by Colonial for its own common stock and a purchase of large blocks of Colonial class A stock held by other shareholders, but rejected those alternatives in part because of the difficulties attendant to obtaining financing for those transactions and in part because neither of those alternatives would accomplish the purposes of giving Mr. Jacobs and the Trust beneficial ownership of Colonial.


     Mr. Jacobs chose to undertake the merger at this time because of his desire to take advantage of the benefits referred to above, his belief that Colonial's assets and trading price were undervalued prior to the announcement of the merger proposal, his knowledge of the gaming industry and of Colonial's competitive needs and opportunities, and the availability of debt financing at the time of the merger proposal. Additionally, Mr. Jacobs believes that Colonial is unable to attract an outside unrelated buyer to purchase Colonial at any price comparable to the $1.12 per share offer price contained in the merger agreement as amended. This belief is based on the fact that, approximately 18 months ago, Colonial tried to attract an outside unrelated buyer and was unsuccessful. Further, the proposed merger was announced publicly on March 1, 2001 and no other prospective purchaser has made an offer to acquire Colonial. Mr. Jacobs, therefore, believes that the likelihood is small that such a buyer will express interest in purchasing Colonial at any time in the near future. Mr. Jacobs also believes that Colonial's ability to generate revenues has plateaued, and that without changes in the capital structure of Colonial, it will continue to lose between $1 million and $2 million a year for the foreseeable future. In light of these circumstances, Colonial is unable to attract capital to expand its operations or implement actions necessary to become profitable. Additionally, Colonial's publicly traded stock has traded as low as $0.11 and had an average closing price of approximately $.57 per share for the last 12 months prior to the announcement of the proposed merger. The depressed share price has exacerbated Colonial's inability to attract capital. Finally, the timing of the proposed merger allows Mr. Jacobs the opportunity to consolidate his various gaming assets, including a minority interest in Black Hawk and the Jalou, L.L.C. and Jalou II Louisiana gaming assets.

Benefits and Detriments of the Merger

     To Colonial's Unaffiliated Shareholders


     Colonial and Gameco believe that the primary benefit of the merger to Colonial's unaffiliated shareholders is the realization of the value of their investment in Colonial in cash at a price that represents a substantial premium over prevailing market prices for the Colonial class A common stock prior to the announcement of Mr. Jacobs' offer. In addition, the merger will eliminate the risk to those shareholders of a possible future decline in the market value of Colonial's class A common stock.

     The primary detriment of the merger to Colonial's unaffiliated shareholders is that they will cease to participate in any possible future earnings growth of Colonial and will not benefit from any possible increase in Colonial's value. In addition, each of Colonial's unaffiliated shareholders will recognize a taxable gain on consummation of the merger if and to the extent that the amount of cash received in the merger exceeds the shareholder's tax basis in the shareholder's Colonial common stock.


     If the merger does not occur, Colonial will be obligated to pay various fees and expenses associated with the merger. The $400,000 break-up fee, if payable to Colonial, may not fully compensate Colonial for such expenses and the diversion of management time expended in the merger effort.

     To Gameco and Colonial

     The primary benefit to Gameco of the merger is that it will participate in all of any future earnings growth of Colonial and will benefit from all of any increase in Colonial's value. Mr. Jacobs and Gameco believe that Colonial will benefit from the merger by gaining more operating flexibility because it will no longer need to focus on the public trading market's expectations as to its share price and will reduce its operating and administrative costs as a result of the elimination of preparing, printing and mailing annual proxy statements.

     The primary detriments of the merger to Gameco and Colonial are the cash outlay to pay the merger consideration and diminution of Colonial's possible future ability to use Colonial common stock as currency for acquisitions, substantial capital-raising efforts and incentive option purposes.

     Other Effects of the Merger

     Colonial's class A common stock is currently registered under the Exchange Act, and is traded on the OTC Bulletin Board. As a result of the merger, the registration of the class A common stock under the Exchange Act will be terminated, and the class A common stock will be delisted from the OTC Bulletin Board. Colonial will thereafter be relieved of its obligation to comply with the proxy rules of Regulation 14A, under Section 14 of the Exchange Act, and its officers, directors and beneficial owners of more than 10% of the common stock will be relieved of the reporting requirements and "short swing" trading provisions under Section 16 of the Exchange Act. Further, Colonial will no longer be subject to periodic reporting requirements under Section 13 of the Exchange Act and will cease filing information with the SEC. Gameco, however, may register certain debt securities at a future date under the Securities Act and, therefore, be subject to periodic reporting requirements under the Exchange Act. Gameco expects to remain privately owned, however, for the forseeable future.


Opinion of Financial Advisor

     On May 10, 2001, BB&T Capital Markets delivered its draft written opinion to the Special Committee. On June 6, 2001, BB&T Capital Markets delivered its written opinion. As of such dates, and based upon the procedures and subject to the assumptions and qualifications described to the Special Committee and included in the written opinion of BB&T Capital Markets, BB&T Capital Markets concluded that the merger consideration is fair from a financial point of view to Colonial's shareholders. BB&T Capital Markets confirmed its opinion at the time of the amendment to the merger agreement by letter dated November 15, 2001.

     The full text of BB&T Capital Markets' written opinion dated as of June 6, 2001, sets forth, among other things, the assumptions made, matters considered, and scope and limitations on the review undertaken (and is attached as Attachment II hereto and is incorporated herein by reference). Shareholders are urged to read BB&T Capital Markets' opinion carefully and in its entirety. This section discusses the material aspects of the financial analyses set forth in the BB&T Capital markets' opinion. Although the opinion relates to the original $1.10 per share offer, the analyses set forth in the opinion are applicable to the $1.12 per share increased offer.

     BB&T Capital Markets' opinion was prepared for the use of the Special Committee in connection with its consideration of the merger and does not constitute a recommendation to the shareholders as to how they should vote at the special meeting. In addition, BB&T Capital Markets' opinion addresses only the financial fairness of the merger consideration and does not address the relative merits of the merger or any alternatives, the underlying decision of the Special Committee and the Board of Directors to adopt and recommend the merger or any other aspect of the merger. The summary of the material aspects of BB&T Capital Markets' opinion set forth below should be read together with the full text of the opinion.

     In arriving at its opinion, BB&T Capital Markets:

     . reviewed publicly available financial statements and other information of Colonial;
     . reviewed historical internal financial statements and other financial and operating data concerning Colonial prepared by the management of Colonial;
     . analyzed and discussed with senior management financial projections prepared by the senior management of Colonial;
     . discussed with senior management the past and current operations and financial condition and the prospects of Colonial;

     . reviewed the historical prices and trading activity for the Colonial class A stock;
     . compared the financial performance of Colonial and the prices and trading activity of the Colonial class A stock with that of other comparable publicly-traded companies and their securities ;
     . reviewed the financial terms, to the extent publicly available, of comparable acquisitions;
     . considered and compared the premium to be paid in the merger to the premiums paid in similar sized transactions;
     . considered the capitalization, liquidity, and financial condition of Colonial;
     . prepared a discounted cash flow analysis based on senior management's financial projections;
     .    reviewed the merger agreement and related documents; and
     . performed such other analyses and considered such other factors as BB&T Capital Markets deemed appropriate.


     In particular, BB&T Capital Markets discussed with senior management Colonial's dependence on loans and guarantees made by its principal shareholder, Mr. Jacobs. It noted that Colonial had no other practical source of working capital. BB&T Capital Markets noted that, as of March 31, 2001, Colonial's outstanding indebtedness to Mr. Jacobs and his affiliates was approximately $25.7 million. As Colonial's outstanding indebtedness to Mr. Jacobs and his affiliates would need to be repaid in full prior to Colonial's shareholders receiving any consideration were a third party to acquire Colonial, a third party offer (assuming the third party did not own Colonial class A common stock beforehand) would require approximately $34.8 million in cash for it to be comparable (from the perspective of an unaffiliated Colonial shareholder) with the current offer from Mr. Jacobs and Gameco, Inc. Based upon the due diligence BB&T Capital Markets conducted in arriving at its opinion, BB&T Capital Markets noted the low likelihood of a third party offer of approximately $34.8 million for Colonial.

     In rendering its opinion, BB&T Capital Markets assumed and relied upon, without independent verification, the accuracy and completeness of all information reviewed by it for the purpose of rendering its opinion. BB&T Capital Markets assumed that the financial projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Colonial and that such forecasts would be realized in the amounts and at the times contemplated. In addition, BB&T Capital Markets assumed that the merger would be consummated on the terms set forth in the merger agreement and that, in the course of obtaining regulatory and third party consents for the merger, no restriction would be imposed that would have a material adverse effect on the future results of operations or financial condition of Colonial. BB&T Capital Markets did not make any independent valuation or appraisal of the assets or liabilities of Colonial, nor was BB&T Capital Markets furnished with any such appraisals. BB&T Capital Markets' opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to BB&T Capital Markets as of the date of BB&T Capital Markets' opinion.

     In arriving at its opinion, BB&T Capital Markets was not authorized to solicit, and did not solicit, indications of interest from any party, nor did it have discussions with any party other than Colonial with respect to the acquisition of Colonial or any of its assets. Furthermore, BB&T Capital Markets was not authorized to negotiate the terms of the transaction and has based its opinion solely on the terms of the merger agreement as negotiated by the parties thereto. BB&T Capital Markets did not determine or recommend the type or amount of the consideration to be paid to the Colonial shareholders.

     Below is a summary of the material analyses performed by BB&T Capital Markets and reviewed with the Special Committee on May 10, 2001 and updated on June 7, 2001 in connection with the preparation of BB&T Capital Markets' opinion and with its presentation to the Special Committee on those dates. Although the analyses are based on a $1.10 per share offer, the analyses remain applicable to the $1.12 per share increased offer.

       Comparable Public Companies Analysis

       As part of its analysis, BB&T Capital Markets compared financial information of Colonial with corresponding publicly available information for a group of five publicly-traded horseracing and gaming companies that BB&T Capital Markets considered most comparable to Colonial (which were Canterbury Park Holding Corp., Churchill Downs Inc., Magna Entertainment Corp., MTR Gaming Group Inc., and Penn National Gaming Inc.). These companies are referred to below as the comparable companies.

       BB&T Capital Markets analyzed the relative performance of Colonial by comparing market trading statistics for Colonial with those of the comparable companies. The market trading information used in ratios provided below is as of June 1, 2001. The market trading information used in the valuation analysis was:

       . market value (market capitalization) to trailing 12 months net income; . market value (market capitalization) to current book value;
       . enterprise value to trailing 12 months revenue, or the ratio of enterprise value, which is stock market equity value plus debt and preferred stock minus cash and marketable securities, to revenues for the latest 12 months. Equity based ratios such as the market value/net income ratio can be affected by the amount of a company's leverage or borrowings. This enterprise value to revenue ratio is a measurement of performance before the effects of leverage and shows the enterprise value for each dollar generated in revenues;
       . enterprise value to trailing 12 months EBITDA, which is a ratio that represents a multiple of the cash flow generated by a company. EBITDA means earnings before interest, taxes, depreciation, and amortization. The magnitude of this ratio reflects a variety of company-specific factors, including historical and projected growth rates, predictability of earnings, size, trading liquidity, and research sponsorship; and
       . enterprise value to trailing 12 months EBIT, which is a ratio that represents a multiple of the operating income generated by a company. The difference between EBITDA and EBIT is that EBIT does not reflect an add-back for depreciation and amortization.

       An analysis of the multiples for the comparable companies yielded:

                                Comparable Companies Analysis
                                -----------------------------
                                                                                 Colonial
                                      Median Value       Range of Values       Transaction
                                      ------------       ---------------       -----------
Net Income.......................        18.9x            16.0x to 48.7x           ---
Book Value.......................         2.5x             1.0x to 5.2x            0.3x
Revenue..........................         1.5x             0.6x to 2.3x            1.2x
EBITDA...........................         9.1x            6.7x to 13.3x           22.8x
EBIT.............................        13.0x            9.4x to 26.8x            ---

          BB&T Capital Markets applied a 10.0% discount to the implied equity per share values for Colonial derived from the comparable companies analysis to adjust for the fact that the market for the stock of Colonial class A stock is not as liquid as the market for the stock of the comparable companies. In addition, BB&T Capital Markets applied a 35.0% control premium to the implied equity per share values for Colonial derived from the comparable companies analysis to account for the fact that the derived trading multiples for the comparable companies represent a minority interest while the derived multiples for the Colonial transaction represent a 100.0% interest. These adjustments should be viewed only as approximations reflecting BB&T Capital Markets' qualitative judgment and experience as to the significance of these variances between Colonial and the comparable companies and not as definitive indications of relative value. Furthermore, BB&T Capital Markets noted that the comparable companies were larger in many respects and generally in better financial condition and more profitable than Colonial. For example, the median revenue for the latest 12-month period of the comparable companies was approximately 10 times larger than the revenue of Colonial for the latest 12-month period while the median EBITDA for the latest 12-month period of the comparable companies was approximately 25 times larger than the EBITDA of Colonial for the latest 12-month period. In addition, the median compound annual growth rate in revenue for the past two years for the comparable companies was approximately 50%, whereas Colonial's revenue decreased at a compound annual growth rate of -0.4% over the same time period. With regard to financial condition, the comparable companies had a median net debt to latest 12-month EBITDA ratio of approximately 1.6 times, whereas Colonial had a net debt to latest 12-month EBITDA ratio of approximately 17.5 times. As a result, BB&T Capital Markets placed relatively less emphasis on the quantitative results of this analysis.

     As it pertains to the comparable companies analysis, BB&T Capital Markets determined that the implied equity per share values for Colonial were as follows:

     . as a result of Colonial's net loss for the trailing 12-month period ended March 31, 2001, applying these multiples to Colonial's results indicates that the merger consideration exceeds the implied equity per share value under this valuation measurement;
     . by applying these multiples to Colonial's book value as of March 31, 2001, Colonial's equity value ranged from $5.11 per share to $27.53 per share with a median equity value of $13.23 per share;
     . by applying these multiples to Colonial's trailing 12 months revenue as of March 31, 2001 and subtracting net debt, Colonial's equity value ranged from ($0.79) per share to $6.72 per share, with a median equity value of $2.94 per share;
     . by applying these multiples to Colonial's trailing 12 months EBITDA as of March 31, 2001 and subtracting net debt, Colonial's equity value ranged from ($1.58) per share to ($0.61) per share with a median equity value of ($1.23);
     . as a result of Colonial's negative EBIT for the trailing 12 months as of March 31, 2001, applying these multiples to Colonial's results indicates that the merger consideration exceeds the implied equity per share value under this valuation measurement.

     When the multiples of the current transaction are compared to the comparable companies analysis, the revenue and book value multiples are below that of the comparables, while the EBITDA multiple exceeds that of the comparables. As Colonial's trailing 12 months net income and EBIT are negative, they did not provide precise valuation measurements that could be compared to the comparable companies analysis; however, they indicate that the merger consideration exceeds the implied equity per share values under these valuation measurements. Accordingly, the results of the comparable companies analysis supports BB&T Capital Markets' conclusion that the merger consideration is fair from a financial point of view to Colonial's shareholders.

     Comparable Transactions Analysis

     Using publicly available information, BB&T Capital Markets analyzed transactions involving horseracing and gaming companies since 1996.

     The selected transactions used in this analysis were (acquiror/acquiree):

     Magna Entertainment Corp./Ladbroke Racing Corp.,
     Magna Entertainment Corp./Bay Meadows Operating Co.,
     Churchill Downs, Inc./Arlington International Racecourse,
     Magna Entertainment Corp./Ladbroke Land Holdings and Pacific Racing Association,
     Magna Entertainment Corp./Thistledown Inc.,
     Magna Entertainment Corp./Remington Park Inc.,
     Churchill Downs Inc./Hollywood Park Racetrack & Casino,
     Magna Entertainment Corp./Gulfstream Park Racetrack,
     Churchill Downs Inc./Tropical Park Inc. and Calder Race Course,
     Penn National Gaming and Greenwood/Garden State Racetrack and Freehold Raceway,
     Magna Entertainment Corp./Santa Anita Park and Los Angeles Turf Club, Churchill Downs Inc./Racing Corporation of America,
     Penn National Gaming Inc./ Charles Town Racetrack, and
     Penn National Gaming/ Pocono Downs Racetrack.

     BB&T Capital Markets compared the relative performance of Colonial to certain transaction multiples implied in the comparable transactions. In each comparable transaction BB&T Capital Markets calculated for the target company:

     .    market value as a multiple of trailing 12 months net income;
     .    market value as a multiple of current book value;
     .    enterprise value as a multiple of trailing 12 months revenue;
     .    enterprise value as a multiple of trailing 12 months EBITDA; and
     .    enterprise value as a multiple of trailing 12 months EBIT.

     This analysis yielded:

                       Comparable Transactions Analysis
                       --------------------------------
                                                                   Colonial
                              Median Value    Range of Values    Transaction
                              ------------    ---------------    -----------

Net Income..................     20.2x         2.3x to 72.5x          ---
Book Value..................      1.6x         0.8x to 18.9x         0.3x
Revenue.....................      1.2x          0.7x to 3.8x         1.2x
EBITDA......................      6.8x         3.3x to 16.4x        22.8x
EBIT........................     10.8x         3.9x to 34.8x          ---

     As it pertains to the comparable transactions analysis, BB&T Capital Markets noted that the market conditions, rationales for and circumstances surrounding each transaction were unique and that the comparable target companies were generally in better financial condition and more profitable than Colonial. For example, the median EBITDA for the latest 12-month period of the comparable target companies was approximately four times larger than the EBITDA of Colonial for the latest 12-month period. As a result, BB&T Capital Markets placed relatively less emphasis on the quantitative results of this analysis than the premiums paid analysis and discounted cash flow analysis described in this proxy statement.

     As it pertains to the comparable transaction analysis, BB&T Capital Markets determined the implied median equity per share valuations were as follows:

     . as a result of Colonial's net loss for the trailing 12 months ended March 31, 2001, applying these multiples to Colonial's results indicates that the merger consideration exceeds the implied equity per share value under this valuation measurement;
     . by applying these multiples to Colonial's book value as of March 31, 2001, Colonial's equity value ranged from $3.60 per share to $82.85 per share with a median equity value of $6.87 per share;
     . by applying these multiples to Colonial's revenue for the 12 months ended March 31, 2001 and subtracting net debt, Colonial's equity value ranged from ($0.74) per share to $11.63 per share, with a median equity value of $1.33 per share;
     . by applying these multiples to Colonial's EBITDA for the 12 months ended March 31, 2001 and subtracting net debt, Colonial's equity value ranged from ($2.91) per share to ($0.22) per share with a median equity value of ($2.19);
     . as a result of Colonial's negative EBIT for the trailing 12 months ended March 31, 2001, applying these multiples to Colonial's results indicates that the merger consideration exceeds the implied equity per share value under this valuation measurement.

     When the multiples of the current transaction are compared to the comparable transactions analysis, the book value multiple is below that of the comparable companies, the revenue multiple is similar to that of the comparable companies, and the EBITDA multiple exceeds that of the comparable companies. As Colonial's trailing 12 months net income and EBIT are negative, they did not provide precise valuation measurements that could be compared to the comparable companies analysis; however, they indicate the merger consideration exceeds the implied equity per share values under these valuation measurements. Accordingly, the results of the comparable transactions analysis supports BB&T Capital Markets' conclusion that the merger consideration is fair from a financial point of view to Colonial's shareholders.

     Premiums Paid Analysis

     BB&T Capital Markets reviewed purchase price premiums paid for the stock of publicly traded companies in transactions valued at $50.0 million and less for the 12 months ended May 10, 2001. In this analysis, BB&T Capital Markets measured the median purchase price premiums paid by acquirors over the prevailing stock market prices of acquirees one day, five days, and thirty days prior to the announcement of the transactions. These premiums were applied to the prices of Colonial class A shares for the same periods, resulting in an implied value for Colonial class A shares.

     The premiums analysis resulted in:

  Premiums Paid Analysis
  ----------------------
                                                              Median Value
                                                              ------------
  One day prior............................................       37.7%
  Five days prior..........................................       45.9%
  Thirty days prior........................................       59.3%

     . one day prior to the announcement of an offer, the median premium was 37.7%; applying this premium to Colonial resulted in an implied equity value of $0.32 per share;
     . five days prior to the announcement of an offer, the median premium was 45.9%; applying this premium to Colonial resulted in an implied equity value of $0.34 per share; and

     . 30 days prior to the announcement of an offer, the median premium was 59.3%; applying this premium to Colonial resulted in an implied equity value of $0.37 per share.

     The premium of the offer of $1.10 per share to Colonial shareholders was:

     .  369% one day prior to the announcement of the initial offer;
     . 369% five days prior to the announcement of the initial offer; and . 369% 30 days prior to the announcement of the initial offer.

The results of the premiums paid analysis supports BB&T Capital Markets' conclusion that the merger consideration is fair from a financial point of view to Colonial's shareholders.

     No company or transaction used in the comparable company analysis, the comparable transactions analysis, or the premiums paid analysis as a comparison is identical to Colonial or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies and transactions to which Colonial and the merger are being compared.

     Discounted Cash Flow Analysis

     BB&T Capital Markets performed a discounted cash flow analysis based on financial projections provided to BB&T Capital Markets by Colonial senior management.

     The discounted cash flow analysis is based on the projected future unlevered free cash flows of Colonial, after taking into consideration capital expenditures and working capital requirements. These cash flows are discounted back to a present value at an appropriate rate and are added to a terminal value, which is determined by applying an earnings multiplier to Colonial's projected EBITDA in the fifth year and discounting that value back to the present. The discounted cash flow analysis yielded an equity value range of $0.14 per share to $0.76 per share with a median equity value of $0.44 per share utilizing a range of discount rates and an equity value range of ($0.15) per share to $1.02 per share with a median equity value of $0.44 per share utilizing a range of terminal multiples. Accordingly, the results of the discounted cash flow analysis supports BB&T Capital Markets' conclusion that the merger consideration is fair from a financial point of view to Colonial's shareholders.

     Other Information

     BB&T Capital Markets reviewed Colonial's book value per share of $4.48 as of March 31, 2001 and noted that the components of book value include historical costs of assets but do not necessarily reflect actual values. The trading prices of Colonial class A stock indicate that the public markets may have significantly discounted the book value per share of the class A stock.
Further, based on BB&T Capital Markets' assessment of all factors and Colonial's prior sales efforts, BB&T Capital Markets concluded that book value was not an accurate reflection of the actual value of Colonial's assets.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Each analysis was performed to provide a different perspective of the transaction and to contribute to the total mix of information available. In arriving at its opinion, BB&T Capital Markets considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it, except that BB&T Capital Markets placed relatively less emphasis on the quantitative results of the comparable companies and comparable transactions analyses as described above as compared to the premiums paid analysis and discounted cash flow analysis. BB&T Capital Markets believes that selecting any portion of BB&T Capital Markets' analysis, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, BB&T Capital Markets may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be BB&T Capital Markets' view of the actual value of Colonial.

       In performing its analyses, BB&T Capital Markets made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Colonial. The analyses performed by BB&T Capital Markets are not necessarily indicative of actual value, which may be significantly more or less favorable than suggested by such analyses. Such analyses were performed solely as part of BB&T Capital Markets' analysis of whether the consideration to be received by Colonial shareholders pursuant to the merger agreement is fair from a financial point of view to such shareholders, and were conducted in connection with the delivery of BB&T Capital Markets' opinion. The analyses do not purport to be appraisals or to reflect the prices at which Colonial or its assets might actually be sold. Accordingly, the results of these analyses are subject to substantial uncertainty.

       As described above, BB&T Capital Markets' opinion provided to the Special Committee was one of a number of factors taken into consideration by the Special Committee in making its determination to recommend adoption of the merger agreement and the transactions resulting from it. Consequently, BB&T Capital Markets' analyses described above should not be viewed as determinative of the opinion of the Special Committee or the Board of Directors' view of Colonial's management with respect to the value of Colonial. The consideration to be received by the Colonial shareholders pursuant to the merger agreement was determined through negotiations between Colonial and Gameco and was approved by the Special Committee as well as the entire Board of Directors with Mr. Jacobs abstaining.

       BB&T Capital Markets was selected by the Special Committee to render a fairness opinion in connection with the merger because of BB&T Capital Markets' reputation and expertise as an investment banking firm. BB&T Capital Markets, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings of equities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of its business, BB&T Capital Markets may actively trade the equity securities of Colonial for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short term position in such securities.

       In accordance with its engagement letter, the opinion of BB&T Capital Markets is addressed solely to the Special Committee for its use in connection with its review and evaluation of the merger and does not constitute a recommendation to Colonial shareholders as to how they should vote at the special meeting in connection with the merger. The opinion may not be used for any other purpose without BB&T Capital Markets' prior written consent; however, BB&T Capital Markets has consented to the inclusion of its opinion as an attachment to this proxy statement. Accordingly, under the terms of the engagement letter and the opinion letter prepared pursuant to the engagement letter, no Colonial shareholder may rely or allege any reliance on BB&T Capital Markets' opinion or analysis in connection with the shareholder's consideration of the merits of the merger or otherwise but should look to the analysis engaged in by the Special Committee and Board of Directors. It is BB&T Capital Markets' position that its duties in connection with its fairness opinion are solely to the Special Committee, and that it has no legal responsibility to any other persons, including Colonial shareholders, under the laws of the Commonwealth of Virginia, the governing law of the engagement letter. BB&T Capital Markets would likely assert the substance of this disclaimer as a defense to claims, if any, that might be brought against it by Colonial shareholders with respect to its fairness opinion. However, since no Virginia court has definitively ruled on the availability to a financial advisor of this defense to shareholder liability with respect to a fairness opinion, this issue necessarily would have to be resolved by a court of competent jurisdiction. Furthermore, there can be no assurance that a court of competent jurisdiction would apply Virginia law to the resolution of this issue if it were ever to be presented. In any event, the availability or non-availability of this defense will have no effect on BB&T Capital Markets' rights and responsibilities under the federal securities laws, or the rights and responsibilities of the directors of Colonial under the governing state law or under the federal securities laws.

     Pursuant to an engagement letter between Colonial and BB&T Capital Markets, dated April 20, 2001, Colonial agreed to pay BB&T Capital Markets:

     .  $25,000 payable upon the signing of the engagement letter;
     . $50,000 payable upon delivery of the fairness opinion to the Special Committee; and
     .  $100,000 payable upon closing of the transaction.

     In addition to any fees for professional services, BB&T Capital Markets will also be reimbursed for expenses incurred in connection with BB&T Capital Markets' engagement. Colonial has also agreed to indemnify BB&T Capital Markets against specified liabilities, including liabilities under the federal securities laws, related to, arising out of or in connection with the engagement of BB&T Capital Markets by Colonial.

     Projections of Colonial

     Colonial does not as a matter of course make public forecasts as to future operations, but Colonial did prepare certain projections of earnings before interest, taxes, depreciation and amortization ("EBITDA") which it provided to BB&T Capital Markets in connection with its analysis of the Gameco proposal and the financial evaluation of Colonial. The EBITDA projections make certain assumptions, including the continuation of the management agreement with Jalou (which is terminable on 30 day's notice) and the acquisition by Jalou of additional truck stops, which may not occur. The EBITDA projections set forth below are included in this proxy statement solely because such information was available to Gameco, that substantially similar information was provided by Colonial to BB&T Capital Markets in April, 2001 and that substantially similar information was used in connection with BB&T Capital Markets' June 6, 2001 fairness opinion and related presentation to the Special Committee. See "Special Factors--Background of the Merger" and "Special Factors--Opinion of Financial Advisor to the Special Committee."

     The EBITDA projections set forth below were not prepared by Colonial with a view to public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants regarding prospective financial information, nor was the information prepared with the assistance of or reviewed, complied or examined by, independent accountants. The projections reflect numerous assumptions, all made by management of Colonial, with respect to competition, gaming industry performance, general business, economic, gaming tax rates, market and financial conditions, acquisitions, and other matters, all of which are difficult to predict and many of which are beyond Colonial's control. The projections do not include expenses associated with the merger, which are estimated to be approximately $858,000. Accordingly, there can be no assurance that any assumption made in preparing the projections will prove accurate, and actual results may be materially greater or less than those projected below. The inclusion of these projections in this proxy statement should not be regarded as an indication that Colonial or Gameco or any of their respective financial advisors or other representatives, or their respective officers and directors, consider such information to be an accurate prediction of future events or necessarily achievable. In light of the uncertainties inherent in forward looking information of any kind, Colonial cautions against reliance on such information. Colonial does not intend to update, revise or correct such projections if they become inaccurate (even in the short term) except as required under the federal securities laws.

                            Colonial Holdings, Inc.
                               Projected EBITDA

                                    Years Ending December 31,
                        --------------------------------------------------

                              2001    2002     2003     2004       2005
                         (in thousands, except per share information)
                        --------------------------------------------------

Projected EBITDA            $2,644   $3,454   $4,057   $4,057     $4,057

Interests of Certain Shareholders and Directors in the Merger

     In considering the recommendations of the Board of Directors with respect to the merger, shareholders should be aware that Jeffrey P. Jacobs is President, Secretary, Treasurer and beneficial owner of 50.0% of the common stock of Gameco, and that The Richard E. Jacobs Trust, controlled by his father, owns the remaining 50.0% of the common stock of Gameco. Mr. Jacobs and CD Entertainment, Ltd., an entity under his control, hold an aggregate of 1,945,000 shares of Colonial class A stock, representing 33.3% of the outstanding shares of that class and 1,220,000 shares of class B stock representing approximately 84.0% of the outstanding shares of that class. The class B stock is convertible into class A stock on a one to one ratio at the election of the shareholder. In September 2001, CD Entertainment converted (on a one-to-one basis) 790,000 shares of class B stock to class A stock increasing the percentage of outstanding shares of class A stock owned by it from 22.9% to 33.3% and decreasing the percentage of outstanding shares of class B stock owned by it from 89.6% to 84.0%. The conversion was made to increase the probability of approval of the merger agreement by more than two-thirds of the outstanding shares of class A stock. CD Entertainment is also Colonial's senior credit facility holder, which facility is convertible into 24,951,456 shares of class A stock at $1.03 per share at the option of CD Entertainment. No further conversion of shares of class B stock or conversion of debt into shares of class A stock occurred on or before the record date. Mr. Jacobs intends to vote the shares in his control in favor of the merger. Mr. Jacobs owns a sufficient number of class B shares to ensure approval of the merger agreement by the class B shares voting as a separate class. If the merger is consummated, Gameco will own all of the outstanding shares of Colonial class A stock and class B stock. Gameco will have complete control over the management and conduct of Colonial's business as well as holding substantially all of Colonial's indebtedness and will benefit from any future increase in Colonial's value.

     To avoid any potential conflicts of interest, the Board of Directors of Colonial appointed the Special Committee consisting of two independent directors who are not otherwise affiliated with Gameco or Gameco Acquisition, are not employees of Colonial, have no direct or indirect interest (other than as shareholders) in the merger and who will receive no extra or special benefit not shared on a pro rata basis with all other shareholders, to consider the merger on behalf of the unaffiliated shareholders. The members of the Special Committee received compensation for their services. Mr. Peskoff received $100,000 for serving on the Special Committee in recognition of the time required to complete the work of the Special Committee. Mr. Stansley received no additional compensation for his service but continued to receive his annual compensation of $75,000 pursuant to the terms of a consulting agreement entered into in connection with Colonial's initial public offering of stock and which terminates March 21, 2002. Mr. Stansley also will be the seller of the greatest number of shares of class A stock if the merger is consummated.

Cash Out of Stock Options

     After the consummation of the merger, holders of unexercised and outstanding options to purchase Colonial class A stock and class B stock, whether such options are vested or not, will be entitled to receive a cash payment equal to the product of the number of shares their options represent and the excess (if any) of the merger consideration paid per share over the option purchase price per share. Certain officers and directors of Colonial currently hold options. See "Security Ownership of Certain Beneficial Owners and Management."

Plans for Colonial if the Merger is Not Completed

     If the merger is not consummated, the Board of Directors expects to seek to retain Colonial's current management team and to continue its business as presently operated. There are no plans in such circumstances to operate Colonial's business in a manner substantially different than the manner in which it is presently operated. However, the Board of Directors will continue to review Colonial's strategic financial alternatives to maximize the value of the common stock and reevaluate Colonial's status on a regular basis.

Plans for Colonial after the Merger

     Gameco expects that, except as described in this proxy statement, the business and operations of Colonial will be continued substantially as they are currently being conducted. However, Gameco expects that it may, from time to time, evaluate and review Colonial's business, operations and properties and make such changes as it considers appropriate. It also intends to pursue additional gaming and other acquisition opportunities, and Jeffrey P. Jacobs and the Trust may pursue gaming and other acquisition opportunities independently of Gameco

     Except as described in this proxy statement, none of Jeffrey Jacobs, Richard Jacobs, Gameco, Gameco Acquisition or Colonial has any present plans or proposals involving Colonial or its subsidiaries which relate to or would result in an extraordinary corporate transaction such as a merger, reorganization, liquidation, sale or transfer of a material amount of assets, or any material change in the present dividend policy, or capitalization, or any other material change in Colonial's corporate structure or business. After the merger, Gameco will review proposals for, and may propose the acquisition or disposition of assets or other changes in Colonial's business, corporate structure, capitalization, management or dividend policy which it considers to be in its best interests.

     If the merger occurs you will have no interest in Colonial's future results. Gameco will be the sole shareholder of Colonial.

Directors and Management of Surviving Corporation

     After consummation of the merger, Jeffrey P. Jacobs and Richard E. Jacobs will serve as the only directors of Colonial. Jeffrey P. Jacobs will also serve as Chairman of the Board of Directors and Chief Executive Officer of Colonial. Ian M. Stewart will remain the President and Chief Financial Officer of Colonial after consummation of the merger.

Directors and Officers Indemnification and Insurance

     Gameco and Colonial have agreed to provide, or cause to be provided, indemnification to each director, officer, employee and agent of Colonial against any costs, expenses, losses, claims and damages arising out of or relating to their activities on behalf of Colonial prior to or in connection with the merger.

Gameco and Colonial have agreed not to amend, repeal or otherwise modify the indemnification provisions of Colonial's articles of incorporation or bylaws for a period of six years from completion of the merger. In addition, Gameco and Colonial have agreed to maintain in effect Colonial's current directors' and officers' liability insurance policies for a period of six years after completion of the merger.

Financing of the Merger


     It is estimated that approximately $5.9 million will be required to complete the merger and pay related fees and expenses. See "-- Fees and Expenses."


     Financing for the merger and additional activities of Gameco may be provided by the proceeds of an offering by Gameco of up to $115 million of high-yield senior debt securities.

     Gameco expects that the proceeds of this financing would be used to:

     . finance the merger consideration payable to Colonial's shareholders and optionholders;
     . finance the merger consideration payable to Black Hawk shareholders and to optionholders;

     . finance the acquisition of up to six Louisiana-based truck stop video gaming operations and a revenue interest in an additional video gaming operation; and

     . refinance approximately $60 million of the outstanding indebtedness of Black Hawk.




     The interest rate on the notes, and the other terms of the notes, will depend upon interest rate and market conditions at the time the notes are placed. Interest rates are expected to range from ____% to ____% as of the date of this proxy statement. However, it is anticipated that the notes will:

     .  have a maturity of seven years from the issue date;
     . be secured by a lien on substantially all of the assets of Gameco and its subsidiaries;

     . be senior in right of payment to all subordinated indebtedness of Gameco and its subsidiaries;
     .  be guaranteed on a senior basis by all of Gameco's subsidiaries;
     . be non-callable for four years, and thereafter callable at a redemption premium to be determined; and
     . be subject to a mandatory offer by Gameco to purchase the outstanding notes at 101.0% of their face amount, plus accrued interest, in the event of certain changes in control.

     The high-yield notes indenture is expected to contain customary covenants that will restrict, among other things, the ability of Gameco and its subsidiaries to:

     .  incur additional debt;
     .  pay dividends or make some other restricted payments;
     .  incur liens;
     .  apply net proceeds from some asset sales;
     . merge or consolidate with any other person, or sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of Gameco; and
     .  enter into various transactions with affiliates.

     The high-yield notes indenture also is expected to contain events of default that are customary in transactions of this type. The purchase of the notes will be subject to certain customary conditions to closing.

     Gameco has engaged CIBC World Markets and U.S. Bancorp Libra to act as co-underwriters, co-placement agents or co-initial purchasers for the high-yield notes. Gameco expects that the high-yield notes will be issued in a transaction which is not a public offering but which anticipates resales under Rule 144A of the Securities Act to qualified institutional buyers and possibly non-U.S. persons under Regulation S. Accordingly, the notes will not be registered under the Securities Act upon their original issuance. However, holders of the notes issued in the high-yield debt offering are expected to have the right to exchange their notes for publicly tradable notes bearing identical terms to the notes in the event Gameco is able to register the publicly tradable notes with the Securities and Exchange Commission. Gameco is required to use its best efforts to register such notes, and may be required to pay additional interest on the notes if such notes are not registered in a timely manner. If such notes are registered, Gameco will be subject to the periodic reporting requirements of the Exchange Act.


     Gameco has received a letter from CIBC World Markets Corp. dated November 15, 2001, indicating that, based upon market conditions existing at the time of delivery of the letter, the structure and documentation for the merger and the acquisition of Black Hawk, and subject to certain other terms and conditions, CIBC World Markets Corp. is "highly confident" of its ability to sell or place senior debt securities of Gameco in the aggregate principal amount of up to $115 million. The letter is filed as an exhibit to the Schedule 13E-3 filed with the SEC in connection with this transaction and is available at the principal executive offices of Colonial for inspection and copying by any Colonial shareholder or representative of any shareholder who has been so designated in writing. The placement and sale of the senior debt securities under the highly confident letter is subject to conditions precedent customary for financing of the type. The highly confidential letter does not constitute a commitment or an undertaking on the part of CIBC World Markets to place or purchase the senior debt securities or provide any portion of the financing. The receipt of the highly confidential letter does not ensure the successful placement or completion of an offering of senior debt securities.

     Gameco, CIBC and U.S. Bancorp Libra continue to monitor the impact of the September 11, 2001 terrorist attacks in New York City and Washington, D.C. and related developments on the capital markets and the proposed high-yield debt offering. Those, and the ensuing events, could have a materially negative impact on Gameco's ability to obtain financing for the merger. There is no assurance that the high-yield debt financing will be available to Gameco at all or available on terms and conditions acceptable to Gameco. Gameco has considered and will continue to consider alternative financing arrangements if primary financing plans fall through, but no alternative financing arrangements have been finalized. While high-yield debt or other alternative financing terms less favorable to Gameco than the terms described above could adversely affect Gameco's interests, they would not affect the consideration to be received by Colonial shareholders or the other terms and conditions of the merger. Moreover, the closing of the proposed transaction is not contingent upon the success of this or any other financing transaction.

     Gameco expects to repay the debt incurred in connection with the merger primarily from dividends from its subsidiaries, including Black Hawk, Jalou L.L.C., and Colonial. In addition, Gameco may repay this debt with proceeds from new debt or equity financings.

Material Federal Income Tax Consequences

     The following discussion is a summary of the material federal income tax consequences expected to result to shareholders whose shares of common stock are converted to cash in the merger. This summary does not purport to be a complete analysis of all potential tax effects of the merger. For example, the summary does not consider the effect of any applicable state, local or foreign tax laws. In addition, the summary does not address all aspects of federal income taxation that may affect particular shareholders in light of their particular circumstances and is not intended for shareholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, shareholders who hold their common stock as part of a hedge, straddle or conversion transaction, and shareholders who are not citizens or residents of the United States or that are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States) that may be subject to special federal income tax rules not discussed below. The following summary assumes that shareholders have held their common stock as "capital assets" (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the "Code").

     State and local tax laws may also impose income or other taxes upon shareholders whose shares of common stock are converted to cash in the merger. State and local income tax laws vary from state to state and this discussion does not address state or local tax issues.

     EACH SHAREHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

     Sales Treatment for Holders of Common Stock

     Except as provided below, the conversion of common stock in the merger will be fully taxable to shareholders as a sale or exchange of such stock. Accordingly, a shareholder who, pursuant to the merger, converts such holder's common stock into cash will recognize gain or loss equal to the difference between (1) the amount of cash received in the merger and (2) such shareholder's tax basis in the common stock. Generally, a shareholder's tax basis in common stock will be equal to such shareholder's cost. In the case of a shareholder who is an individual, such gain, if any, will be taxable at a maximum capital gains rate of 20.0% if the holder held the common stock for more than one year at the time of consummation of the merger. If the holder held the common stock for less than one year at the time of consummation of the merger, in general any such capital gain would be taxed at ordinary income tax rates. In the case of a shareholder who is an individual, any loss recognized from such a conversion will be considered a capital loss. Generally, a limitation on the deduction of capital losses allows an individual taxpayer to deduct a capital loss only against capital gains and against $3,000 per year of ordinary income. Any capital loss that is not deductible because of such limitation may be carried forward indefinitely and deducted in the next succeeding year subject to the same limitations. Gain or loss must be determined separately for each block of common stock acquired at the same cost in a single transaction.

     Treatment of Holders of Stock Options

     The payments received by holders of stock options granted pursuant to Colonial's stock option plans will be taxed as compensation income or ordinary income at ordinary income tax rates. Such income may be subject to withholding for holders of stock options that are employees of Colonial.

     Backup Withholding

     A shareholder whose common stock is converted to cash pursuant to the merger may be subject to backup withholding at the rate of 31.0% with respect to the gross proceeds from the conversion of such common stock unless such shareholder (1) is a corporation or other exempt recipient and, when required, establishes this exemption or (2) provides its correct taxpayer identification number, certifies that it is not currently subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A shareholder who does not provide Colonial with its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount withheld under these rules will be credited against the shareholder's federal income tax liability.

     Colonial will report to shareholders and to the IRS the amount of any payments made to, or withholding from shareholders with respect to the merger consideration.

     Gameco and Colonial Tax Consequences

     For federal income tax purposes, none of Gameco, Gameco Acquisition, or Colonial will recognize gain or loss as a consequence of the merger. It is possible, however, that Colonial will be subject to certain limitations and special rules (e.g., sections 382 and 383 of the Internal Revenue Code) as a consequence of the changes in ownership structure triggered by the merger.

     Gameco is currently taxed as an S corporation pursuant to Subchapter S of the Code. In general, subject to certain exceptions, an S corporation does not pay income tax on its earnings, but instead its taxable income is taxed at the shareholder level. Following the merger, Gameco intends elect Qualified Subchapter S Subsidiary status for Colonial. It is intended that pursuant to the Regulations under Section 1361 of the Code, the Qualified Subchapter S Subsidiary election should cause Colonial to be treated as if it had liquidated into Gameco in a tax-free liquidation under Section 332 of the Internal Revenue Code.

     Tax Consequences for Jeffrey P. Jacobs, the Trust, Richard E. Jacobs and Entities Under Their Sole Control

     Jeffrey P. Jacobs, the Trust, Richard E. Jacobs and entities under their sole control will transfer to Gameco all of the entity interests in Diversified Opportunities Group Ltd. and CD Entertainment Ltd. (the "Gameco Formation Transaction"). As a result of the Gameco Formation Transaction, Gameco, indirectly through its ownership of 100% of the equity interests in Diversified Opportunities Group Ltd. and CD Entertainment, will own 1,945,000 shares of Colonial's outstanding class A common stock and 1,220,000 shares of Colonial's outstanding class B common stock. It is intended that the Gameco formation transaction will qualify as a transfer to a controlled corporation in which gain or loss is not recognized under Section 351 of the Code.

Accounting Treatment

     The merger will be accounted for in accordance with the purchase method of accounting under U.S. generally accepted accounting principles.

No Dissenters' Rights'

     The shareholders of Colonial, whether or not they vote at the special meeting, are not entitled to dissenters' rights under Virginia law and will be bound by the terms of the merger agreement.

Fees and Expenses

     Whether or not the merger is consummated and except as otherwise described herein, all fees and expenses incurred in connection with the merger will be paid by the party incurring such fees and expenses, except that Colonial and Gameco will share costs and expenses relating to the printing and mailing of this proxy statement and certain filing fees.

     Estimated fees and expenses (rounded to the nearest thousand) to be incurred by Colonial in connection with the merger and related transactions are as follows:

     Special Committee's financial advisor's fees and expenses...  $200,000
     Legal fees and expenses.....................................   400,000
     Accounting fees and expenses................................    50,000
     Printing and solicitation fees and expenses.................    70,000
     Special Committee fees......................................   100,000
     SEC filing fees.............................................     1,000
     Other expenses..............................................    37,000
                                                                   --------
       Total.....................................................  $858,000
                                                                   ========

                  INFORMATION CONCERNING THE SPECIAL MEETING

Time, Place, and Date

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of proxies from the holders of Colonial class A stock and class B stock for use at a special meeting of shareholders to be held at 1:00 p.m., Eastern Standard Time, on Thursday, January 3, 2002, at Colonial Downs Racetrack, 10515 Colonial Downs Parkway, New Kent, Virginia, or at any adjournment or postponement thereof, pursuant to the enclosed Notice of Special Meeting of Shareholders.


Purpose of the Special Meeting

     At the special meeting, the shareholders of Colonial will be asked to consider and vote upon the approval of the merger agreement. A copy of the merger agreement is attached to this proxy statement as Attachment I. Pursuant to the merger agreement, each outstanding share of Colonial class A stock and class B stock (other than shares held by Gameco, Gameco Acquisition or CD Entertainment) will be converted into $1.12 per share, without interest.

     Based on the factors described above under "Special Factors--Recommendation of the Special Committee and Board of Directors" and on the unanimous recommendation of its Special Committee, the Board of Directors recommends that shareholders vote "FOR" approval of the merger agreement.

Record Date; Voting at the Meeting; Quorum


     The Board of Directors has fixed the close of business on November 26, 2001 as the record date for the special meeting. Only shareholders of record as of the close of business on the record date will be entitled to notice of and to vote at the special meeting.

     As of the close of business on the record date, Colonial had 5,840,223 shares of Colonial class A stock, and 1,452,500 shares of Colonial class B stock, issued and outstanding. As of the record date, the Colonial class A stock was held of record by approximately 755 registered holders, although Colonial believes it has approximately 3,629 beneficial owners of its class A stock. As of the record date, the class B stock was held of record by three registered holders. Holders of the class A stock and class B stock are entitled to one vote per share. If a share is represented for any purpose at the meeting it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and shares held of record by a broker or its nominee that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker non-votes and shares present or represented but as to which a shareholder abstains from voting will be included in determining whether there is a quorum at the special meeting.
Required Vote

     Under Virginia law, a quorum must be established for each class of voting stock in order for that class to validly vote at a special meeting. The meeting may be adjourned to another time and place if a quorum is not present and if a majority of the shares present vote in favor of adjournment. The presence in person or by proxy of the holders of not less than one-half of the voting power of each of the outstanding Colonial class A and class B stock entitled to vote at the special meeting constitutes a quorum for each class. Under Virginia law, the merger agreement must be approved by the affirmative vote of the holders of greater than two-thirds of the voting power of the outstanding shares of Colonial class A and class B stock voting as separate classes. The affirmative vote of 3,895,428 shares of Colonial class A stock, and 968,818 shares of Colonial class B stock will be necessary to approve the merger agreement. Mr. Jacobs and an entity under his control, CD Entertainment, Ltd., hold an aggregate of 1,945,000 shares of Colonial's outstanding class A stock, representing approximately 33.3% of the outstanding shares of that class and 1,220,000 shares of Colonial's outstanding class B stock representing approximately 84.0% of the outstanding shares of that class. Mr. Jacobs, who has informed Colonial he will cause all shares of Colonial stock beneficially owned by him to be voted for approval of the merger agreement, benefically owns a sufficient number of shares of class B stock to ensure the merger agreement will be approved by the class B shareholders voting separately as a class.

     Because Virginia law requires the merger agreement to be approved by a vote of greater than two-thirds of the outstanding shares of each class of the common stock, failure to return an executed proxy card or to vote in person at the special meeting or abstaining from the vote will constitute, in effect, a vote against approval of the merger agreement and the transactions contemplated thereby. Broker non-votes will have the same effect as a vote against approval of the merger agreement and the transactions contemplated thereby.

Voting and Revocation of Proxies

     The enclosed proxy card is solicited on behalf of the Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving a proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to its exercise, either by filing with Colonial's Secretary at Colonial's principal executive offices or transfer agent a written revocation or a duly executed proxy bearing a later date or by voting in person at the special meeting. Attendance at the special meeting without casting a ballot will not, by itself, constitute revocation of a proxy. Any written revocation of a proxy should be sent to Colonial's transfer agent, American Stock Transfer & Trust Company, at 6201 15th Avenue, Brooklyn, New York, 11219.

Action to be Taken at the Special Meeting

     All shares of common stock represented at the special meeting by properly executed proxies received prior to, or at, the special meeting, unless previously revoked, will be voted at the special meeting in accordance with the instructions on the proxies. Unless contrary instructions are indicated, proxies will be voted "FOR" the approval of the merger agreement, and "FOR" consideration of a motion to adjourn such meeting to another time and/or place for the purpose of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger.

     Colonial does not know of any matters, other than as described in the Notice of Special Meeting of Shareholders, which are to come before the special meeting. If any other procedural matters are properly presented at the special meeting for action, the persons named in the enclosed proxy card and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment. The merger is also subject to a number of additional conditions. See "The Merger Agreement-Conditions and Covenants."

Proxy Solicitation

     The cost of preparing this proxy statement will be borne by Colonial, and Colonial and Gameco will share the cost of its printing and filing. Colonial is requesting that banks, brokers and other custodians, nominees and fiduciaries forward copies of the proxy material to their principals and request authority for the execution of proxies. Colonial may reimburse such persons for their expenses in so doing. In addition to the solicitation of proxies by mail, the directors, officers and employees of Colonial and its subsidiaries may, without receiving any additional compensation, solicit proxies by telephone, telefax, telegram or in person.

     If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may be made by mail or by telephone or personal interview by directors, officers, and regular employees of Colonial, none of whom will receive additional compensation for these services. Gameco has engaged, at its expense, an outside proxy solicition firm. In the event any other party to the merger agreement retains an outside proxy solicitation firm, the associated costs of solicitation of proxies will be borne by the party retaining such firm. Colonial will reimburse custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding proxy materials to the beneficial owners of stock. Colonial reserves the right to retain an outside proxy solicitation firm.

     No person is authorized to give any information or make any representation not contained in this proxy statement, and if given or made, such information or representation should not be relied upon as having been authorized.

     Colonial shareholders should not send any certificates representing shares of common stock with their proxy card. All Colonial shareholders will receive written notice if the merger is consummated. At that time, each shareholder will exchange share certificates for cash in accordance with the transmittal letter and written instructions that have been sent with this proxy statement. See "The Merger Agreement--Payment for Shares of Common Stock After the Merger."

                             THE MERGER AGREEMENT

     Attached to this proxy statement as Attachment I are a copy of the merger agreement and an amendment thereto among Colonial, Gameco, Gameco Acquisition, and Jeffrey P. Jacobs. Although Colonial believes the information contained in this proxy statement provides an accurate summary of the merger agreement, you are urged to read the merger agreement, as amended, in its entirety.

The Parties

     The parties to the merger agreement are Colonial, Gameco, Gameco Acquisition, and Jeffrey P. Jacobs. They may be reached at the addresses below.

     Colonial Holdings, Inc.
     10515 Colonial Downs Parkway
     New Kent, VA 23124
     (804) 966-7223

     Gameco, Inc., Gameco Acquisition, and Jeffrey P. Jacobs
     c/o Jacobs Investment Management Co., Inc.
     1001 North U.S. Highway One, #710
     Jupiter, FL 33477
     Tel: (561) 575-4006

Effective Time

     If the merger agreement is approved, it is expected that the merger will be consummated as soon as possible after the special meeting and after all governmental and regulatory approvals required for the merger are received and all other conditions are satisfied. The merger will become effective upon the filing of articles of merger with the Virginia State Corporation Commission or at such later time and date as may be set forth in such Articles of Merger. It is currently anticipated that the merger will be consummated in January or February 2002; however, there can be no assurance as to the timing of the consummation of the merger or that the merger will be consummated.

The Merger

     Pursuant to the terms of the merger agreement, at the time the merger is consummated: (1) Gameco Acquisition will be merged with and into Colonial, (2) Colonial will become a wholly owned subsidiary of Gameco, (3) each outstanding share of Colonial class A stock and class B stock held by Colonial as treasury stock and each issued and outstanding share owned by any subsidiary of Colonial, Gameco, Gameco Acquisition or CD Entertainment will be cancelled and retired and shall cease to exist, and (iv) each outstanding share of Colonial class A stock and class B stock other than treasury shares and shares owned by any subsidiary of Colonial, Gameco, Gameco Acquisition or CD Entertainment will be canceled and converted into the right to receive cash in the amount of $1.12 per share, payable to the holder thereof, without interest, upon surrender of the certificate representing such shares.

Merger Consideration

     In accordance with the terms of the merger agreement, each share of Colonial class A stock and class B stock issued and outstanding immediately prior to the effective time of the merger other than treasury shares and shares owned by any subsidiary of Colonial, Gameco, Gameco Acquisition or CD Entertainment will, by virtue of the merger and without any action on the part of the holder thereof, become only the right to receive cash in the amount of $1.12 per share, without interest.

     After the consummation of the merger, unaffiliated shareholders will have no rights with respect to their shares of class A stock and class B stock except the right to exchange the certificates representing those shares for the merger consideration. As a result of the merger, Gameco will become the owner of all of the issued and outstanding shares of capital stock of Colonial.

The Exchange Fund; Payment for the Shares of Common Stock After the Merger

     Each shareholder of record of Colonial class A stock and class B stock as of the record date received with this proxy statement instructions describing the procedure and requirements for surrendering stock certificates in exchange for the cash to which such shareholder is entitled and a form letter of transmittal. Each shareholder will receive payment for shares as soon as practicable after the stock certificates and letters of transmittal have been duly delivered to Colonial in accordance with the written instructions and the merger has been consummated. Upon consummation of the merger, all holders of stock certificates will be required to surrender their certificates to receive the cash to which they are entitled. Any shareholder who has lost his, her or its stock certificates should promptly make arrangements (which may include the posting of a bond or other satisfactory indemnification) with Colonial's transfer agent for replacement.

     If payment is to be made to a person other than the one in whose name the stock certificate is issued, it will be a condition to such payment that (1) the certificate surrendered be properly endorsed (with such signature guarantees as may be required) and be otherwise in proper form for transfer, and (2) the person requesting such payment (a) pay any transfer or other taxes required by reason of the payment to a person other than the record holder or (b) establish to the satisfaction of Colonial that such tax has been paid or is not applicable.

     Payment will be made through an exchange agent selected by Gameco. Gameco will be required to deliver sufficient funds to the exchange agent prior to the merger to pay the aggregate merger consideration. Any portion of the funds made available by Gameco to the exchange agent that remains unclaimed by shareholders 12 months after the effective time of the merger will be returned to Gameco. Any shareholder who has not exchanged his, her or its shares at the time the funds are returned to Gameco must look solely to Gameco for payment thereafter.

Conditions And Covenants

     The respective obligations of Gameco, Gameco Acquisition and Colonial under the merger agreement to consummate the merger are subject to the satisfaction of certain conditions. These conditions include:

     .    approval of the merger agreement by Colonial's shareholders;

     . the absence of any order or injunction of any governmental authority prohibiting consummation of the merger;

     . delivery of an update of the fairness opinion by BB&T Capital Markets to the Special Committee;

     . the truth and correctness of both parties representations and warranties in the merger agreement;

     . all statutory approvals and all consents required to complete the merger; and

     . the delivery by Gameco of the merger consideration to the exchange agent.

     Other conditions, including compliance with representations, warranties, and covenants, must be satisfied by Colonial or waived by Gameco and Gameco Acquisition before either Gameco or Gameco Acquisition is obligated to complete the merger. Similarly, compliance with additional representations, warranties, and covenants must be satisfied by Gameco and Gameco Acquisition or waived by Colonial before Colonial is obligated to complete the merger. No party anticipates waiving any condition to the merger. Proxies would not be resolicited from shareholders upon the waiver of any of representation, warranty, or covenant unless the waiver would be material to the voting decision of shareholders.

Governmental and Regulatory Approvals

     Gameco was required to gain the approval of the Virginia Racing Commission to its acquisition of an indirect ownership in Colonial Downs, L.P. and Stansley Racing Corp. in order for the merger to become effective. Gameco has secured such approval. Other than the approval of the Virginia Racing Commission, Colonial is aware of no other material governmental or regulatory approvals required for the closing of the merger.

Termination, and Termination Fees

     The merger agreement may be terminated:

     .    By mutual written consent of Colonial and Gameco;

     . By either Colonial or Gameco if the merger is not consummated by April 1, 2002, provided that this right to terminate is not available to any party whose failure to fulfill its obligations was the cause of, or resulted in, the failure of the merger to occur;

     . By either Colonial or Gameco, if any governmental authority restrains or prohibits the merger and such order or decree is final and nonappealable and was not requested by the terminating party;

     . By either Colonial or Gameco, following the other party's material breach of any representation, warranty, covenant or agreement which is not curable or is not cured within thirty (30) days of written notice of breach;

     . By Colonial, if before shareholder approval of the merger agreement it receives an offer which is more favorable to the shareholders and is reasonably likely to be consummated;

     . By Gameco if the Board of Directors withdraws its recommendation or recommends another proposal, or recommends that the shareholders tender their shares in another offer by a party not an affiliate of Gameco; or

     . By either Gameco or Colonial if the shareholders of Colonial fail to approve the merger.

     Gameco would be required to pay Colonial a break-up fee of $400,000 if Gameco fails to consummate the merger on or before 12:00 noon, Eastern Time, April 1, 2002 and Colonial is otherwise in compliance with the merger agreement and the conditions to the merger have been satisfied other than conditions which remain unsatisfied as the result of the breach of a representation, warranty or covenant by Gameco or Gameco Acquisition.

     Colonial would be required to pay Gameco a break-up fee of $250,000, if:

     . Colonial, prior to receiving shareholder approval, receives and accepts a superior proposal;

     . Colonial's Board of Directors withdraws its recommendation of the merger or recommends a transaction with another party; or

     . the merger agreement is terminated at any time at which Gameco is not in material breach of the merger agreement and is otherwise entitled to terminate the merger agreement because the shareholders fail to approve the transaction or because Colonial is in material breach of the merger agreement.

     In any of the foregoing events, however, the breakup fee would be payable only if Colonial enters into another agreement or letter of intent for sale of Colonial or substantially all of its assets with a different party within 12 months of the termination of the merger agreement.

Representations and Warranties of Colonial

     Colonial has made certain representations and warranties in connection with the merger agreement, including representations and warranties relating to such matters as:

     .    organization and authority to enter into the merger agreement;

     .    capitalization;

     . non-contravention of the proposed merger with existing law or agreement;

     . the absence of required filings, consents or approvals in connection with the merger;

     . the absence of misstatements in its filings with the SEC, including this proxy statement;

     .    the absence of any undisclosed liabilities;

     .    the absence of any undisclosed litigation;

     .    compliance with applicable laws;

     .    taxes, labor matters and employee benefit plans;

     .    the absence of undisclosed noncompliance with environmental laws;

     .    title to assets; and

     . satisfaction of all of the representations and warranties in the merger agreement.

Representations and Warranties of Gameco and Gameco Acquisition

     Each of Gameco and Gameco Acquisition have made certain representations and warranties in the merger agreement, including representations and warranties relating to such matters as:

     . their respective organization and authority to enter into the merger agreement;

     . non-contravention of the proposed merger with existing law or agreements;

     . the absence of required filings, consents or approvals in connection with the merger;

     . the absence of misstatements in its filings with the SEC, including the proxy statement;

     .    compliance with applicable laws;

     .    absence of litigation which would affect the merger; and

     . the accuracy of all of its representations and warranties in the merger agreement.

Conduct of Business Pending the Merger

     Pursuant to the merger agreement, Colonial has agreed to operate and conduct its business only in the ordinary course in accordance with prior practices, and Colonial and its subsidiaries have specifically agreed to not:

     .    amend or propose to amend their articles of incorporation or bylaws;

     .    split, combine or reclassify their capital stock;

     . declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions to Colonial or a wholly owned subsidiary of Colonial by a direct or indirect wholly owned subsidiary of Colonial;

     . issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into, or exchangeable for, any such capital stock, except that Colonial may issue shares upon the exercise of options outstanding on the date hereof;

     . incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business or borrowings under the existing credit facilities of Colonial or of any of its subsidiaries up to the existing borrowing limit on the date of the merger agreement, and (B) borrowings to refinance existing indebtedness on terms which are reasonably acceptable to Gameco; provided that in no event shall aggregate indebtedness of Colonial and its subsidiaries, net of all cash and cash equivalents, exceed $29.0 million;

     . generally sell or transfer its assets except in the ordinary course of business;

     . generally enter into, amend, modify or renew any employment, consulting, severance or similar agreement with, or grant any salary, wage or other increase in compensation or increase in any employee benefit to, any director or officer of Colonial or of any of its subsidiaries, subject to certain exceptions;

     .    redeem or offer to redeem their capital stock; or

     .    acquire any assets other than in the ordinary course of business.

Amendment/Waiver

     Before or after approval of the merger agreement by the shareholders, the merger agreement may be amended by the written agreement of the parties thereto at any time prior to the effective time of the merger if such amendment is approved by their respective boards of directors.

     At any time prior to the effective time, Colonial, Gameco and Gameco Acquisition may extend the time for performance of any of the obligations or other acts of the other parties to the merger agreement, waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, or waive compliance with any agreements or conditions contained in the merger agreement. Any extension or waiver will be valid only if set forth in writing and signed by the party making such extension or waiver.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Jalou Agreement. Colonial's subsidiary, Colonial Holdings Management, has signed a management contract with Jalou L.L.C. and Jalou II, affiliates of Mr. Jacobs, to manage two truck stops that were recently acquired in Louisiana and to manage assets relating to a portion of the gaming revenues from another truck stop. Under the management contract, Colonial Holdings Management oversees all aspects of the operations of the truck stops and the restaurant. The management agreement calls for Colonial Holdings Management to provide these services in return for a fee of 3.0% of the truck stops' revenue and 5.0% of the truck stops' EBITDA. Each truck stop offers fueling, convenience store and restaurant facilities as well as 50 video poker gaming devices. Mr. Jacobs has agreed not to terminate or cause to be terminated the management agreement between Colonial and Jalou LLC and Jalou II without cause until the merger closes or the merger agreement is terminated.

     Colonial Gifts & Sportswear. Colonial entered into an agreement with Colonial Gifts & Sportswear, Inc., a Virginia corporation, in 1997 for the sale of gifts and apparel. Pursuant to the agreement, Colonial provides space at the racetrack and racing centers to Sportswear in exchange for a royalty based on Sportswear's gross sales. Sportswear is wholly owned by the wife and daughter of Mr. Arnold Stansley, a director of Colonial.

     Virginia Concessions, L.L.C. Virginia Concessions, L.L.C. has an agreement with Colonial to provide food and beverage concessions at Colonial's racing centers. Under the agreement, Colonial is responsible for the management and administration of Virginia Concessions in exchange for all earnings (or losses) from food and beverage sales. Virginia Concessions is beneficially owned by Mr. Jacobs.

     CD Entertainment Ltd. In August 2000, Colonial entered into an agreement with CD Entertainment, an affiliate of Jeffrey P. Jacobs, the Chairman and Chief Executive Officer of Colonial, to refinance the $15.0 million in loans from PNC Bank that came due on June 30, 2000. The PNC debt and Colonial's existing debt to related parties was consolidated into a $25.7 million credit facility with a term of five (5) years and an interest rate of LIBOR on the date funds are drawn, plus 3.0%. Under the terms of the credit facility, principal payments of $1.0 million each are due on June 30, 2002, 2003, and 2004, with the balance due on June 30, 2005. In addition, Colonial has agreed to make an additional annual principal payment commencing in 2002 contingent upon Colonial's annual cash flow. The track serves as collateral for the loan. Additionally, Colonial has pledged its limited partnership interest in Colonial Downs, L.P. and its shares of Stansley Racing Corp., both of which are subsidiaries of Colonial, to CD Entertainment. This collateral package is identical to that provided to PNC for the PNC Credit Facility.


     Jacobs' Obligation to Fund Colonial Under the Agreement and Plan of Merger. Under the Agreement and Plan of Merger with Gameco, Jeffrey P. Jacobs has agreed to provide Colonial up to $1,300,000 in working capital through April 1, 2002. The capital commitment will be available to Colonial at its request. The Agreement and Plan of Merger requires that up to $900,000 will be available in cash and the remaining $400,000 will be in the form of forgiveness of fees and expenses payable to Mr. Jacobs and/or his affiliates. The working capital will be provided to Colonial in a combination of equity or debt as determined by Mr. Jacobs in his sole discretion, and if provided as debt, will be on the terms incurred by Mr. Jacobs, if applicable, or on terms comparable to other loans by Mr. Jacobs or his affiliates to Colonial.

     Consulting Agreement with Arnold W. Stansley. Colonial entered into a Consulting Agreement, dated as of March 21, 1997, with Arnold W. Stansley, a director and member of the Special Committee of Colonial. Under the terms of the Consulting Agreement, Mr. Stansley is obligated to advise and assist

Colonial in the conduct of its business. In exchange for his services, Mr. Stansley is compensated by Colonial in an amount of $75,000 per year. The Consulting Agreement expires on March 21, 2002.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     Colonial's class A stock is quoted on the OTC Bulletin Board under the symbol "CHLD". Colonial's stock began trading on March 18, 1997. The following table sets forth for the periods indicated the high and low closing prices per share of Colonial class A stock as reported on the NASDAQ National Market (from March 1997 to May 1999), the NASDAQ Small Cap Market (from May 1999 to November
2000) and the OTC Bulletin Board (from November 2000 to September 2001).


               1999                      High     Low
               ----                      ----     ---
          First Quarter               $  1.69   $  0.63
          Second Quarter                 2.56      1.38
          Third Quarter                  2.63      1.00
          Fourth Quarter                 1.50      0.81

               2000                      High      Low
               ----                      ----      ---
          First Quarter               $  1.56   $  0.75
          Second Quarter                 1.22      0.75
          Third Quarter                  0.97      0.38
          Fourth Quarter                 0.53      0.16

               2001                      High     Low
               ----                      ----     ---
          First Quarter               $0.7969   $0.1562
          Second Quarter                0.960     0.610
          Third Quarter                  1.00     0.800


     On February 28, 2001, the last day Colonial's stock traded prior to the announcement of the merger transaction described in this proxy statement, the closing sales price of its class A stock on the OTC Bulletin Board was $0.2344. On June 8, 2001, the last full day prior to the day on which the execution of the merger agreement was publicly announced, the closing sales price for the class A stock on the OTC Bulletin Board was $0.64. On November 29, 2001, the closing sales price for the class A common stock on the OTC Bulletin Board was $0.92. The market price for Colonial class A stock is subject to fluctuation and shareholders are urged to obtain current market quotations.


     There is no established market for the Colonial class B stock. There are three holders of record of Colonial class B stock.

     Colonial has not paid any dividends to date, does not anticipate paying any dividends on either class of its common stock in the foreseeable future and intends to retain any earnings to finance the development and expansion of its operations. The payment of any future dividends will be at the discretion of the Board of Directors and will depend upon, among other things, future earnings, operations, capital requirements, the financial condition of Colonial and general business conditions. Current debt covenants with a lender, CD Entertainment, Ltd. (an affiliate of Jeffrey P. Jacobs), preclude Colonial from declaring and paying dividends.

                           DIRECTORS AND MANAGEMENT

     Set forth below are the name and business address of each director and executive officer of Colonial, and his present position with Colonial. Also set forth below are the material occupations, positions, offices and employment of each such person and the name of any corporation or other organization in which any material occupation, position, office or employment of each such person was held during the last five years. All directors and officers are citizens of the United States.

Name of Director                       Age                          Position
----------------                       ---                          --------
Arnold W. Stansley                     68        Mr. Stansley has been a director of Colonial since March
Raceway Park                                     1997. Mr. Stansley's term as a director of Colonial
5700 Telegraph Road                              expires in 2002. From 1993 to 1997, Mr. Stansley served
Toledo, OH 43612                                 as President of Stansley Management Corp., Colonial
                                                 Downs, L.P.'s managing general partner prior to the
                                                 reorganization of Colonial in connection with its
                                                 initial public offering of stock. He also served as
                                                 President of Stansley Racing prior to the
                                                 reorganization, from 1994 to 1997. Mr. Stansley is an
                                                 owner and has been an executive officer of Raceway Park,
                                                 a standardbred racetrack in Toledo, Ohio, for the last
                                                 ten years.

Stephen D. Peskoff                     58        Mr. Peskoff was a director of Colonial from March 1997
Friedman, Billings, Ramsey &                     until his resignation on September 18, 2000. He was
 Co., Inc.                                        reappointed to the Board in March 2001. His term as
Potomac Towers                                   director expires in 2002. Mr. Peskoff has acted as a
1001 Nineteenth St. North                        consultant to Friedman, Billings, Ramsey & Co., an
Arlington, VA 22209                              investment banking firm, for the last five years and
                                                 served as President of Underhill Investment Corp. since
                                                 1976. Mr. Peskoff was active in the thoroughbred horse
                                                 industry from 1978 to 1992 during which time he won two
                                                 Eclipse Awards (1983 and 1991) and was the breeder of
                                                 the 1991 horse of the year (Black Tie Affair).

Patrick J. McKinley                    46        Mr. McKinley has been a director of Colonial since March
Jacobs Entertainment                             1997. Mr. McKinley's term as a director expires in 2001.
1231 Main Avenue                                 Mr. McKinley has served as Executive Vice President of
Cleveland, OH 44113                              Jacobs Investment Management Co., Inc. for more than 20
                                                 years and is responsible for its day-to-day operations.
                                                 Mr. McKinley has over 20 years experience in restaurant
                                                 operations and real estate development and management.

Jeffrey P. Jacobs                      47        Mr. Jacobs serves as Chairman of the Board of Directors
Jacobs Investments                               and Chief Executive Officer of Colonial. Mr. Jacobs'
1001 North U.S. Highway 2                        term as a director expires in 2003. From 1995 to the
Suite 710                                        present, he has served as Chairman and Chief Executive
Jupiter, FL 33477                                Officer of Jacobs Entertainment Ltd., a company based in
                                                 Cleveland, Ohio that has investments in other gaming
                                                 companies and ventures, including Black Hawk Gaming &
                                                 Development Company, Inc., based in Black Hawk,

Name of Director                      Age                          Position
----------------                      ---                          --------
                                                 Colorado. From 1975 to present he also has served as
                                                 President and CEO of Jacobs Investments, Inc., a company
                                                 engaged in the development, construction and operation
                                                 of residential and commercial real estate and
                                                 entertainment projects in Ohio. Mr. Jacobs also served
                                                 in the Ohio House of Representatives from 1982 until
                                                 1986.

Robert H. Hughes                      60         Mr. Hughes has been a director of Colonial since March
27459 Hemlock Drive                              1997. Mr. Hughes' term as a director expires in 2003.
Westlake, OH 44145                               Mr. Hughes served as Chief Financial Officer of Jacobs
                                                 Investments, Inc. from 1993 until his retirement in May
                                                 1999. Mr. Hughes is a director of Black Hawk Gaming &
                                                 Development Co., Inc. Mr. Hughes was partner in charge
                                                 of the audit department of the Cleveland office of the
                                                 accounting firm of Deloitte & Touche LLP until his
                                                 retirement in 1991. Mr. Hughes is a certified public
                                                 accountant.

David C. Grunenwald                   47         Mr. Grunenwald has been a director of Colonial since
Jacobs Entertainment                             March 1997. Mr. Grunenwald's term as a director expires
1231 Main Avenue                                 in 2003. Mr. Grunenwald has served as Vice President of
Cleveland, OH 44113                              Development and Leasing for Jacobs Investments, Inc.
                                                 since 1988 and directs that company's development,
                                                 construction, and leasing operations. Prior to joining
                                                 Jacobs Investments, Inc., Mr. Grunenwald worked for
                                                 Weston, Inc. (1987-88) in syndication and property
                                                 management and Touche Ross & Company from 1981 to 1987
                                                 as a tax consultant.

The executive officers of Colonial, in addition to Mr. Jacobs, are:

Name of Officer                   Age                                    Position
---------------                   ---                                    --------
Ian M. Stewart                    46             Mr. Stewart has served as President of Colonial since
10515 Colonial Downs Parkway                     November 1998 and Chief Financial Officer since June
New Kent, Virginia 23124                         1997. From January 1998 through November 1998, Mr.
                                                 Stewart served as Chief Operating Officer of Colonial.
                                                 From October 1994 to June 1997, Mr. Stewart served as a
                                                 consultant and a temporary Chief Financial Officer for
                                                 several Virginia based businesses. From December 1989 to
                                                 September 1994, Mr. Stewart was Vice President and CFO
                                                 of Hat Brands, Inc. Mr. Stewart is a certified public
                                                 accountant.

Name of Officer                   Age                                    Position
---------------                   ---                                    --------
Jerry M. Monahan                  61               Mr. Monahan has served as Vice President - Racing
10515 Colonial Downs Parkway                       Operations since June 1997. Prior to that time, Mr.
New Kent, Virginia 23124                           Monahan was Vice President and General Manager of the
                                                   Lexington Trots Breeder Association. Prior to that, Mr.
                                                   Monahan was Vice President and General Manager of
                                                   Buffalo Raceway.

     There are no family relationships between any of the directors and executive officers. No director or executive officer has been subject to any material legal proceedings in the past five years.

Gameco and Gameco Acquisition

     Richard E. Jacobs and Jeffrey P. Jacobs comprise the Board of Directors of Gameco and Gameco Acquisition. Jeffrey P. Jacobs serves as President, Vice President, Secretary and Treasurer for both companies. After the merger, Richard E. Jacobs and Jeffrey P. Jacobs will comprise the Board of Directors of Colonial. Jeffrey P. Jacobs will continue to serve as Colonial's Chairman and Chief Executive Officer and Ian M. Stewart will continue to serve as President and Chief Financial Officer. The resumes of Jeffrey P. Jacobs and Mr. Stewart are set forth above.

     Richard E. Jacobs was Chairman of the Board, President and Chief Executive Officer of Cleveland Indians Baseball Company, Inc. from its inception in 1998 to February 2000. From 1986 to 1998, Mr. Jacobs was Chairman of the Board, President and Chief Executive Officer of Cleveland Baseball Corporation, which previously served as the general partner of the partnership that now owns the Cleveland Indians Baseball team. For many years Mr. Jacobs has been Chairman of the Board and Chief Executive Officer of The Richard E. Jacobs Group Inc., a real estate management and development company. The business address of the Trust and Richard E. Jacobs is 25425 Center Ridge Road, Cleveland, Ohio
44145.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Colonial's common stock as of September 30, 2001 for: (a) each of its directors and executive officers; (b) all of the directors and executive officers as a group; and (c) each person known by Colonial to be a beneficial owner of more than 5.0% of its common stock. All information with respect to beneficial ownership by Colonial's directors, executive officers or beneficial owners has been furnished by the respective director, officer or beneficial owner, as the case may be. Unless indicated otherwise, each of the shareholders has sole voting and investment power with respect to the shares of common stock beneficially owned .

                                         Beneficially Owned
                                         ------------------
Name/Beneficial Owner              Class A            Class B               Class A        Class B       Outstanding
                                   -------            -------               -------        -------       -----------
CD Entertainment Ltd./(1)/

                                    26,896,456/(2)/    1,220,000              87.3%         84.0%             87.2%

Jeffrey P. Jacobs/(3)/              26,916,456         1,220,000              87.4%         84.0%             87.2%

Arnold W. Stansley                     484,721               ---               1.5%          ---               1.5%

James M. Leadbetter
110 Arco Drive
Toledo, OH 43607                       216,581           225,000                 *          15.4%              1.3%

Stephen Peskoff/(4)/                    72,615               ---                 *           ---                 *

Ian M. Stewart/(5)/                     30,000               ---                 *           ---                 *

David C. Grunenwald/(5/)                16,009               ---                 *           ---                 *

Robert H. Hughes/(5)/                   18,650               ---                 *           ---                 *

Patrick J. McKinley/(5)/                16,071               ---                 *           ---                 *

All executive officers              27,771,103         1,220,000              90.1%         83.9%             89.9%
and directors as a group
(8 persons)/(6)/

/(1)/ CD Entertainment Ltd. is beneficially owned by Jeffrey P. Jacobs, and the Richard E. Jacobs Revocable Trust.
/(2)/ Includes 24,951,456 shares of Colonial class A stock issuable upon the conversion of an Amended and Restated Convertible Term Note and Credit Line Convertible Note held by CD Entertainment. The percentage calculation assumes that the issued and outstanding Colonial class A stock of Colonial is 29,976,695. However, the aggregate number of shares of Colonial class A stock which Colonial currently has authority to issue is 12,000,000. Colonial has agreed to make efforts to authorize additional shares for such conversion rights.
/(3)/ Represents the shares owned by CD Entertainment Ltd. and options for 20,000 shares held pursuant to the Colonial Holdings, Inc. 1997 Stock Option Plan.
/(4)/ Represents 2,518 shares owned, 15,000 shares owned by Underhill Investment Corp., an affiliate of Mr. Peskoff, and options for 50,000 shares granted under the Stock Option Plan.
/(5)/  Includes stock options granted under the Stock Option Plan
/(6)/ Includes (1) all shares owned directly or indirectly, and (2) all options held under the Stock Option Plan. The address of all directors and employees is c/o Colonial Downs, 10515 Colonial Downs Parkway, New Kent, Virginia 23124.
* Represents less than 1%

                                OTHER BUSINESS

     Colonial knows of no matters or business to be presented for consideration at the special meeting other than the consideration of the merger agreement and merger. If, however, any other matter properly comes before the special meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on such matter.

                             SHAREHOLDER MEETINGS

     Colonial has decided not to hold its 2001 annual meeting of shareholders, which is generally held in the summer, because of the merger proposal described in this proxy statement and the related special meeting. If the merger is consummated, there will no longer be any unaffiliated shareholders of Colonial and no public participation in any future meetings of shareholders. However, if the merger is not consummated on or before April 1, 2002, Colonial expects that it will hold an Annual Meeting of Shareholders in the second quarter of 2002.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement contains or incorporates by reference certain forward-looking statements and information relating to Colonial that are based on the beliefs of management as well as assumptions made by and information currently available to Colonial. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical fact, including statements regarding the consummation of the merger. When used in this document, the words "anticipate," "believe," "estimate," "expect," "plan," "intend," "project," "predict," "may," and "should" and similar expressions, are intended to identify forward-looking statements. Such statements reflect the current view of Colonial with respect to future events, including the consummation of the merger, and are subject to numerous risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements of Colonial to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others:

     .  delays in receiving required gaming, regulatory and other approvals;
     .  the failure of shareholders to approve the merger agreement;
     .  intensity of competition;
     .  Colonial's ability to meet debt obligations;
     .  regulatory compliance in Virginia;
     .  general economic or market conditions;
     .  taxation levels;
     . effects of national and regional economic and market conditions, labor and marketing costs; and
     . various other factors, otherwise referenced in this proxy statement and the appendices attached hereto.

     Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, planned or intended. Colonial does not intend, or assume any obligation, to update these forward-looking statements to reflect actual results, changes in assumptions or changes in the factors affecting such forward-looking statements.

                              CERTAIN LITIGATION

     Contract Dispute with AT&T. Colonial was served on March 30, 2001 with a suit by AT&T Corp. alleging a breach of a contract and a tariff violation. AT&T seeks recovery of $131,343.81, plus interest and costs of suit. The matter is pending in the Federal District Court for the Eastern District of Virginia (Richmond Division, Case No. 3:01CV187). A February 26, 2002 trial date has been set. Colonial is vigorously contesting the claim.

     Gregory. Colonial was served on June 6, 2001 as a party to a lawsuit by a trainer, George E. Gregory, Jr., who was injured during the Colonial Downs 2000 thoroughbred meet while being assisted by an outrider. Mr. Gregory seeks $250,000, costs, expenses and attorney fees. The matter is pending in Circuit Court of the County of New Kent (Case No. 127CL00000051). Colonial's insurance carrier is vigorously contesting the claim.

                             INDEPENDENT AUDITORS

     The firm of BDO Seidman LLP has served as Colonial's independent auditors since 1997. The consolidated financial statements of Colonial for each of the years in the three year period ended December 31, 2000 included in Colonial's Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by BDO Seidman, LLP as stated in their reports appearing therein. It is expected that representatives of BDO Seidman, LLP will be present at the special meeting, both to respond to appropriate questions of shareholders of Colonial and to make a statement if they so desire.

                      WHERE YOU CAN FIND MORE INFORMATION

     The SEC allows Colonial to "incorporate by reference" information into this proxy statement, which means that Colonial can disclose important information by referring you to another document filed separately with the SEC. The following documents previously filed by Colonial with the SEC are incorporated by reference in this Proxy Statement and are deemed to be a part hereof:

     (1) Colonial's Annual Report on Form 10-K for the year ended December 31, 2000;

     (2) Colonial's Current Reports on Form 8-K dated March 21 and June 11, 2001; and

     (3) Colonial's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

     (4) Colonial's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

     (5) Colonial's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

     Colonial cannot rely on the statutory safe harbor of Section 21E of the Securities Act of 1934 in connection with the forward-looking statements contained in the incorporated documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this proxy statement modifies or replaces such statement.

     Colonial undertakes to provide by first class mail, without charge and within one business day of receipt of any written or oral request, to any person to whom a copy of this proxy statement has been delivered, a copy of any or all of the documents referred to above which have been incorporated by reference in this proxy statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Requests for such copies should be directed to Corporate Secretary, Colonial Holdings, Inc. 10515 Colonial Downs Parkway, New Kent, VA 23124 (Telephone -- 804-966-7223 (extension
1110).

                             AVAILABLE INFORMATION

     No person is authorized to give any information or to make any representations, other than as contained in this proxy statement, in connection with the merger agreement or the merger, and, if given or made, such information or representations may not be relied upon as having been authorized by Colonial, Gameco or Gameco Acquisition. The delivery of this proxy statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of Colonial since the date hereof.

     Because the merger is a "going private" transaction, Gameco, Gameco Acquisition, Jeffrey P. Jacobs, the Richard E. Jacobs Revocable Trust, CD Entertainment, Ltd. and Colonial have filed with the SEC a Rule 13E-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the merger. This proxy statement does not contain all of the information set forth in the Schedule 13E-3 and the exhibits thereto. Copies of the Schedule 13E-3 and the exhibits thereto are available for inspection and copying at the principal executive offices of Colonial during regular business hours by any interested shareholder of Colonial, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Corporate Secretary, Colonial Holdings, Inc., 10515 Colonial Downs Parkway, New Kent, Virginia 23124.


     Colonial is currently subject to the information requirements of the Exchange Act and in accordance therewith files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters. Copies of such reports, proxy statements and other information, as well as the Schedule 13E-3 and the exhibits thereto, may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the Regional Office of the SEC at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at "http://www.sec.gov. " Colonial's common stock is listed on the OTC Bulletin
 -------------------
Board (ticker symbol: CHLD.OB).

Unaudited Pro Forma Consolidated Financial Statements of Gameco, Inc.

     The unaudited pro forma consolidated financial statements are presented to show the Gameco, Inc. financial statements after the impact of the transactions described below. Unaffiliated shareholders of Colonial will not have an interest in Gameco or any of the companies included in the pro forma information regardless of whether they vote for or against the merger. The pro forma information may be helpful to unaffiliated Colonial shareholders in assessing the benefits to Gameco, CD Entertainment, Inc., and Mr. Jacobs and the Buyers and their ability to obtain financing for the merger.

     The following unaudited pro forma consolidated statements of income for the year ended December 31, 2000 and for the nine months ended September 30, 2001 and the unaudited pro forma consolidated balance sheet as of September 30, 2001 give effect to the following transactions:


     The contribution of certain historical assets and liabilities of Diversified Opportunities Group Ltd. into Gameco, Inc. Diversified Opportunities' consolidated financial statements include the accounts of Colonial since Diversified owns over 50% voting control of Colonial's shares.


     The contribution of the assets and liabilities of Jalou II, Inc. into Gameco.

     The acquisition of the publicly held shares of Colonial Holdings, Inc.

     The acquisition of the publicly held shares of Black Hawk Gaming & Development Company, Inc.

     The acquisition of the Louisiana entities which occurred in February, 2001 by Diversified Opportunities, Jalou, LLC and Jalou II, Inc.

     The acquisition of Gold Dust Casino, which occurred in January 2001 by Black Hawk

     The acquisition of certain other Louisiana entities which are considered probable.

     The completion of an assumed $115 million debt offering and an assumed $3 million capital contribution to be used to finance the acquisition of the publicly held shares of Colonial and Black Hawk and to repay certain existing debt.


     All of the above acquisitions were accounted for using the purchase method of accounting. Accordingly, the results of Diversified Opportunities, Jalou II, and Black Hawk for the period ended September 30, 2001 include the completed Louisiana properties and Gold Dust, respectively from the date of acquisition. The unaudited pro forma statements of income have been prepared assuming the above transactions occurred on January 1, 2000. The unaudited pro forma balance sheet as of September 30, 2001 has been prepared assuming the above transactions occurred on such date.


     The purchase method of accounting requires the aggregate purchase price to be allocated to assets acquired based on their estimated fair value. For purposes of the unaudited pro forma consolidated financial statements the allocation of the purchase price is based on management's best estimate. The final allocation of the purchase price for the assets acquired will be determined in a reasonable time after the consummation of the transactions and will be based on a complete evaluation of the assets acquired. Accordingly, the information presented herein may differ from the final purchase price allocation; however, such allocation is not expected to differ materially from the preliminary estimates. For the Gold Dust and Jalou completed acquisitions, amortization expense has been recorded for the goodwill arising from the acquisitions. As all other acquisitions will occur after September 30, 2001, based on the Financial Accounting Standards Board's rules for business combinations and amortization of goodwill, no goodwill amortization has been presented in the pro forma financial statements.

     The unaudited pro forma financial statements of income do not include the impact of nonrecurring charges or credits directly attributable to the transactions. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data. The unaudited pro forma consolidated financial statements should be read in conjunction with the related notes. The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial position that would have been achieved had the transactions reflected therein been consummated as of the date indicated, or of the results of operations or financial position for any future periods.

GAMECO UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF INCOME (in thousands) Year Ended December 31, 2000

                                                                  Historical                                Historical
                                                 -------------------------------------------                Results for
                                                   Diversified        Black Hawk     Jalou      Jalou     Period Prior to
                                                 Opportunities (a)      Gaming       II (b)     III (c)   Acquisitions (d)
                                                 -----------------   ------------  --------- ----------- -----------------
Net Revenues                                         $  30,708          $ 78,875             $   12,901     $  30,595          (4)
                                                     ---------          --------   --------- ----------     ---------          (7)
                                                                                                                               (9)
                                                                                                                              (10)

Costs and Expenses
      Direct Expenses                                   22,052            34,693                  9,644        12,592          (7)
      Selling, General and Administrative Expenses       6,777            24,801                  2,571         9,366          (4)
                                                                                                                               (9)
                                                                                                                              (10)
                                                                                                                              (11)
                                                                                                                              (12)

      Depreciation & Amortization                        1,719             5,746                    423         1,843          (1)
                                                                                                                               (5)
                                                                                                                               (9)
                                                                                                                              (10)
                                                     ---------          --------   --------- ----------     ---------
           Total Operating Expenses                     30,548            65,240                 12,638        23,801

Operating Income                                           160            13,635                    263         6,794


                                                                                                                               (3)
                                                                                                                               (6)
Interest expense, net                                   (3,104)           (3,139)                  (466)       (1,070)         (9)
                                                     ---------          --------   --------- ----------     ---------
Income before equity investments, minority
      interest and income taxes                         (2,944)           10,496                   (203)        5,724

Equity in earnings of investments                        3,833                --                     --            --          (4)

Minority interests                                       1,566            (2,059)                    --            --          (4)
                                                     ---------          --------   --------- ----------     ---------
Income before income taxes                               2,455             8,437                   (203)        5,724

Income taxes                                                --            (2,976)                    --            --          (2)
                                                     ---------          --------   --------- ----------     ---------
Net income                                           $   2,455          $  5,461                  ($203)    $   5,724

                                                    Transaction              Gameco
                                                    Adjustments            Pro Forma
                                                   -------------          -----------
Net Revenues                                          ($1,453)             $ 155,407
                                                                          ----------
                                                        4,156
                                                         (322)
                                                          (53)
Costs and Expenses
      Direct Expenses                                   3,194                 82,175
      Selling, General and Administrative Expenses     (1,453)                40,113
                                                         (592)
                                                          (87)
                                                       (1,070)
                                                         (200)

      Depreciation & Amortization                          91                 10,025
                                                         (323)
                                                          527
                                                           (1)

                                                      -------              ---------
           Total Operating Expenses                        86                132,313

Operating Income                                        2,242                 23,094


                                                       (9,993)
                                                        2,857
Interest expense, net                                  (1,296)               (16,211)
                                                      -------              ---------
Income before equity investments, minority
      interest and income taxes                        (6,190)                 6,883

Equity in earnings of investments                      (3,833)                    --

Minority interests                                        493                     --
                                                      -------              ---------
Income before income taxes                             (9,530)                 6,883

Income taxes                                            2,976                     --
                                                      -------              ---------
Net income                                            ($6,554)             $   6,883
                                                      =======              =========

___________________
(a) Includes the results of Colonial Holdings Inc.
(b) Includes the results of the Winners Choice truck plaza acquired by Messers. Jacobs in February 2001.
(c) Includes the results of four Louisiana truck stop gaming properties to be purchased.
(d) Includes the results of Gold Dust West acquired in January 2001 and Jalou properties acquired in February 2001.

    See accompanying notes to unaudited pro forma consolidated financial statements.

GAMECO UNAUDITED PROFORMA CONSOLIDATED STATEMENT OF INCOME (in thousands)
Nine Months Ended September 30, 2001

                                                                                                                 Historical
                                                                               Historical                        Results for
                                                       ------------------------------------------------------
                                                       Diversified        Black Hawk     Jalou        Jalou     Period Prior to
                                                     Opportunities (a)      Gaming       II (b)       III (c)  Acquisitions (d)
                                                     -----------------    ----------   ---------    ---------- ----------------
Net Revenues                                             $  30,016        $  73,618    $   4,578    $  14,878      $   1,192     (4)
                                                     -----------------    ----------   ---------    ---------- ----------------
                                                                                                                                 (7)
                                                                                                                                (10)
Costs and Expenses
      Direct Expenses                                       19,982           32,019        3,203        9,183            648     (7)

      Selling, General and Administrative Expenses           5,842           23,833          951        3,302            259     (4)
                                                                                                                                (10)
                                                                                                                                (11)
                                                                                                                                (12)

      Depreciation & Amortization                            1,713            5,725          149          620             22     (1)
                                                                                                                                 (5)
                                                                                                                                (10)

      Privatization and non-recurring expense                  538            1,266           --           --             --     (8)
                                                         ---------        ---------    ---------    ---------      ---------
           Total Operating Expenses                         28,075           62,843        4,303       13,105            929

Operating Income                                             1,941           10,775          275        1,773            263

                                                                                                                                 (3)
Interest expense, net                                       (2,831)          (3,943)        (285)        (385)           (31     (6)
                                                         ---------        ---------    ---------    ---------      ---------

Income before equity investments, minority
      interest and income taxes                               (890)           6,832          (10)       1,388            232

Equity in earnings of investments                            2,431               --           --           --             --     (4)

Minority interests                                             705           (1,458)          --           --             --     (4)
                                                         ---------        ---------    ---------    ---------      ---------

Income before income taxes                                   2,246            5,374          (10)       1,388            232

Income taxes                                                    --           (2,366)          --           --             --     (2)
                                                         ---------        ---------    ---------    ---------      ---------

Net income                                               $   2,246        $   3,008    ($     10)   $   1,388      $     232
                                                         =========        =========    =========    =========      =========

                                                                      Transaction       Gameco
                                                                      Adjustments      Pro Forma
                                                                      -----------      ---------
Net Revenues                                                          ($  1,581)       $ 126,428
                                                                                       ---------
                                                                          3,778
                                                                            (51)
Costs and Expenses
      Direct Expenses                                                     2,914           67,949

      Selling, General and Administrative Expenses                       (1,581)          31,301
                                                                           (105)
                                                                         (1,050)
                                                                           (150)

      Depreciation & Amortization                                            68            8,053
                                                                           (242)
                                                                             (2)

      Privatization and non-recurring expense                            (1,804)              --
                                                                      ---------        ---------
           Total Operating Expenses                                      (1,952)         107,303

Operating Income                                                          4,098           19,125

                                                                         (6,568)
Interest expense, net                                                     1,743          (12,300)
                                                                      ---------        ---------

Income before equity investments, minority
      interest and income taxes                                            (727)           6,825

Equity in earnings of investments                                        (2,431)              --

Minority interests                                                          753               --
                                                                      ---------        ---------

Income before income taxes                                               (2,405)           6,825

Income taxes                                                              2,366               --
                                                                      ---------         --------

Net income                                                            ($     39)        $  6,825
                                                                      =========         ========

__________________________________
(a) Includes the results of Colonial Holdings Inc. for all periods and of the Jalou properties since the date acquisition.
(b) Includes the results of the Winners Choice truck plaza owned by Messers. Jacobs since the date of acquisition.
(c) Includes the results of four Louisiana truck stop gaming properties to be purchased.
(d) Includes the results of the Jalou and Jalou II properties prior to their Feb. 8, 2001 acquisitions by Diversified and Messers Jacobs, respectively.

    See accompanying notes to unaudited pro forma consolidated statement.

GAMECO UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET (in thousands)
September 30, 2001

                                                    Diversified        Black Hawk
                                                 Opportunities (a)       Gaming        Jalou II (b)       Jalou III (c)
                                                -------------------   ------------    --------------     ---------------
                            Assets
Current
     Cash and equivalents                                 $   3,996      $  14,313         $    462             $  1,150     (1)
                                                                                                                             (3)
Net income                                                                                                                  (10)

                                                                                                                             (2)
     Other                                                    4,992          2,775              320                1,155    (10)
                                                          ---------      ---------         --------             --------

                                                              8,988         17,088              782                2,305
                                                          ---------      ---------         --------             --------

Property and equipment, net                                  65,034         88,006            3,248                9,062     (1)
                                                          ---------      ---------         --------             --------
                                                                                                                             (5)
                                                                                                                            (10)
Other assets
     Goodwill, net                                           10,580         19,382              963                  410     (1)
                                                                                                                             (5)
                                                                                                                            (10)

     Investments                                             20,222              -                -                    -     (4)
                                                                                                                            (10)

                                                                                                                             (2)
     Other                                                      737          4,058                -                    -     (3)
                                                          ---------      ---------         --------             --------

                                                             31,539         23,440              963                  410
                                                          ---------      ---------         --------             --------

Total assets                                              $ 105,561      $ 128,534         $  4,993             $ 11,777
                                                          =========      =========         ========             ========

                    Liabilities and Equity
Current liabilities
     Accounts payable and accrued expenses                $   8,427      $  10,191         $    393             $    346     (1)
                                                                                                                            (10)
     Advances from affiliates                                     -              -                -                4,279     (1)
     Notes payable - related parties, current                21,452              -               11                    -     (6)


     Current maturities of long-term debt                       836            375                -                  960     (1)
                                                          ---------      ---------         --------             --------


                                                             30,715         10,566              404                5,585
                                                          ---------      ---------         --------             --------

Long-term liabilities
     Long-term debt                                           4,543         63,908            1,209                5,656     (1)
                                                                                                                             (1)
                                                                                                                             (3)
                                                                                                                             (3)
                                                                                                                             (5)
                                                                                                                             (5)
     Notes payable - related parties                         19,271              -            2,285                    -     (6)


     Other liability                                              -          2,989                -                    -     (2)
                                                          ---------      ---------         --------             --------

                                                             23,814         66,897            3,494                5,656
                                                          ---------      ---------         --------             --------

     Total Liabilities                                       54,529         77,463            3,898               11,241
                                                          ---------      ---------         --------             --------

Minority interests                                           17,862          7,242                -                    -     (4)
                                                          ---------      ---------         --------             --------
                                                                                                                             (1)
                                                                                                                             (2)
                                                                                                                             (3)
                                                                                                                             (4)
                                                                                                                             (5)
                                                                                                                             (6)
Equity                                                       33,170         43,829            1,095                  536    (10)
                                                          ---------      ---------         --------             --------

Total liabilities and equity                              $ 105,561      $ 128,534         $  4,993             $ 11,777
                                                          =========      =========         ========             ========

                                                                       Proforma        Gameco
                                                                      Adjustments    Consolidated
                                                                     -------------  --------------
                            Assets
Current
     Cash and equivalents                                             $    (550)      $  15,852
                                                                         (2,584)
                                                                           (935)

                                                                           (440)
     Other                                                                 (363)          8,439
                                                                      ---------      ----------

                                                                         (4,872)         24,291
                                                                      ---------      ----------

Property and equipment, net                                               1,812         153,739
                                                                                     ----------
                                                                        (12,920)
                                                                           (503)
Other assets
     Goodwill, net                                                        5,121          42,247
                                                                          5,806
                                                                            (15)

     Investments                                                        (19,899)              -
                                                                           (323)

                                                                           (873)
     Other                                                                7,000          10,922
                                                                      ---------      ----------

                                                                         (3,183)         53,169
                                                                      ---------      ----------

Total assets                                                          $ (19,666)      $ 231,199
                                                                      =========      ==========

                    Liabilities and Equity
Current liabilities
     Accounts payable and accrued expenses                            $    (346)         18,441
                                                                           (570)
     Advances from affiliates                                            (4,279)              -
     Notes payable - related parties, current                           (21,419)             44


     Current maturities of long-term debt                                  (960)          1,211
                                                                      ---------      ----------


                                                                        (27,574)         19,696
                                                                      ---------      ----------

Long-term liabilities
     Long-term debt                                                      (5,656)        130,968
                                                                         18,160
                                                                         (5,572)
                                                                          7,000
                                                                         36,980
                                                                          4,740

     Notes payable - related parties                                    (12,600)          8,956


     Other liability                                                       (814)          2,175
                                                                      ---------      ----------

                                                                         42,238         142,099
                                                                      ---------      ----------

     Total Liabilities                                                   14,664         161,795
                                                                      ---------      ----------

Minority interests                                                      (25,104)              -

                                                                           (536)
                                                                           (499)
                                                                          3,000
                                                                            199
                                                                        (43,829)
                                                                         34,008
Equity                                                                   (1,569)         69,404
                                                                      ---------      ----------

Total liabilities and equity                                          $ (19,666)     $  231,199
                                                                      =========      ==========

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                   ------------------------------------------
                              FINANCIAL STATEMENTS
                              --------------------



(1) To record probable acquisitions of the assets of Jalou video poker truck stops which include the following four entities:

     Jace, Inc., Lucky Magnolia Truck Stop and Casino, Bayou Vista Truck Plaza and Casino, LLC and Raceland Truck Plaza and Casino, LLC

     $18.1 million purchase price, estimated $1.8 million write-up of fixed assets to fair value. Excess of purchase price over fair value of assets acquired of $5.1 million allocated to non-amortizing goodwill. Debt of $18.1 million incurred to fund the acquisition. Pro forma adjustments to record the acquisition are as follows (in thousands):


          Reduce cash to amount acquired              $  (550)
          Eliminate liabilities not assumed            11,241
          Estimated fair value of fixed assets in
            excess of book value                        1,812
          Record goodwill                               5,121
          Record acquisition debt                     (18,160)
          Eliminate existing equity                      (536)


     Additional depreciation expense of $91,000 and $68,000 recorded for the year ended December 31, 2000 and the nine months ended September 30, 2001, respectively, due to the write-up of fixed assets.

(2) Eliminate deferred income taxes and tax expense as Gameco, Inc will be a Subchapter "S" corporation and therefore its owners will be liable for the taxes on their share of the corporation's taxable income.

(3) Eliminate refinanced debt, record new funding and classify current maturities of new funding, including estimated additional interest expense (in millions):

     New funding:

                                               Principal Balance  Interest Rate
                                               -----------------  -------------
     Capital contribution                           $   3.00
                                                    ========

     Bonds                                          $115.000          11.50%
     Claude Penn notes (probable acquisitions)          5.10           8.50
                                                    --------

     Total new debt                                   120.10
                                                    --------

     Existing funding which will not be refinanced:

     Notes payable to affiliates                        9.00          12.00
     Black Hawk bonds                                   5.48           6.70
     Claude Penn Notes (prior acquisitions)             4.74           8.00
     Maryland Jockey Club and other                     1.85           7.75
                                                    --------

     Total pro forma debt outstanding               $ 141.17
                                                    ========

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                   ------------------------------------------
                              FINANCIAL STATEMENTS
                              --------------------

(3) cont.  Estimated uses of new funding are as follows (in millions):

     Total new funding (capital contribution and debt proceeds)   $ 123.10
         Less:
     Pay-off Black Hawk line of credit                              (58.80)
     Purchase of Black Hawk shares (Note 5)                         (36.98)
     Purchase of Colonial shares (Note 5)                            (4.74)
     Proposed Jalou acquisitions (Note 1)                           (18.16)
     Debt issuance costs                                             (7.00)
                                                                  ---------

     Net existing cash utilized                                   $  (2.58)
                                                                  =========

     Debt issuance costs will be amortized to interest expense over the term of the new bonds (seven years).

(4) Eliminate intercompany investments, minority interest, earnings and management fees.

(5) Record acquisition of unowned Colonial Holdings and Black Hawk Gaming shares summarized as follows (in millions):

                                                              Black Hawk
                                                               Gaming &
                                          Colonial Holdings   Development


     Purchase price                           $  4.74            $36.98

     Diversified Opportunities Group
       existing investment balance              13.66             12.66
                                               ------            ------

     Total investment                           18.40             49.64
     Net assets acquired                        31.32             43.83
                                               ------            ------

     Excess (deficiency) of total investment
       over net assets acquired               $(12.92)           $ 5.81
                                               ======            ======


     Excess of total investment for Black Hawk is allocated to non-amortizing goodwill and deficiency for Colonial Holdings is allocated to property and equipment (also results in reduction of depreciation expense of $242,000 for the nine months ended September 30, 2001, and $323,000 for the year ended December 31, 2000 and the twelve months ended September 30, 2001).


(6) To eliminate related party debt not assumed by Gameco of approximately $34 million, and eliminate the related interest expense of approximately $1,743,000, $2,857,000, and $2,714,000 for the nine months ended September 30, 2001, the year ended December 31, 2000, and the twelve months ended September 30, 2001, respectively.

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                              --------------------

(7) To eliminate third party management contracts related to the truck stops that will be cancelled upon the acquisitions, and record expense that will be incurred to perform the services provided under the cancelled contracts as well as reclass state gaming taxes which had been netted against gaming revenue under the former contracts.

(8)  Elimination of privatization and other non-recurring costs.

(9) Gold Dust West pro forma acquisition and adjustments for the period prior to the January 4, 2001 acquisition as follows:

     (a) Elimination of lease payments and rent paid to the sole stockholder under leasehold property rights and other leases. The title to the leased and rented property owned by the sole stockholder transferred to the new owner at closing.

     (b) Elimination of various expense allowances and salaries paid on behalf of the sole stockholder.

     (c) Adjustment to depreciation of gaming facilities and amortization of goodwill and debt issue costs based on the allocation of the purchase price with assumed useful lives of 39 years for the building and improvements, 5 years for the furniture, fixture, and equipment, and 15 years for the intangible assets, and forty months for the debt issue costs.

     (d) Elimination of interest income associated with a note receivable from sole stockholder not assumed in the purchase.

     (e) Adjustment to interest expense on borrowings from the Bank Credit Facility net of interest expense related to Gold Dust Motel, Inc. debt not assumed by the Company at an effective rate of 8.375%.


(10) Eliminate assets, liabilities and certain operations held by Diversified Opportunities that will not be contributed to Gameco.


(11) Remove Diversified Opportunities business developmental expenses as this function will no longer be performed through Gameco.

(12) Remove redundant corporate overhead (i.e., investor relations function) estimated at $200,000 annually.

                                                                    ATTACHMENT I




                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                 JUNE 11,  2001

                                      AMONG

                             COLONIAL HOLDINGS, INC.

                                       AND

                                  GAMECO, INC.

                                       AND

                            GAMECO ACQUISITION, INC.

                          AGREEMENT AND PLAN OF MERGER

     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of June 11, 2001 by and among Gameco, Inc., a Delaware corporation ("Parent"), Gameco Acquisition, Inc., a Virginia corporation and wholly owned subsidiary of Parent ("Merger Subsidiary"), Colonial Holdings, Inc., a Virginia corporation (the "Company") and, solely with respect to Section 5.14, Jeffrey P. Jacobs, an individual resident of Florida. Parent, Merger Subsidiary and the Company are referred to collectively herein as the "Parties."

     WHEREAS, the respective Boards of Directors of Parent, Merger Subsidiary and the Company have each approved the merger of Merger Subsidiary with and into the Company on the terms and subject to the conditions set forth in this Agreement (the "Merger");

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                               THE MERGER; CLOSING

     Section 1.01.  The Merger.  Upon the terms and subject to the conditions of
                    -----------
this Agreement, and in accordance with the Virginia Stock Corporation Act (the "Virginia Act"), Merger Subsidiary shall be merged with and into the Company at the Effective Time (as defined in Section 1.02). Following the Merger, the separate existence of Merger Subsidiary shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and a wholly owned subsidiary of Parent, and shall succeed to and assume all the rights and obligations of Merger Subsidiary in accordance with the Virginia Act.

     Section  1.02.  Effective  Time.  The  Merger  shall  become effective when
                     ----------------
articles of merger (the "Articles of Merger"), executed in accordance with the relevant provisions of the Virginia Act, are filed with the State Corporation Commission of Virginia (the "Commission"); provided, however, that, upon mutual consent of the constituent corporations to the Merger, the Articles of Merger may provide for a later date of effectiveness of the Merger not more than thirty
(30)  days  after the date of filing the Articles of Merger with the Commission.
When used in this Agreement, the term "Effective Time" shall mean the date and time at which the Articles of Merger are accepted for record or such later time established by the Articles of Merger. The Articles of Merger shall be filed on the Closing Date (as defined in Section 1.07).

     Section  1.03.  Effects  of  the Merger.  The Merger shall have the effects
                     ------------------------
set  forth  in  Section  13.1-721  of  the  Virginia  Act.

     Section  1.04.  Conversion  of Shares.  At the Effective Time, by virtue of
                     ----------------------
the Merger and without any action on the part of Parent, Merger Subsidiary, the Company or the holders of any of the following securities:

          (a) each issued and outstanding share of the Company's Class A common stock, par value $.01 per share (the "Class A Stock") and Class B Common Stock, par value $.01 (the "Class B Stock," together with the Class A Stock, the "Common Stock") held by the Company as treasury stock and each issued and outstanding share of the Common Stock owned by any subsidiary of the Company,

Parent, Merger Subsidiary, any other subsidiary of Parent or by CD Entertainment Ltd. (collectively, the "Controlling Stock"), shall be canceled and retired and shall cease to exist, and no payment or consideration shall be made with respect thereto;

          (b) each issued and outstanding share of Class A Stock, other than those shares of Class A Stock constituting Controlling Stock (the "Class A Exchange Stock"), shall be converted into the right to receive an amount in cash, without interest, equal to $1.10 (the "Class A Consideration") payable to the record owner thereof upon surrender of the Certificate (as defined herein) with respect to such shares and each issued and outstanding share of Class B Stock, other than those shares of Class B stock constituting Controlling Stock (the "Class B Exchange Stock," and together with the Class A Exchange Stock, the "Exchange Stock"), shall be converted to the right to receive an amount in cash, without interest, equal to $1.10 (the "Class B Consideration," together with the Class A Consideration, the "Merger Consideration") payable to the record owner thereof upon surrender of the Certificate with respect to such shares. At the Effective Time, all such shares of Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or other reasonable evidence of ownership of non-certificated shares, including, but not limited to, those held electronically or in street name (collectively, a "Certificate") representing any such shares of Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest; and

          (c) each issued and outstanding share of capital stock or ownership interest of Merger Subsidiary shall be converted into one fully paid and nonassessable share of Class A common stock, par value $0.01, of the Surviving Corporation.

     Section  1.05.  Payment  of  Shares. (a)  Prior to the mailing of the Proxy
                     --------------------
Statement (as herein defined) to the Company's shareholders, Parent shall appoint a bank or trust company reasonably satisfactory to the Company to act as disbursing agent (the "Disbursing Agent") for the payment of the Merger Consideration upon surrender of the Certificates. Parent will enter into a disbursing agent agreement with the Disbursing Agent, in form and substance reasonably acceptable to the Company. Prior to the Effective Time, Parent shall deposit or cause to be deposited with the Disbursing Agent in trust for the benefit of the Company's shareholders cash in an aggregate amount necessary to make the payments pursuant to Section 1.04 to holders of the Exchange Stock (such amounts being hereinafter referred to as the "Exchange Fund"). The Disbursing Agent shall invest the Exchange Fund, as the Surviving Corporation directs, in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of all principal and interest, or a combination thereof, provided that, in any such case and subject to the obligation to effect payment of the Merger Consideration pursuant to Section 1.05(b), no such instrument shall have a maturity exceeding three months. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation. The Exchange Fund shall be used only as provided in this Agreement.

          (b) Concurrently with the mailing of the Proxy Statement to the Company's shareholders, the Company shall mail or cause to be mailed to each person who is a record holder of the Exchange Stock, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Disbursing Agent) and any other appropriate materials and instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender to the Disbursing Agent of a Certificate, together with such letter of transmittal duly executed and such other documents as may be reasonably required by the Disbursing Agent, the holder of such Certificate shall be paid promptly after the Effective Time in exchange therefor cash in an amount equal to, in the case of the Class A Stock, the product of the number of shares of Class A Stock represented by such Certificate multiplied by the Class A Consideration, and, in the case of the Class B Stock, the product of the number of shares of Class B Stock represented by such Certificate multiplied by the Class B Consideration, and each such Certificate shall be cancelled. No interest will be paid or accrue on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with this Section 1.05, each Certificate (other than Certificates representing Controlling Shares) shall represent for all purposes only the right to receive the Merger Consideration in cash multiplied by the number of shares of Company Common stock evidenced by such Certificate without any interest thereon.

          (c) From and after the Effective Time, there shall be no registration of transfers of shares of the Common Stock which were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. From and after the Effective Time, the holders of shares of the Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided in this Agreement or by applicable law. All cash paid upon the surrender of Certificates in accordance with this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of the Common Stock previously represented by such Certificates. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, such Certificates shall be canceled and exchanged for cash as provided in this Article I. At the close of business on the day of the Effective Time the stock ledger of the Company shall be closed.

          (d) At any time more than twelve months after the Effective Time, the Surviving Corporation shall be entitled to require the Disbursing Agent to deliver to it any funds which had been made available to the Disbursing Agent and not disbursed in exchange for Certificates (including, without limitation, all interest and other income received by the Disbursing Agent in respect of all such funds). Thereafter, holders of shares of the Common Stock shall look only to Parent (subject to the terms of this Agreement, abandoned property, escheat and other similar laws) as general creditors thereof with respect to any Merger Consideration that may be payable, without interest, upon due surrender of the Certificates held by them. If any Certificates shall not have been surrendered immediately prior to the time on which any payment in respect hereof would otherwise escheat or become the property of any governmental unit or agency, the payment in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.
Notwithstanding the foregoing, none of Parent, the Company, the Surviving Corporation nor the Disbursing Agent shall be liable to any holder of the Common Stock for any Merger Consideration in respect of such Common Stock delivered to a public official pursuant to any abandoned property, escheat or other similar law.

     Section  1.06.  Lost  or  Stolen Certificates.  If any Certificate has been
                     -----------------------------
lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to such Certificate, the Disbursing Agent will deliver in exchange for such lost, stolen, or destroyed Certificate, the appropriate Merger Consideration with respect to the shares of Company Common Stock formerly represented by that Certificate.

     Section  1.07.  Stock  Options.  At  the  Effective  Time, each unexercised
                     --------------
option, whether or not then vested or exercisable in accordance with its terms, to purchase shares of Common Stock (the "Options") previously granted by the Company or any of its subsidiaries shall be canceled automatically and the Parent shall or shall cause the Surviving Corporation to provide the holder thereof with a lump sum cash payment equal to the product of the total number of shares of the Class A Stock subject to such Option immediately prior to the Effective Time and the excess (if any) of the Class A Consideration over the purchase price per share of the Class A Stock subject to such Option.

     Section  1.08.  The  Closing.  The closing of the transactions contemplated
                     ------------
by this Agreement (the "Closing") shall take place at such place as shall be agreed upon by the Parties commencing at 9:00 a.m. local time not later than December 31, 2001 provided that all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the Parties will take at the Closing) have been satisfied or waived or such other place and date as the Parties may mutually determine (the "Closing Date").

     Section  1.09.  Dissenters'  Rights.  Notwithstanding  anything  in  this
                     -------------------
Agreement to the contrary, shares of the Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and who has dissented from the Merger in accordance with Article 15 of the Virginia Act ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration as provided in Section 1.05, unless and until such holder fails to perfect or withdraws or otherwise loses his right to payment under the Virginia Act. If, after the Effective Time, any such holder fails to perfect or withdraws or loses his right to such payment, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, if any, to which such holder is entitled, without interest thereon. The Company shall give Parent and Merger Subsidiary prompt notice of any notice of dissent received by the Company and, prior to the Effective Time, Parent and Merger Subsidiary shall have the right to participate in all negotiations, proceedings and appraisals with respect to any exercise of dissenters' rights. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent and Merger Subsidiary, make any payment with respect to, or settle or offer to settle, any such dissents.

                                   ARTICLE II
                THE SURVIVING CORPORATION; DIRECTORS AND OFFICERS

     Section 2.01.  Articles of Incorporation.  The articles of incorporation of
                    -------------------------
the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law.

     Section  2.02.  Bylaws.  The  bylaws  of Merger Subsidiary in effect at the
                     ------
Effective Time shall be the bylaws of the Surviving Corporation, until amended in accordance with applicable law and this Agreement.

                                   ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

     Parent and Merger Subsidiary jointly and severally represent and warrant to the Company that, except as set forth in the Disclosure Schedule dated as of the date hereof and signed by an authorized officer of Parent (the "Parent Disclosure Schedule"), it being agreed that disclosure of any item on the Parent Disclosure Schedule shall be deemed disclosure with respect to all Sections of this Agreement if the relevance of such item is reasonably apparent from the face of the Parent Disclosure Schedule:

     Section 3.01.  Organization and Qualification.  Parent is a corporation and
                    ------------------------------
Merger Subsidiary is a corporation and each of Parent's other subsidiaries is a corporation or a limited liability company in each case duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation and has all requisite corporate or company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Merger Subsidiary is qualified to transact business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have Parent Material Adverse Effect (as hereinafter defined). The term "Parent Material Adverse Effect" means an effect that is materially adverse to (i) the business, financial condition or ongoing operations or prospects of Parent and its subsidiaries, taken as a whole or (ii) the ability of Parent or any of its subsidiaries to obtain financing for or to consummate any of the transactions contemplated by this Agreement.

     Section 3.02.  Authority; Non-Contravention; Approvals. (a)  Each of Parent
                    ---------------------------------------
and Merger Subsidiary has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the consummation of the financing of the Merger pursuant to the Financing Arrangement (as defined in Section 3.04). This Agreement and the Merger have been approved and adopted by the boards of directors of Parent and Merger Subsidiary and Parent as the sole shareholder of Merger Subsidiary, and no other corporate or similar proceeding on the part of Parent or Merger Subsidiary (or any other party) is necessary to authorize the execution and delivery of this Agreement or the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby, including, without limitation, the Financing Arrangement. This Agreement has been duly executed and delivered by each of Parent and Merger Subsidiary and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of Parent and Merger Subsidiary enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          (b) The execution, delivery and performance of this Agreement by each of Parent and Merger Subsidiary and the consummation of the Merger and the transactions contemplated hereby, including, without limitation, the Financing Arrangement, do not and will not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under any of the terms, conditions or provisions of
(i) the respective certificates of incorporation or bylaws of Parent or any of its subsidiaries currently in effect, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to Parent or any of its subsidiaries or any of their respective properties or assets, subject, in the case of consummation, to obtaining (prior to the Effective Time) the Parent Required Statutory Approvals (as defined in Section 3.02(c)), or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind (each a "Contract") to which Parent or any of its subsidiaries is now a party or by which Parent or any of its subsidiaries or any of their respective properties or assets may be bound or affected, except, with respect to any item referred to in clause (ii) or (iii), for any such violation, conflict, breach, default, termination, acceleration or creation of liens, security interests or encumbrances that would not reasonably be expected to have a Parent Material Adverse Effect and would not materially delay the consummation of the Merger.

          (c) Except for (i) applicable filings, if any, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) filing of the Articles of Merger with the Commission, and (iii) filings with and approvals by any regulatory authority with jurisdiction over the Company's gaming operations required under any Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, decree, injunction or other authorization governing or relating to the current or contemplated gaming activities and operations of the Company, including, but not limited to, Chapter 29 of the Annotated Code of Virginia and the rules and regulations promulgated thereunder and all other rules and regulations, statutes and ordinances having authority or with which compliance is required for the conduct of gambling, and gaming (collectively, the "Gaming Laws") (the filings and approvals referred to in clauses (i) through (iii) being collectively referred to as the "Parent Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by Parent or Merger Subsidiary, or the consummation by Parent or Merger Subsidiary of the transactions contemplated hereby, including, without limitation, the Financing Arrangement, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not reasonably be expected to have a Parent Material Adverse Effect and would not materially delay the consummation of the Merger.

     Section  3.03.  Proxy  Statement  and  Other  SEC  Filings.  None  of  the
                     -------------------------------------------
information to be supplied by Parent or its subsidiaries for inclusion in (i) any proxy statement (the "Proxy Statement") to be distributed in connection with the Company's special meeting of shareholders (the "Special Meeting") called for the purpose of voting on this Agreement and the transactions contemplated hereby at the time of the mailing to shareholders of the Proxy Statement or any amendment or supplement thereto, or (ii) the Schedule 13E-3 required under the Exchange Act with respect to the transactions contemplated hereby or any amendments or supplements thereto (the "Transaction Statement") at the time of the final filing thereof with the SEC, and, in each case, at the time of the Special Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     Section 3.04.  Financing.  Parent  intends to  raise  $120.0  million  in a
                    ----------
debt financing pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the "Securities Act") in order to provide financing for the Merger (the "Financing Arrangement") and has engaged U.S. Bancorp Libra to provide financial advisory and debt placement services in connection therewith.

     Section  3.05.  Brokers  and  Finders.  Except  as  disclosed in the Parent
                     ----------------------
Disclosure Schedule, neither Parent nor Merger Sub has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company to pay any investment banking fees, finder's fees or brokerage fees in connection with the transactions contemplated hereby.

     Section  3.06.  Compliance  with Applicable Laws.  The businesses of Parent
                     --------------------------------
and Merger Subsidiary are not being conducted in violation of any law, ordinance or regulation of any governmental entity which violation, insofar as reasonably can be foreseen, would prevent or materially impair the consummation by Parent and Merger Subsidiary of the Merger and the transactions contemplated hereby. As of the date of this Agreement, no investigation or review by any governmental entity with respect to Parent and Merger Subsidiary is pending or, to the knowledge of Parent and Merger Subsidiary, threatened, nor has any governmental entity indicated an intention to conduct the same which investigation or review, insofar as reasonably can be foreseen, would prevent or materially impair the consummation by Parent and Merger Subsidiary of the Merger and the transactions contemplated hereby.

     Section  3.07.  Litigation.  There is no suit, action or proceeding pending
                     ----------
or, to the knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries, which, if determined adversely to Parent or any of its subsidiaries and insofar as reasonably can be foreseen, would prevent or materially impair the consummation by Parent of the Merger and the transactions contemplated hereby; nor is there any judgment, decree, writ, injunction, rule or order of any governmental entity or arbitrator outstanding against Parent or any of its subsidiaries which judgment, decree, writ, injunction, rule or order, insofar as reasonably can be foreseen, would prevent or materially impair the consummation by Parent of the Merger and the transactions contemplated hereby.

     Section 3.08.  Ownership and Interim Operations.  The Merger Subsidiary was
                    --------------------------------
formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement. The Merger Subsidiary is, and immediately prior to the Effective Time will be, directly and wholly owned by Parent. Merger Subsidiary does not own, and at all times from and after the date hereof and prior to the Effective Time will continue not to own, any asset other than an amount of cash necessary for its due incorporation and good standing and to pay the fees and expenses of the Merger attributable to it if the Merger is consummated or otherwise required pursuant to the terms of this Agreement and any other assets as are reasonably necessary for the Merger Subsidiary to fulfill its obligations with respect to the transactions contemplated by this Agreement.

     Section 3.09.  Organizational Instruments.  Parent heretofore has furnished
                    --------------------------
to the Company complete and correct copies of the respective organizational and constituent instruments and documents of Parent and Merger Subsidiary, in each case as amended or restated to the date hereof. Neither Parent nor Merger Subsidiary is in violation of any provisions of its respective organizational and constituent instruments and documents.

     Section 3.10.  Disclosure.  No representation or warranty made by Parent or
                    ----------
Merger Subsidiary in this Agreement and no statement of Parent or Merger Subsidiary contained in any certificate delivered by Parent or Merger Subsidiary pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. For purposes of this Section 3.10, the term "material" shall be measured by reference to Parent and its subsidiaries, considered as an entirety.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Subsidiary that, except as set forth in the disclosure schedule dated as of the date hereof and signed by an authorized officer of the Company (the "Company Disclosure Schedule"), it being agreed that disclosure of any item on the Company Disclosure Schedule shall be deemed disclosure with respect to all Sections of this Agreement if the relevance of such item is reasonably apparent from the face of the Company Disclosure Schedule:

     Section  4.01.  Organization  and  Qualification.  The  Company  is  a
                     ---------------------------------
corporation duly organized, validly existing and in good standing under the laws of Virginia and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to transact business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Company Material Adverse Effect (as hereinafter defined). The term "Company Material Adverse Effect" means an effect or effects that are materially adverse to (i) the business, financial condition, or ongoing operations or prospects of the Company and its subsidiaries, taken as a whole, or (ii) has a materially adverse effect on the ability of the Company to consummate the Merger or the ability of the Parties hereto to retain any Material Gaming License (as hereinafter defined). True, accurate and complete copies of the Company's articles of incorporation and bylaws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent. The term "Material Gaming License" means a license or similar authorization under any Gaming Law without which Parent or the Company, as the case may be, would be prohibited from operating any of its gaming properties in the state in which such property is located.

     Section  4.02.  Capitalization. (a)  The  authorized  capital  stock of the
                     ---------------
Company consists of (1) 12,000,000 shares of Class A Stock, and (2) 3,000,000 shares of Class B Stock. As of the close of business on the date hereof: (i) 5,025,239 shares of Class A Stock and 2,242,500 shares of Class B Stock are issued and outstanding all of which shares are validly issued and are fully paid, nonassessable and free of preemptive rights, (ii) 6,974,761 shares of Class A Stock and 757,500 shares of Class B Stock are authorized but unissued,
(iii) 395,000 shares of Class A Stock and no shares of Class B Stock are reserved for issuance upon exercise of Options issued and outstanding, (iv) 238,100 Options to purchase Class A Stock and no Options to purchase Class B Stock are issued and outstanding. Assuming the exercise of all outstanding Options, as of the date hereof, there would be 5,263,339 shares of Class A Stock and 2,242,500 shares of Class B Stock issued and outstanding. Since March 31, 2001, except as permitted by this Agreement, (i) no shares of capital stock of the Company have been issued except in connection with the exercise of the instruments referred to in the second sentence of this Section 4.02(a), and (ii) except as set forth in Section 4.02(a) of the Company Disclosure Schedule, no options, warrants, securities convertible into, or commitments with respect to the issuance of shares of capital stock of the Company have been issued, granted or made.

          (b) Except as set forth in Section 4.02(a) and Section 4.02(a) of the Company Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and including any rights plan or other anti-takeover agreement, obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment. Except as set forth in Section 4.02(a) there are no outstanding stock appreciation rights or similar derivative securities or rights of the Company or any of its subsidiaries. Except as disclosed in the SEC Reports (as defined in Section 4.05) or as otherwise contemplated by this Agreement, there are no voting trusts, irrevocable proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company.

     Section  4.03.  Subsidiaries.  Each  direct  and indirect subsidiary of the
                     -------------
Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted and each subsidiary of the Company is qualified to transact business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary; except, in all cases, where the failure to be so organized, existing, qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect. All of the outstanding shares of capital stock of or other equity interests in each subsidiary of the Company are validly issued, fully paid, nonassessable and free of preemptive rights, as applicable. There are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance or sale with respect to any shares of capital stock of or other equity interests in any subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement. For purposes of this Agreement, the term "subsidiary" means, with respect to any specified person (the "Owner") any other person of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other governing body thereof is at the time owned or controlled, directly or indirectly, by such Owner or one or more of the other subsidiaries of such Owner.

     Section  4.04.  Authority;  Non-Contravention;  Approvals. (a)  The Company
                     ------------------------------------------
has the requisite corporate power and authority to enter into this Agreement and, subject to the Company Shareholders' Approval (as defined in Section 6.01(a)) with respect solely to the Merger, to consummate the transactions contemplated hereby. This Agreement and the Merger have been approved and adopted by the board of directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or, except for the Company Shareholders' Approval with respect solely to the Merger, the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent and Merger Subsidiary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

          (b) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the transactions contemplated hereby do not and will not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, contractually require any offer to purchase or any prepayment of any debt, or result in the creation of any lien, security interest or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective certificates of incorporation or bylaws of the Company or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets, subject, in the case of consummation, to obtaining (prior to the Effective Time) the Company Required Statutory Approvals (as defined in Section 4.04(c)) and the Company Shareholders' Approval, or (iii) any Contract to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or affected, subject, in the case of consummation, to obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties as specified in Section 4.04(b) of the Company Disclosure Schedule, except, with respect to any items referred to in clause (ii) or (iii), for any such violation, conflict, breach, default, termination, acceleration or creation of liens, security interests or encumbrances that would not, individually or in the aggregate, have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger.

          (c) Except for (i) the filings, if any, by Parent required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) any applicable filings with the SEC pursuant to the Exchange Act,
(iii) filing of the Articles of Merger with the Commission, (iv) any filings with or approvals from authorities required solely by virtue of the jurisdictions in which Parent or its subsidiaries conduct any business or own any assets, and (v) filings with and approvals in respect of the Gaming Laws (the filings and approvals referred to in clauses (i) through (v) and those disclosed in Section 4.04(c) of the Company Disclosure Schedule being collectively referred to as the "Company Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not individually or in the aggregate have a Company Material Adverse Effect and would not prevent or materially delay the consummation of the Merger.

     Section  4.05.  Reports  and  Financial Statements.  Since January 1, 1998,
                     -----------------------------------
the Company has filed with the SEC all forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) (collectively, the "SEC Reports") required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder, all of which, as amended if applicable, complied when filed in all material respects with all requirements of the applicable act and the rules and regulations promulgated thereunder. As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Company (the "Company Financial Statements") included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the SEC have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended.

     Section  4.06.  Absence of Undisclosed Liabilities.  Except as disclosed in
                     -----------------------------------
the SEC Reports or the Company Disclosure Schedule, neither the Company nor any of its subsidiaries had at December 31, 2000 or March 31, 2001 or has incurred since March 31, 2001 and as of the date hereof, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto, or (ii) which were incurred after March 31, 2001 in the ordinary course of business and consistent with past practice, (b) liabilities, obligations or contingencies which (i) would not, individually or in the aggregate, have a Company Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof in the ordinary course of business, and (c) liabilities, obligations and contingencies which are of a nature not required to be reflected in the consolidated financial statements of the Company and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied.

     Section 4.07.  Absence of Certain Changes or Events.  Since the date of the
                    -------------------------------------
most recent SEC Report filed prior to the date of this Agreement that contains consolidated financial statements of the Company, there has not been any Company Material Adverse Effect provided that continuing reasonably foreseeable financial losses or financial losses consistent with historical losses or resulting from the breach by Jeffrey P. Jacobs ("Jacobs"), the sole shareholder of Parent and the Chief Executive Officer and the Chairman of the Board of Directors of the Company of his obligations pursuant to Section 5.14 shall not constitute a Company Material Adverse Effect for purposes of this Section 4.07.

     Section  4.08.  Litigation.  Except  as  referred  to in the SEC Reports or
                     -----------
Section 4.08 of the Company Disclosure Schedule, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that would, individually or in the aggregate, have a Company Material Adverse Effect. Except as referred to in the SEC Reports, neither the Company nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that prohibits the consummation of the transactions contemplated hereby or would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

     Section  4.09.  Proxy  Statement  and  Other  SEC  Filings.  None  of  the
                     -------------------------------------------
information to be supplied by the Company or any of its subsidiaries for inclusion in (i) the Proxy Statement at the time of the mailing thereof or any amendment or supplement thereto, or (ii) the Transaction Statement at the time of final filing thereof or any amendment or supplement thereto with the SEC, and, in each case, at the time of the Special Meeting will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply in all material respects with all applicable laws, including, but not limited to, the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to information supplied by Parent, Merger Subsidiary or any stockholder of Parent for inclusion therein.

     Section 4.10.  No Violation of Law.  Except as disclosed in the SEC Reports
                    --------------------
or Section 4.10 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in violation of or has been given written, or to the knowledge of the Company's executive officers oral, notice of any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Except as disclosed in the SEC Reports or
Section 4.10 of the Company Disclosure Schedule, to the knowledge of the Company, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. To the knowledge of the Company's executive officers, the Company and its subsidiaries are not in material violation of the terms of any material permit, license, franchise, variance, exemption, order or other governmental authorization, consent or approval necessary to conduct their businesses as presently conducted (collectively, the "Company Permits"), except for delays in filing reports or violations which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

     Section  4.11.  Compliance with Agreements.  Except as disclosed in the SEC
                     ---------------------------
Reports or Section 4.11 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in breach, violation or default in the performance or observance of any term or provision of, and, to the knowledge of the Company's executive officers, no event has occurred which, with lapse of time or action by a third party, would result in a default under, any Contract to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, other than breaches, violations and defaults which would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company's insurance policies relating to directors' and officers' liability are in full force and effect.

     Section  4.12.  Taxes. (a)  The  Company and its subsidiaries have (i) duly
                     ------
filed with the appropriate governmental authorities all Tax Returns (as defined in Section 4.12(c)) required to be filed by them, and such Tax Returns are true, correct and complete, and (ii) duly paid in full or reserved in accordance with generally accepted accounting principles on the Company Financial Statements all Taxes (as defined in Section 4.12(c)) required to be paid, except in each such case as would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, there are no liens for Taxes upon any property or asset of the Company or any subsidiary thereof, other than liens for Taxes not yet due or Taxes contested in good faith and reserved against in accordance with generally accepted accounting principles. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service (the "IRS") or any other governmental taxing authority with respect to Taxes of the Company or any of its subsidiaries which would individually or in the aggregate, have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any of its subsidiaries has agreed to an extension of time with respect to a Tax deficiency, other than extensions which are no longer in effect. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly owned subsidiary of the Company, other than agreements the consequences of which are fully and adequately reserved for in the Company Financial Statements.

          (b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and each of its subsidiaries has withheld or collected and has paid over to the appropriate governmental entities (or is properly holding for such payment) all material Taxes required to be collected or withheld.

          (c) For purposes of this Agreement, "Taxes" means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, communications services, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and includes any liability for Taxes of another person by contract, as a transferee or successor, under Treasury Regulation 1.1502-6 or analogous state, local or foreign law provision or otherwise, and "Tax Return" means any return, report or similar statement (including attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     Section 4.13.  Employee Benefit Plans; ERISA.  (a)  The SEC Reports and the
                    ------------------------------
Company Disclosure Schedule set forth each material employee or director benefit plan, arrangement or agreement, including, without limitation, any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement (excluding any multi-employer plan as defined in Section 3(37) of ERISA (a "Multi-employer Plan") and any multiple employer plan within the meaning of Section 413(c) of the Internal Revenue Code of 1986, as amended (the "Code")) that is sponsored, maintained or contributed to by the Company or any of its subsidiaries or by any trade or business, whether or not incorporated, all of which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA (collectively, the "Company Plans").

          (b) Except as disclosed in the SEC Reports or in the Company Disclosure Schedule, (i) there have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any of the Company Plans that could result in penalties, taxes or liabilities which would individually or in the aggregate, have a Company Material Adverse Effect, (ii) no Company Plan is subject to Title IV of ERISA, (iii) each of the Company Plans has been operated and administered in accordance with all applicable laws during the period of time covered by the applicable statute of limitations, except for failures to comply which would not, individually or in the aggregate, have a Company Material Adverse Effect, (iv) each of the Company Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination has not been revoked by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Company Plans, and the period for making any such necessary retroactive amendments has not expired, (v) to the knowledge of the Company and its subsidiaries, there are no pending, threatened or anticipated claims involving any of the Company Plans other than claims for benefits in the ordinary course or claims which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, (vi) no Company Plan provides post-retirement medical benefits to employees or directors of the Company or any of its subsidiaries beyond their retirement or other termination of service, other than coverage mandated by applicable law, (vii) all material contributions or other amounts payable by the Company or its subsidiaries as of the date hereof with respect to each Company Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting principles, (viii) with respect to each Multi-employer Plan contributed to by the Company, to the knowledge of the Company and its subsidiaries, as of the date hereof, none of the Company or any of its subsidiaries has received any notification that any such Multi-employer Plan is in reorganization, has been terminated or is insolvent, (ix) the Company and each of its subsidiaries has complied in all respects with the Worker Adjustment and Retraining Notification Act, except for failures which would not, individually or in the aggregate, have a Company Material Adverse Effect, and
(x) no act, omission or transaction has occurred with respect to any Company Plan that has resulted or could result in any liability of the Company or any subsidiary under Section 409 or 502(c)(1) of ERISA or Chapter 43 of Subtitle (A) of the Code, except for liabilities which would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (c) Except as set forth in the Company Disclosure Schedule, and excluding payments in respect of outstanding Options or Common Stock, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, any severance or "excess parachute payment" (within the meaning of Section 280G of the Code)) becoming due to any director or employee of the Company or any of its subsidiaries under any Company Plan, (ii) increase any benefits otherwise payable under any Company Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefits.

     Section  4.14.  Labor  Controversies.  Except  as  disclosed  in  the  SEC
                     ---------------------
Reports, (a) there are no significant controversies pending or, to the knowledge of the Company, threatened between the Company or any of its subsidiaries and any representatives (including unions) of any of their employees, and (b) to the knowledge of the Company, there are no organizational efforts presently being made involving any of the presently unorganized employees of the Company or any of its subsidiaries.

     Section 4.15.  Environmental Matters.  (a)  Except  as disclosed in the SEC
                    ----------------------
Reports or Section 4.15 of the Company Disclosure Schedule, (i) the Company and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned by the Company or any of its subsidiaries contain any Hazardous Substance (as defined in Section 4.15(c)) in amounts exceeding the levels permitted by applicable Environmental Laws (as defined in Section 4.15(b)), (iii) since January 1, 1998, neither the Company nor any of its subsidiaries has received any notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or, to the Company's knowledge, threatened, against the Company or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by the Company or any of its subsidiaries as a result of any activity of the Company or any of its subsidiaries during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, and (vi) neither the Company, its subsidiaries nor any of their respective properties are subject to any liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (vi) that would not, individually or in the aggregate, have a Company Material Adverse Effect.

          (b) As used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety, or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect at the Effective Time. The term "Environmental Law" includes, without limitation, (i) the Federal

Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect at the Effective Time, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages arising from or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

          (c) As used herein, "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos-containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

     Section  4.16.  Title  to Assets.  The Company and each of its subsidiaries
                     -----------------
has good and valid title in fee simple to all its real property and good title to all its leasehold interests and other properties, as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company), or (iii) as disclosed in the SEC Reports, or Section 4.16 of the Company Disclosure Schedule, and except for such matters which would not, reasonably be expected individually or in the aggregate, have a Company Material Adverse Effect. All leases under which the Company or any of its subsidiaries leases any real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than failures to be in good standing and defaults under such leases which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

     Section  4.17.  Company  Shareholders'  Approval.  The  affirmative vote of
                     ---------------------------------
shareholders of the Company required for approval and adoption of this Agreement and the Merger is more than sixty-six and two-thirds percent (66.666%) of the outstanding shares of the Class A Stock and the Class B Stock voting as a separate class.

     Section  4.18.  Brokers  and Finders.  The Company has not entered into any
                     ---------------------
contract, arrangement or understanding with any person or firm which may result in the obligation of the Company to pay any finder's fees or brokerage fees in connection with the transactions contemplated hereby, except as disclosed in
Section  4.18  of  the  Company  Disclosure  Schedule.

     Section  4.19.  Financial  Advisors.  The  Company has not entered into any
                     -------------------
contract, arrangement or understanding with any person or firm which may result in the obligation of the Company to pay any financial advisory fees in connection with the transactions contemplated hereby, other than fees payable to BB&T Capital Markets (the "Company Financial Advisor"), or as disclosed in
Section 4.19 of the Company Disclosure Schedule. An accurate copy of any fee agreement with the Company Financial Advisor has been made available to Parent.

                                    ARTICLE V

                                    COVENANTS

     Section  5.01.  Conduct  of  Business  by  the  Company Pending the Merger.
                     -----------------------------------------------------------
Except as otherwise contemplated by this Agreement or disclosed in Section 5.01 of the Company Disclosure Schedule, after the date hereof and prior to the Effective Time or earlier termination of this Agreement, unless Parent shall otherwise agree in writing, the Company shall, and shall cause its subsidiaries to:

          (a) conduct their respective businesses in the ordinary and usual course of business and in a manner substantially consistent with past practice;

          (b) not (i) amend or propose to amend their respective articles of incorporation or bylaws or equivalent constitutional documents, (ii) split, combine or reclassify their outstanding capital stock, or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions to the Company or a wholly owned subsidiary of the Company by a direct or indirect wholly owned subsidiary of the Company;

          (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for any such capital stock, except that the Company may issue shares upon the exercise of Options outstanding on the date hereof;

          (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business or borrowings under the existing credit facilities of the Company or of any of its subsidiaries up to the existing borrowing limit on the date hereof, and (B) borrowings to refinance existing indebtedness on terms which are reasonably acceptable to Parent; provided that in no event shall aggregate indebtedness of the Company and its subsidiaries, net of all cash and cash equivalents, exceed $29.0 million, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock other than in connection with the exercise of outstanding Options pursuant to the terms of the Company Plans, (iii) make any acquisition of any assets or businesses other than expenditures for current assets for fixed or capital assets in each case in the ordinary course of business, (iv) without Parent's consent, acquire any gaming property, (v) sell, pledge, dispose of or encumber any assets or businesses other than (A) sales of businesses or assets disclosed in Section 5.01 of the Company Disclosure Schedule, (B) pledges or encumbrances pursuant to existing credit facilities or other permitted borrowings, (C) sales of real estate, assets or facilities for cash consideration (including any debt assumed by the buyer of such real estate, assets or facilities) to non-affiliates of the Company of less than $10,000 in each such case and $100,000 in the aggregate, (D) sales or dispositions of businesses or assets as may be required by applicable law, and (E) sales or dispositions of assets in the ordinary course of business, or (vi) enter into any binding contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and use all reasonable efforts to preserve the goodwill and business relationships with customers and others having business relationships with them other than as expressly permitted by the terms of this Agreement;

          (f) not enter into, amend, modify or renew any employment, consulting, severance or similar agreement with, or grant any salary, wage or other increase in compensation or increase in any employee benefit to, any director or officer of the Company or of any of its subsidiaries, except (i) for changes that are required by applicable law, (ii) to satisfy obligations existing as of the date hereof, or (iii) in the ordinary course of business consistent with past practice;

          (g) not enter into, establish, adopt, amend or modify any pension, retirement, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare plan, agreement, program or arrangement, in respect of any director, officer or employee of the Company or of any of its subsidiaries, except, in each such case, as may be required by applicable law or by the terms of contractual obligations existing as of the date hereof, including any collective bargaining agreement;

          (h) not make expenditures in excess of expenditures permitted by the Company's last budget approved by the Board of Directors, including, but not limited to, capital expenditures, or enter into any binding commitment or contract to make expenditures, except (i) expenditures which the Company or its subsidiaries are currently contractually committed to make, (ii) other expenditures not exceeding $100,000 in each such case and $300,000 in the aggregate, (iii) for emergency repairs and other expenditures necessary in light of circumstances not anticipated as of the date of this Agreement which are necessary to avoid significant disruption to the Company's business or operations consistent with past practice (and, if reasonably practicable, after consultation with Parent), or (iv) for repairs and maintenance in the ordinary course of business consistent with past practice;

          (i) not make, change or revoke any material Tax election unless required by law or make any agreement or settlement with any taxing authority regarding any material amount of Taxes or which would reasonably be expected to materially increase the obligations of the Company or the Surviving Corporation to pay Taxes in the future.

     Section  5.02.  Control  of the Company's Operations.  Nothing contained in
                     -------------------------------------
this Agreement shall give to Parent, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

     Section  5.03.  Acquisition  Transactions.  (a)  After  the date hereof and
                     -------------------------
prior to the Effective Time or earlier termination of this Agreement, the Company shall not, and shall not permit any of its subsidiaries to, initiate, solicit, negotiate, encourage or provide confidential information to facilitate, and the Company shall use all reasonable efforts to cause any officer, director or employee of the Company, or any attorney, accountant, investment banker, financial advisor or other agent retained by it or any of its subsidiaries, not to initiate, solicit, negotiate, encourage or provide non-public or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business, properties or capital stock of the Company, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transactions being referred to herein as an "Acquisition Transaction").

          (b) Notwithstanding the provisions of paragraph (a) above, (i) the Company may, prior to receipt of the Company Shareholders' Approval, in response to an unsolicited bona fide written offer or proposal with respect to a potential or proposed Acquisition Transaction (an "Acquisition Proposal") from a corporation, partnership, person or other entity or group (a "Potential Acquirer") which the Company's Board of Directors determines, in good faith and after consultation with its independent financial advisor, would reasonably be expected to result (if consummated pursuant to its terms) in an Acquisition Transaction more favorable to the Company's shareholders than the Merger (a "Qualifying Proposal"), furnish (subject to the execution of a confidentiality agreement substantially similar to the Confidentiality Agreement (as defined in Section 5.04)) confidential or non-public information to, and negotiate with, such Potential Acquirer, may resolve to accept, or recommend, and, upon termination of this Agreement in accordance with Section 7.01(v) and after payment to Parent of the fee pursuant to Section 5.09(b), enter into agreements relating to, a Qualifying Proposal which the Company's Board of Directors, in good faith, has determined is reasonably likely to be consummated (such Qualifying Proposal being a "Superior Proposal") and (ii) the Company's Board of Directors may take and disclose to the Company's shareholders a position contemplated by Rule 14e-2 under the Exchange Act or otherwise make disclosure required by the federal securities laws. It is understood and agreed that negotiations and other activities conducted in accordance with this paragraph
(b)  shall  not  constitute  a  violation of paragraph (a) of this Section 5.03.

          (c) The Company shall promptly notify Parent after receipt of any Acquisition Proposal, indication of interest or request for non-public information relating to the Company or its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be given orally and in writing and shall indicate in reasonable detail the identity of the offeror and the material terms and conditions of such proposal, inquiry or contact.

     Section  5.04.  Access  to  Information.  The  Company and its subsidiaries
                     ------------------------
shall afford to Parent and Merger Subsidiary and their respective accountants, counsel, financial advisors, sources of financing and other representatives (the "Parent Representatives") reasonable access during normal business hours with reasonable notice throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, shall furnish promptly (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or filed by any of them with the SEC in connection with the transactions contemplated by this Agreement, and (ii) such other information concerning its businesses, properties and personnel as Parent or Merger Subsidiary shall reasonably request and will obtain the reasonable cooperation of the Company's officers, employees, counsel, accountants, consultants and financial advisors in connection with the investigation of the Company by Parent and the Parent Representatives. Notwithstanding the foregoing, the Company shall not be required to provide any information which it reasonably believes it may not provide to Parent by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which the Company or any subsidiary is required to keep confidential by reason of contract, agreement or understanding with third parties entered into prior to the date hereof.

     Section  5.05.  Confidentiality.  The Company, Parent and Merger Subsidiary
                    -----------------
shall each insure that all non-public information which the Company, Parent and/or Merger Subsidiary, any of their respective officers, directors, employees, attorneys, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company, Parent and/or Merger Subsidiary, any affiliate of any of them, or any customer or supplier of any of them or any such affiliate, shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except pending the Closing in the business and for the benefit of the Surviving Corporation; provided, however, that the restrictions of this sentence shall not apply (a) as may otherwise be required by law, (b) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (c) to the extent such information shall have otherwise become publicly available. The Company, Parent and/or Merger Subsidiary shall, and shall cause all other such persons and entities to, deliver to the Parent all tangible evidence of such non-public information to which the restrictions of the foregoing sentence apply at the Closing or the earlier rightful termination of this Agreement.

     Section  5.06.  Notices of Certain Events.  (a)  The Company shall promptly
                     -------------------------
as reasonably practicable after executive officers of the Company acquire knowledge thereof, notify Parent of: (i) any notice or other communication from any person alleging that the consent of such person (or another person) is or may be required in connection with the transactions contemplated by this Agreement which consent relates to a material Contract to which the Company or any of its subsidiaries is a party or which, if not obtained, would materially delay consummation of the Merger; (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting the Company or any of its subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.08 or 4.10 or which relate to the consummation of the transactions contemplated by this Agreement.

          (b) Each of Parent and Merger Subsidiary shall as promptly as reasonably practicable after executive officers of Parent acquire knowledge thereof, notify the Company of: (i) any notice or other communication from any person alleging that the consent of such person (or other person) is or may be required in connection with the transactions contemplated by this Agreement which consent relates to a material Contract to which Parent or any of its subsidiaries is a party or which, if not obtained, would materially delay the Merger, (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement, and (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against Parent or Merger Subsidiary, which relate to consummation of the transactions contemplated by this Agreement.

          (c) Each of the Company, Parent and Merger Subsidiary agrees to give prompt notice to each other of, and to use commercially reasonable efforts to remedy, (i) the occurrence or failure to occur of any event which occurrence or failure would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate at the Effective Time unless such failure or occurrence would not have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, and (ii) any failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder unless such failure or occurrence would not have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be. The delivery of any notice pursuant to this Section 5.05(c) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.07.  Meeting of the Company's Shareholders.  The Company shall as
                    -------------------------------------
promptly as practicable after the date of this Agreement take all action necessary in accordance with the Virginia Act, applicable state and federal securities laws, and the Company's articles of incorporation and bylaws to convene the Special Meeting. The board of directors of the Company shall recommend that the Company's shareholders vote to approve the Merger and adopt this Agreement; provided, however, that the Company may change its recommendation in any manner if its recommendation of the Merger would be inconsistent with the Board of Directors' fiduciary duties under applicable law, as determined by the board of directors in good faith after consultation with its financial and legal advisors.

     Section  5.08.  Proxy  Statement  and  Other  SEC  Filings.  As promptly as
                    --------------------------------------------
practicable after execution of this Agreement, the Company shall prepare and file the Proxy Statement and the Transaction Statement, and use all commercially reasonable efforts to have the Proxy Statement and the Transaction Statement cleared by the SEC. Parent, Merger Subsidiary and the Company shall cooperate with each other in the preparation of the Proxy Statement and the Transaction Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and/or the Transaction Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide promptly to Parent copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement and the Transaction Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and the Transaction Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Merger Subsidiary agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC. As promptly as practicable after the Proxy Statement and the Transaction Statement have been cleared by the SEC, the Company shall mail the Proxy Statement to the shareholders of the Company. Prior to the date of approval of the Merger by the Company's shareholders, each of the Company, Parent and Merger Subsidiary shall correct promptly any information provided by it to be used specifically in the Proxy Statement and the Transaction Statement that shall have become false or misleading in any material respect and the Company shall take all steps necessary to file with the SEC any amendment to the Proxy Statement and the Transaction Statement so as to correct the same and to cause the amended Proxy Statement and Transaction Statement to be disseminated to the Shareholders of the Company, in each case to the extent required by applicable law.

     Section  5.09.  Public  Announcements.  Parent and the Company will consult
                     ----------------------
with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement prior to such consultation.

     Section  5.10.  Expenses  and Fee.  (a)  All costs and expenses incurred in
                     ------------------
connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing and filing the Proxy Statement and the Transaction Statement shall be shared equally by Parent and the Company.

          (b) The Company agrees to pay to Parent a fee equal to $250,000 within two (2) business days of the termination of this Agreement if:

               (i)     the  Company terminates this Agreement pursuant to clause
(v)  of  Section  7.01;

               (ii) Parent terminates this Agreement pursuant to clause (vi) of Section 7.01; or

               (iii) this Agreement is terminated for any reason at a time at which Parent was not in material breach of its representations, warranties, covenants and agreements contained in this Agreement and was entitled to terminate this Agreement pursuant to clause (iv) or (vii) of Section 7.01;

and provided that, in the event of the foregoing: (A) prior to the time of the Special Meeting, a proposal by a third party relating to an Acquisition Transaction had been publicly proposed or publicly announced; and (B) on or prior to the 12 month anniversary of the termination of this Agreement, the Company or any of its subsidiaries or affiliates enters into an agreement or letter of intent (or resolves or announces an intention to do) with respect to an Acquisition Transaction involving a person, entity or group if such person, entity, group (or any member of such group, or any affiliate of any of the foregoing) made a proposal with respect to an Acquisition Transaction on or after the date hereof and prior to the Special Meeting and such Acquisition Transaction is consummated.

          (c) Parent agrees to pay the Company a fee equal to $400,000 if Parent fails to consummate the transactions contemplated by this Agreement on or before 12:00 noon, Eastern Time, on or before December 31, 2001 notwithstanding the satisfaction of the conditions to Parent's obligation to consummate the transactions contemplated by this Agreement on or before December 31, 2001 (not including conditions whose failure to be satisfied is the result of a breach of a representation, warranty or covenant of Parent or Merger Subsidiary hereunder)

     Section  5.11.  Agreement  to  Cooperate.  (a)  Subject  to  the  terms and
                     -------------------------
conditions of this Agreement, including Section 5.03, each of the parties hereto shall use all best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations including, but not limited to, the HSR Act and the Gaming Laws, to consummate and make effective the transactions contemplated by this Agreement, including using its best efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of Parent and the Company and their respective subsidiaries, all necessary or appropriate waivers, consents and approvals to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in that case, to proceed with the Merger as expeditiously as possible). In addition, subject to the terms and conditions herein provided and subject to the fiduciary duties of the respective boards of directors of the Company and Parent, none of the parties hereto shall knowingly take or cause to be taken any action which would reasonably be expected to delay materially or prevent consummation of the Merger.

          (b) Without limitation of the foregoing, each of Parent and the Company undertakes and agrees to file as soon as practicable any Notification and Report Form required under the HSR Act with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and to make such filings and apply for such approvals and consents as are required under the Gaming Laws. Each of Parent and the Company shall (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division or any authority enforcing applicable Gaming Laws for additional information or documentation and to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters or Gaming Laws, and
(ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other Parties hereto. Each party shall (i) promptly notify the other party of any written communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other governmental entity and, subject to applicable law, permit the other party to review in advance any proposed written communication to any of the foregoing; (ii) not agree to participate in any substantive meeting or discussion with any governmental authority in respect of any filings, investigation or inquiry concerning this Agreement or the Merger unless it consults with the other party in advance and, to the extent permitted by such governmental authority, gives the other party the opportunity to attend and participate thereat; and (iii) furnish the other party with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any government or regulatory authority or members or their respective staffs on the other hand, with respect to this Agreement and the Merger.

     Section  5.12.  Directors'  and  Officers'  Indemnification.  (a)  The
                     --------------------------------------------
indemnification provisions of the articles of incorporation and bylaws of the Company as in effect at the Effective Time shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at or immediately prior to, the Effective Time were directors, officers, employees or agents of the Company.

          (b) Without limiting Section 5.11(a), after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee and agent of the Company or any of its subsidiaries (each, together with such person's heirs, executors or administrators, an "Indemnified Party" and collectively, the "Indemnified Parties") against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (collectively, "Costs and Expenses"), which, in whole or in part, arises out of, relates to or is in connection with (i) any action or omission occurring or alleged to occur prior to the Effective Time (including, without limitation, acts or omissions in connection with such persons serving as an officer, director or other fiduciary of any entity if such service was at the request or for the benefit of the Company), or (ii) the Merger and the other transactions contemplated by this Agreement or arising out of or pertaining to the transactions contemplated by this Agreement or the events and developments between Parent and the Company leading up to this Agreement. Any Indemnified Party hereunder will (1) give prompt notice to the Surviving Corporation of any claim which arises from or after the Effective Time with respect to which it seeks indemnification, and (2) permit the Surviving Corporation to assume the defense of such claim with counsel reasonably satisfactory to a majority of the Indemnified Parties. In connection with the selection of counsel to represent the Indemnified Parties in connection with clause (2) above, the Surviving Corporation shall propose counsel to represent the Indemnified Parties. The applicable Indemnified Parties shall have the right to approve such counsel, but such approval shall not be unreasonably withheld. If the proposed counsel is not approved, the Surviving Corporation shall continue to propose counsel until counsel for the Surviving Corporation is approved by the applicable Indemnified Parties. Any Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless: (x) the Surviving Corporation has agreed, in writing, to pay such fees or expenses; (y) the Indemnifying Party shall have failed to assume the defense of such claim after the receipt of notice from the Indemnified Party as required above and failed to employ counsel reasonably satisfactory to a majority of the Indemnified Parties, or (z) based upon advice of counsel to such Indemnified Party and concurrence therewith by counsel for the group of Indemnified Parties in such matter, there shall be one or more defenses available to such Indemnified Party that are not available to the Surviving Corporation or there shall exist conflicts of interest between such Indemnified Party and the Surviving Corporation and/or the other Indemnified Parties (in which case, if the Indemnified Party notifies the Surviving Corporation in writing that such Indemnified Party elects to employ separate counsel at the expense of the Surviving Corporation, the Surviving Corporation shall not have the right to assume the defense of such claim on behalf of such Indemnified Party), in each of which events the reasonable fees and expenses of such counsel (which counsel shall be reasonably acceptable to the Surviving Corporation) shall be at the expense of the Surviving Corporation.

          (c) In the event the Surviving Corporation or Parent or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or Parent shall assume the obligations of the Surviving Corporation or the Parent, as the case may be, set forth in this Section 5.11.

          (d)     For  a  period  of  six years after the Effective Time, Parent shall  cause  to  be  maintained  or  shall  cause  the Surviving Corporation to maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company and its subsidiaries (the "Current Insurance") (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the Indemnified Parties, and which coverages and amounts shall be no less than the coverages and amounts provided at that time for Parent's directors and officers) with respect to matters arising on or before the Effective Time. Parent and the Surviving Corporation shall not be required to expend in any year an amount in excess of 125% of the annual aggregate premiums currently paid by the Company for such insurance; provided that, if the annual premiums of such insurance coverage exceed such amount, Parent and the Surviving Corporation shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Parent's board of directors, for a cost not exceeding such amount. Parent shall also cause to be maintained or shall cause the Surviving Corporation to maintain in effect such additional directors' and officers' liability insurance with respect to liability arising out of this Agreement and the transactions contemplated hereby in such amount as the Parent and the Company shall agree prior to the Effective Time (the
"Additional Insurance"). Parent and the Surviving Corporation shall not be required to expend in any year an amount in excess of $30,000 for the Additional Insurance.

          (e) The indemnification rights of the Indemnified Parties granted under (i) this Agreement, (ii) the articles of incorporation and bylaws of the Surviving Corporation, as amended, and (iii) the Virginia Act are the only indemnification rights available to the Indemnified Parties and supercede any other rights to indemnification under other agreements if any. The provisions of this Section 5.11 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

          (f) Parent hereby fully and unconditionally guarantees the performance of the Surviving Corporation's obligations under Sections 5.11(a)-(c). This guaranty is a guaranty of payment and not performance.

     Section  5.13.  Financing.   As  a  condition  precedent  to  the Company's
                    -----------
obligation to mail the Proxy Statement to the Company's stockholders in accordance with Section 5.07 of this Agreement, Parent shall deliver to the Company an executed, written "highly confident" letter from U.S. Bancorp Libra or one or more similar lending institutions (each, a "Letter") that it can arrange the Financing Arrangement, which shall include, in the aggregate, financing sufficient to fund the consummation of the transactions contemplated by this Agreement, including, without limitation, the Merger, and to satisfy all other costs and expenses arising in connection with this Agreement. Parent shall use its reasonable efforts to consummate the Financing on terms and conditions consistent with the Letters or such other Financing Arrangement on terms as shall be reasonably satisfactory to Parent, on or before the Closing Date; but reasonable efforts of Parent as used in this Section 5.12 shall in no event require Parent to agree to financing terms materially more adverse to Parent than those provided for in the Letters. Parent shall use its reasonable efforts to obtain the cash proceeds of the Financing Arrangement prior to the Closing Date. Parent shall keep the Company informed about the status of the Financing Arrangement, including, but not limited to, providing copies of financing documents and informing the Company of the termination of any Letter.

     Section  5.14.  Funding  of Continuing Operations  (a) Jacobs shall provide
                     ---------------------------------
to the Company up to $1,000,000 in working capital through December 31, 2001, which shall be made available to the Company upon the Company's reasonable request and of which a maximum of $600,000 shall be cash and the balance of which, not to exceed $400,000, shall be in the form of forgiveness of fees and expenses payable to Jacobs and/or his affiliates as Jacobs shall determine in his sole discretion. Such working capital shall be provided to the Company in such combination of equity or debt as determined by Jacobs in his sole discretion and, if provided as debt, shall be on the terms incurred by Jacobs, if applicable, or on terms comparable to those of other loans by Jacobs or his affiliates to the Company.

          (b) Until the Closing or earlier rightful termination of this Agreement, Jacobs shall not terminate or cause to be terminated the Management Agreement dated as of February 7, 2001 by and among Colonial Holdings Management, Inc., Jalou, LLC and Jalou II, Inc., except upon such grounds as may constitute cause for termination pursuant thereto or under applicable law or upon the expiration of the term of such agreements (and regardless of whether such expiration requires notice to the Company of termination or non-renewal).

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     Section  6.01.  Conditions  to  the  Obligations  of  Each  Party.  The
                     --------------------------------------------------
obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) this Agreement and the Merger shall have been adopted by the requisite vote of the shareholders of the Company in accordance with the Virginia Act (the "Company Shareholders' Approval");

          (b) none of the parties hereto shall be subject to any order or injunction of any governmental authority of competent jurisdiction that prohibits the consummation of the Merger. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable best efforts to have any such order overturned or injunction lifted;

          (c) the waiting period applicable to consummation of the Merger under the HSR Act, if applicable, shall have expired or been terminated;

          (d) the Company Proxy Statement on Schedule 14A and the Transaction Statement shall be filed in definitive form with the SEC and shall not be the subject of any stop order or similar proceeding; and

          (e)     Update of Fairness Opinion. At the Effective Time, the Company
                  --------------------------
Financial Adviser shall have reaffirmed orally or in writing the fairness opinion previously prepared and delivered by it to the Special Committee of the Board of Directors of the Company.

     Section  6.02.  Conditions  to  Obligation  of  the  Company  to Effect the
                     -----------------------------------------------------------
Merger. Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a) Parent and Merger Subsidiary shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of Parent and Merger Subsidiary contained in this Agreement shall be true and correct on and as of the Effective Time as if made at and as of such date (except to the extent that such representations and warranties speak as of an earlier date, and which need be true and correct as of such earlier date) except for such failures to perform or to be true and correct that would not have a Parent Material Adverse Effect, and the Company shall have received a certificate of the chief executive officer or the chief financial officer of Parent to that effect;

          (b) all Parent Statutory Approvals and Company Statutory Approvals required to be obtained in order to permit consummation of the Merger under applicable law shall have been obtained, except for any such Parent Statutory Approvals or Company Statutory Approvals the unavailability of which would not, individually or in the aggregate (i) have a Company Material Adverse Effect after the Effective Time, or (ii) result in the Company or its subsidiaries failing to meet the standards for licensing, suitability or character under any Gaming Laws relating to the conduct of Parent's or the Company's business which (after taking into account the anticipated impact of such failure to so meet such standards on other authorities) would have a Company Material Adverse Effect (after giving effect to the Merger);

          (c)     Consents.  The  Parent  shall  have  obtained  the  consent or
                  --------
approval to the transactions contemplated by this Agreement of each person from whom such consent or approval is required under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument to which the Parent is a party or by which it is bound except where the failure to obtain such consents or approvals would not, in the reasonable opinion of the Company, individually or in the aggregate, have a Parent Material Adverse Effect, or materially affect the consummation of the transactions contemplated hereby; and

          (d)     Payment of Exchange Funds.  The Parent shall have obtained and
                  -------------------------
segregated for payment to the Company sufficient cash funds as required by the terms hereof, to pay in full at the Effective Time, or promptly thereafter, to the holders of the Common Stock, the Exchange Funds and shall have deposited the Exchange Funds with the Disbursing Agent pursuant to Section 1.05 hereof.

     Section 6.03.  Conditions to Obligations of Parent and Subsidiary to Effect
                    ------------------------------------------------------------
the  Merger.  Unless  waived by Parent and Merger Subsidiary, the obligations of
- ------------
Parent and Merger Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

          (a) the Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Effective Time as if made at and as of such date (except to the extent that such representations and warranties speak as of an earlier date), except for such failures to perform and to be true and correct that would not have a Company
Material Adverse Effect, and Parent shall have received a certificate of the chief executive officer or the chief financial officer of the Company to that effect;

          (b) all Parent Statutory Approvals and Company Statutory Approvals required to be obtained in order to permit consummation of the Merger under applicable law shall have been obtained, except for any such Parent Statutory Approvals or Company Statutory Approvals whose unavailability would not (i) have a Parent Material Adverse Effect, or (ii) result in Parent or its subsidiaries failing to meet the standards for licensing, suitability or character under any Gaming Laws relating to the conduct of Parent's or the Company's business which (after taking into account the anticipated impact of such failure to so meet such standards on other authorities) would reasonably be expected to have a Parent Material Adverse Effect (after giving effect to the Merger);

          (c)     Consents.  The  Company  shall  have  obtained  the consent or
                  --------
approval to the transactions contemplated by this Agreement of each person from whom such consent or approval is required under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument to which the Company is a party or by which it is bound except where the failure to obtain such consents or approvals would not, in the reasonable opinion of the Parent, individually or in the aggregate, have a Company Material Adverse Effect, or materially affect the consummation of the transactions contemplated hereby; and

          (d) shareholders of the Company owning not more than ten percent (10%) in the aggregate of the Common Stock shall have exercised dissenter's rights pursuant to Article 15 of the Virginia Act.

                                   ARTICLE VII
                                   TERMINATION

     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of the Company):

          (i)     by  mutual  written  consent  of  the  Company  and  Parent;

          (ii) by either the Company or Parent, if the Merger has not been consummated by December 31, 2001 provided that the right to terminate this Agreement under this clause shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure to consummate the Merger by such date;

          (iii) by either the Company or Parent if any judgment, injunction, order or decree of a court or governmental agency or authority of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and nonappealable and was not entered at the request of the terminating party;

          (iv) by either the Company or Parent, if (x) there has been a breach by the other party of any representation or warranty contained in this Agreement which would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable, or prevent or delay the consummation of the Merger beyond December 31, 2001, and which has not been cured in all material respects within 30 days after written notice of such breach by the terminating party, or (y) there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which would reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, as applicable, or prevent or delay the consummation of the Merger beyond December 31, 2001, and which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the terminating party to the other party;

          (v) by the Company if, prior to receipt of the Company Shareholders' Approval, the Company receives a Superior Proposal, resolves to accept such Superior Proposal, and shall have given Parent two days' prior written notice of its intention to terminate pursuant to this provision; provided, however, that such termination shall not be effective until such time as the payment required by Section 5.09(b) shall have been received by Parent;

          (vi) by the Parent, if the board of directors of the Company shall have failed to recommend, or shall have withdrawn, modified or amended in any material respect its approval or recommendation of the Merger or shall have resolved to do any of the foregoing, or shall have recommended another Acquisition Proposal or if the Board of Directors of the Company shall have resolved to accept a Superior Proposal or shall have recommended to the shareholders of the Company that they tender their shares in a tender or an exchange offer commenced by a third party (excluding any affiliate of Parent or any group of which any affiliate of Parent is a member); or

          (vii) by Parent or the Company if the shareholders of the Company fail to approve the Merger at a duly held meeting of shareholders called for such purpose (including any adjournment or postponement thereof);

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section  8.01.  Effect of Termination.  In the event of termination of this
                     ----------------------
Agreement by either Parent or the Company pursuant to Article VII, this Agreement shall forthwith become void and there shall be no liability or further obligation on the part of the Company, Parent, Merger Subsidiary or their respective officers or directors (except as set forth in this Section 8.01, in the second sentence of Section 5.04 and in Section 5.09, all of which shall survive the termination). Nothing in this Section 8.01 shall relieve any party from liability for any breach of any representation, warranty, covenant or agreement of such party contained in this Agreement, except that if the fee provided for in Section 5.09(b) or the fee provided for in Section 5.09(c) becomes payable in accordance therewith, that fee will constitute the exclusive remedy of and the sole amount payable to the party entitled thereto with respect to the event or circumstances in connection with which that fee becomes so payable.

     Section  8.02.  Nonsurvival  of  Representations  and  Warranties.  No
                     --------------------------------------------------
representation, warranty or agreement in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger, and after effectiveness of the Merger neither the Company, Parent, Merger Subsidiary nor any of their respective officers or directors shall have any further obligation with respect thereto except for the agreements contained in Articles I, II and VIII and Section 5.11.

     Section  8.03.  Notices.  All  notices  and  other communications hereunder
                     --------
shall be in writing and shall be considered given upon receipt if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     If  to  the  Company:

          Colonial  Holdings,  Inc.
          10515  Colonial  Downs  Parkway
          New  Kent,  Virginia  23124

          With  a  copy  to:

          Ruben  &  Aronson,  LLP
          3299  K  Street,  N.W.,  Suite  403
          Washington,  D.C.  20007
          Tel:  202-965-3600
          Fax:  202-965-3700
          Attn:  Louis  M.  Aronson

               and

          Hirschler,  Fleicher,  Weinberg,  Cox  &  Allen
          701  E.  Byrd  Street,  15th  Floor
          Richmond,  Virginia  23219
          Tel:  804-771-9500
          Fax:  804-644-0957
          Attn:  James  L.  Weinberg


     If  to  Parent  or  Merger  Subsidiary:

          Jeffrey  P.  Jacobs
          Jacobs  Investments
          1001  North  U.S.  Highway  One  #710
          Jupiter,  Florida  33477
          Tel:  561-575-4006
          Fax:  561-575-1526

     with  a  copy  to:

          Baker  &  Hostetler  LLP
          3200  National  City  Center
          1900  East  Ninth  Street
          Cleveland,  Ohio  44114-3485
          Tel:  216/861-7553
          Fax:  216/696-0740
          Attn:  Edward  G.  Ptaszek,  Jr.


     Section  8.04.  Interpretation.  The  headings  contained in this Agreement
                     ---------------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) "knowledge" shall mean actual knowledge of the executive officers of the Company or Parent, as applicable, and (iii) reference to any Article or Section means such Article or Section hereof.

     Section  8.05.  Miscellaneous.  This Agreement (including the documents and
                     --------------
instruments referred to herein) shall not be assigned by operation of law or otherwise except that Merger Subsidiary may assign its obligations under this Agreement to any other wholly owned subsidiary of Parent subject to the terms of this Agreement, in which case such assignee shall become the "Merger Subsidiary" for all purposes of this Agreement. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF VIRGINIA WITHOUT GIVING EFFECT TO APPLICABLE CONFLICT OF LAWS PRINCIPLES.

     Section  8.06.  Counterparts  This Agreement may be executed in two or more
                     ------------
counterparts, each of which shall be considered to be an original, but all of which shall constitute one and the same agreement.

     Section 8.07.  Amendments; No Waivers. (a)  Any provision of this Agreement
                    -----------------------
may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Subsidiary or, in the case of a waiver, by the party against whom the waiver is to be effective; however, any waiver or amendment shall be effective against a party only if the board of directors of such party approves such waiver or amendment.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section  8.08.  Entire  Agreement.  This  Agreement and the Confidentiality
                     ------------------
Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any person other than the parties hereto any rights or remedies hereunder except for Section 5.11, which is intended for the benefit of the Company's former and present officers, directors, employees and agents, Articles I and II, which are intended for the benefit of the Company's shareholders, including holders of Options, and Section 5.06, which is intended for the benefit of the parties to the agreements or participants in the plans referred to therein.

     Section  8.09.  Severability.  If  any  term  or  other  provision  of this
                     -------------
Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

     Section  8.10.  Specific  Performance.  The  parties  hereto  agree  that
                     ----------------------
irreparable damage would occur if any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 COLONIAL  HOLDINGS,  INC.


                                        /s/  Ian  M.  Stewart
                                 -----------------------------------------
                                 Name:  Ian  M.  Stewart
                                       -----------------------------------
                                 Title: President
                                       -----------------------------------


                                 GAMECO,  INC.


                                        /s/  Jeffrey  P.  Jacobs
                                 -----------------------------------------
                                 Name:  Jeffrey  P.  Jacobs
                                       -----------------------------------
                                 Title: President
                                       -----------------------------------


                                 GAMECO  ACQUISITION,  INC.


                                        /s/  Jeffrey  P.  Jacobs
                                 -----------------------------------------
                                 Name:  Jeffrey  P.  Jacobs
                                       -----------------------------------
                                 Title: President
                                       -----------------------------------


                                        /s/  Jeffrey  P.  Jacobs
                                 -----------------------------------------
                                 Jeffrey  P.  Jacobs

                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

                                 DATED AS OF

                               November 16, 2001

                                     AMONG

                           COLONIAL HOLDINGS, INC.,

                                 GAMECO, INC.

                                     AND

                           GAMECO ACQUISITION, INC.

                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is entered into as of November 16, 2001 by and among Gameco, Inc., a Delaware corporation ("Parent"), Gameco Acquisition, Inc., a Virginia corporation and wholly-owned subsidiary of Parent ("Merger Subsidiary"), Colonial Holdings, Inc., a Virginia corporation (the "Company") and, solely with respect to Section 5.14, Jeffrey P. Jacobs, an individual resident of Florida. Parent, Merger Subsidiary and the Company are referred to collectively herein as the "Parties."

     WHEREAS, the Parties are parties to an Agreement and Plan of Merger dated as of June 11, 2001 (the "Merger Agreement"), which permits any party thereto to terminate the Merger Agreement under specified circumstances if the transactions provided for therein are not consummated on or before December 31, 2001;

     WHEREAS, Parent and Merger Subsidiary have requested an extension of time until no later than April 1, 2002 within which to consummate the transaction; and
     WHEREAS, in light of the Parties' continuing belief that consummation of the transactions contemplated by the Merger Agreement is in the best interests of the Parties and the Company's shareholders, the Parties desire to extend the date by which the transaction may be consummated, subject to the terms and conditions of this Amendment;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

     Section 1. Parent and Merger Subsidiary Representations and Warranties.
                -----------------------------------------------------------
Parent and Merger Subsidiary jointly and severally represent and warrant to the Company that (a) each of Parent and Merger Subsidiary has full corporate power and authority to enter into this Amendment, (b) this Amendment has been approved and adopted by the Boards of Directors of Parent and Merger Subsidiary, and Parent, as the sole stockholder of Merger Subsidiary, and no other corporate or similar proceeding on the part of Parent or Merger Subsidiary is necessary to authorize the execution and delivery of this Amendment, and (c) this Amendment has been duly executed and delivered by each of Parent and Merger Subsidiary and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of Parent and Merger Subsidiary enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles.

     Section 2. Company Representations and Warranties. The Company represents
                --------------------------------------
and warrants to Parent and Merger Subsidiary that (a) the Company has the requisite corporate power and authority to enter into this Amendment, (b) this Amendment has been approved and adopted by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Amendment, and (c) this Amendment has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent and Merger Subsidiary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles.

     Section 3. Amendment.
                ---------

     (a) The parties hereby amend certain sections of the Merger Agreement as follows:

          (i) by deleting the phrase "equal to $1.10" in section 1.04(b) of the Merger Agreement and inserting in lieu thereof the phrase "equal to $1.12;"

          (ii) by deleting the phrase "December 31, 2001" in section 1.08 of the Merger Agreement and inserting in lieu thereof the phrase "April 1, 2002;"

          (iii) by deleting the phrase "December 31, 2001" in section 5.10(c) of the Merger Agreement and inserting in lieu thereof the phrase "April 1, 2002;" and

          (iv) by deleting the phrase "December 31, 2001" in Article VII of the Merger Agreement and inserting in lieu thereof the phrase "April 1, 2002."

     (b) The parties hereby amend and restate section 5.14(a) of the Merger Agreement in its entirety as follows:

          Section 5.14. FUNDING OF CONTINUING OPERATIONS (a) Jacobs shall provide to the Company up to $1,000,000 in working capital from the date of this Agreement through December 31, 2001, which shall be made available to the Company upon the Company's reasonable request and of which a maximum of $600,000 shall be cash and the balance of which, not to exceed $400,000, shall be in the form of forgiveness of fees and expenses payable to Jacobs and/or his affiliates as Jacobs shall determine in his sole discretion. Jacobs shall provide to the Company up to $300,000 in working capital from January 1, 2002 through April 1, 2002, which shall be made available to the Company upon the Company's reasonable request and shall be made in cash. Such working capital shall be provided to the Company in such combination of equity or debt as determined by Jacobs in his sole discretion and, if provided as debt, shall be on the terms incurred by Jacobs, if applicable, or on terms comparable to those of other loans by Jacobs or his affiliates to the Company.

     Section 4. Effect. The Merger Agreement, as amended hereby, remains in full
                ------
force and effect, and all references therein to the "Agreement" refer to the Merger Agreement as amended by this Amendment, except where the context requires otherwise.

                          [Signature page to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.


                    COLONIAL HOLDINGS, INC.

                    By: /s/ Ian M. Stewart
                       -------------------------------------
                    Name: Ian M. Stewart
                         -----------------------------------
                    Title: President
                          ----------------------------------


                    GAMECO, INC.

                    By: /s/ Jeffrey P. Jacobs
                       -------------------------------------
                    Name: Jeffrey P. Jacobs
                         -----------------------------------
                    Title: President
                          ----------------------------------


                    GAMECO ACQUISITION, INC.

                    By: /s/ Jeffrey P. Jacobs
                       -------------------------------------
                    Name: Jeffrey P. Jacobs
                         -----------------------------------
                    Title: President
                          ----------------------------------


                    /s/ Jeffrey P. Jacobs
                    ----------------------------------------
                    Jeffrey P. Jacobs

                                                                   ATTACHMENT II


                                  June 6, 2001




Special Committee of the Board of Directors
Colonial  Holdings,  Inc.
10515  Colonial  Downs  Parkway
New  Kent,  VA  23124

Gentlemen:

     Colonial Holdings, Inc. (the "Company"), Gameco, Inc. ("Parent"), and Gameco Acquisition, Inc., a wholly-owned subsidiary of Parent (the "Merger Sub"), plan to enter into a Merger Agreement (the "Agreement") pursuant to which the Merger Sub will be merged with and into the Company (the "Merger") and the Company will survive as a wholly-owned subsidiary of Parent.

     As proposed in the Agreement, the members of Parent have committed to contribute to Parent an aggregate of 3,165,500 shares of the Company. In addition, Parent has proposed to the Board of Directors of the Company that Parent acquire the shares (the "Public Shares") not owned by Parent for cash consideration of $1.10 per share. You have requested our opinion with respect to the fairness from a financial point of view to the holders of Public Shares in the Merger, as of the date of this letter, of the consideration to be received by them in the Merger.

     BB&T Capital Markets, a subsidiary of Scott & Stringfellow, Inc., as a customary part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We will receive a fee upon the delivery of this opinion and the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of the Company for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

     In developing our opinion, we have, among other things: (1) reviewed the Agreement and discussed with management and representatives of the Company the proposed material terms of the Merger; (2) reviewed, among other public information, the Company's Annual Reports, Forms 10-K, and related financial information for the fiscal years ended December 31, 1997, 1998, 1999, and 2000;
(3) reviewed the Form 10-Q for the quarter ended March 31, 2001; (4) reviewed certain information, including financial forecasts, relating to the business,

Special Committee of the Board of Directors
Colonial  Holdings,  Inc.
June  6,  2001
Page  2


earnings, cash flow, assets and prospects of the Company furnished to us by the Company; (5) conducted discussions with members of senior management of the Company concerning the Company's businesses and prospects; (6) reviewed the historical market prices and trading activity for the Company's common stock and compared such prices and trading activity with those of certain publicly traded companies which we deemed to be relevant; (7) compared the financial position and results of operation of the Company with those of certain publicly traded companies which we deemed to be relevant; (8) compared the proposed financial terms of the Merger with the financial terms of certain other business combinations which we deemed to be relevant; (9) reviewed the premiums paid by the purchaser in other business combinations relative to the closing price one day prior to the announcement, five days prior to the announcement, and thirty days prior to the announcement; (10) analyzed a discounted cash flow scenario of the Company based upon estimates of projected financial performance prepared by the management of the Company; and (11) reviewed other such financial studies and analyses and performed such other investigations and took into account all other matters as we deemed to be material or otherwise necessary to render our Opinion, including our assessment of regulatory, economic, market, and monetary conditions.

     In conducting our review and arriving at our opinion, we discussed with members of management and representatives of the Company the background of the Merger, the reasons and basis for the Merger and the business and future prospects of the Company. We have relied upon and assumed the accuracy and completeness of the information furnished to us by or on behalf of the Company. We have not attempted independently to verify such information, nor have we made any independent appraisal of the assets of the Company. We have further assumed that the financial forecasts provided to us by the Company have been reasonably prepared on a basis reflecting the best judgment and estimate of management and that such forecasts will be realized in the amounts and at the times contemplated. We have taken into account our assessment of general economic, financial, market and industry conditions as they exist and can be evaluated as of the date hereof, as well as our experience in business valuations in general. We have also assumed that, in the course of obtaining regulatory and third party consents for the Merger, no restriction will be imposed that will have a material adverse effect on the future results of operations or financial condition of the Company.

     Our opinion expressed herein was prepared for the use of the Special Committee of the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute a recommendation to the holders of Public Shares as to how they should vote at the stockholders' meeting in connection with the Merger. Our opinion may not be used for any other purpose without our prior written consent. We hereby consent, however, to the inclusion of this opinion as an exhibit to any proxy statement or registration statement distributed in connection with the Merger.

Special Committee of the Board of Directors
Colonial  Holdings,  Inc.
June  6,  2001
Page  3


     On the basis of our analyses and review and in reliance on the accuracy and completeness of the information furnished to us and subject to the conditions and assumptions noted above, it is our opinion that, as of the date hereof, the consideration to be received by the holders of Public Shares in the Merger is fair from a financial point of view to the holders of Public Shares of the Company.

                                 Very  truly  yours,

                                 BB&T  CAPITAL  MARKETS
                                 A division of SCOTT & STRINGFELLOW, INC.


                                 By:     /s/  Matthew  G.  Thompson,  Jr.
                                         --------------------------------
                                 Matthew  G.  Thompson,  Jr.
                                 Managing  Director

                            COLONIAL HOLDINGS, INC.

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  Pursuant to Section 13.1-663 of the Code of Virginia of 1950, as amended, the undersigned shareholder (the "Shareholder") of COLONIAL HOLDINGS, INC., a Virginia corporation (the "Corporation"), hereby appoints Stephen D. Peskoff and Ian M. Stewart, or either of them, with full power of substitution, as proxies to represent and to vote all shares of the Common Stock of the Corporation owned by the Shareholder (together the "Shares"), as directed below at the Special Meeting of Shareholders of the Corporation to be held at 1:00 p.m., on Thursday, January 3, 2002, at Colonial Downs Racetrack, 10515 Colonial Downs Parkway, New Kent, Virginia, and all adjournments thereof (the "Special Meeting"), as if the Shareholder were present in person and voting at the Special Meeting. Any proxy heretofore given by the Shareholder for the Special Meeting is hereby revoked.


  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1 BELOW.

     1. The Proposal, as described in the Notice of Special Meeting of Shareholders and Proxy Statement dated, __________, 2001, previously delivered to the Shareholder (the "Notice"), and specifically the approval of the Agreement and Plan of Merger, dated as of June 11, 2001, as amended November 16, 2001, among the Corporation, Gameco, Inc., Gameco Acquisition, Inc. and Jeffrey
P. Jacobs described in and a copy of which accompanies the Notice (the "Merger Agreement"), in substantially the same form and substance as the copy accompanying the Notice:

          FOR [_]                 AGAINST [_]                   ABSTAIN [_]

     2. In the event it becomes necessary, a motion to adjourn the Special Meeting to another time and/or place (for the purpose of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the Merger Agreement).

          FOR [_]                 AGAINST [_]                   ABSTAIN [_]

     3. In their discretion, the proxies are authorized to vote the Shares upon such other business as may properly come before the Special Meeting.

          FOR [_]                 AGAINST [_]                   ABSTAIN [_]

     The Shareholder acknowledges having received and reviewed prior to the Special Meeting the Merger Agreement. If this proxy is executed, but no direction is provided as to how the shareholder desires to vote under either of the foregoing proposals, the proxy shall be deemed voted "FOR" the proposal where no direction is provided.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE RECORDS OF THE CORPORATION. IF HELD JOINTLY, BOTH JOINT TENANTS MUST SIGN. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, INCLUDING AS TRUSTEE OR CUSTODIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. IF A PARTNERSHIP OR LIMITED LIABILITY COMPANY, PLEASE SIGN IN THE PARTNERSHIP'S OR COMPANY'S NAME BY AN AUTHORIZED PERSON.


______________________________________
Signature

______________________________________
Title (if signed by representative)


______________________________________
Additional Signature (if held jointly)

Date:  _____________________


______________________________________
Print Shareholder Name(s)

Please sign, date and return the proxy card promptly using the enclosed postage prepaid envelope.